Execution Version

AGREEMENT AND PLAN

OF

MERGER

FIRST CITIZENS BANCSHARES, INC.

FIRST-CITIZENS BANK & TRUST COMPANY

FC MERGER SUBSIDIARY VII, INC.

and

ENTEGRA FINANCIAL CORP.

April 23, 2019

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EXHIBIT A – FORM OF ENTEGRA VOTING AGREEMENT

ii

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of the 23rd day of April, 2019, is made and entered into by and among First Citizens BancShares, Inc., a Delaware corporation (“BancShares”); First-Citizens Bank & Trust Company, a North Carolina chartered commercial bank and direct, wholly owned subsidiary of BancShares (“FCB”); FC Merger Subsidiary VII, Inc., a North Carolina corporation and direct, wholly owned subsidiary of FCB (“Merger Sub”); and Entegra Financial Corp., a North Carolina corporation (the “Company”), under authority of resolutions of their respective boards of directors duly adopted.

R E C I T A L S

A.                  The board of directors of each of BancShares, FCB, Merger Sub, and the Company has determined that this Agreement and the transactions contemplated hereby are advisable and in the best interests of BancShares, FCB, Merger Sub, and the Company, respectively, and their respective shareholders.

B.                  Concurrently with the execution and delivery of this Agreement, (i) the Company is terminating that certain Agreement and Plan of Merger, dated as of January 15, 2019, by and among SmartFinancial, Inc. (“SmartFinancial”), CT Merger Sub, Inc., and the Company (the “SmartFinancial Merger Agreement”) in accordance with Section 9.1(l) of the SmartFinancial Merger Agreement, and (ii) on behalf of the Company, BancShares will pay in full the Termination Fee (as defined in Section 9.3(a) of the SmartFinancial Merger Agreement) to SmartFinancial pursuant to Section 9.3(c) of the SmartFinancial Merger Agreement (the “SmartFinancial Termination Fee”).

C.                  As a material inducement for BancShares, FCB, and Merger Sub to enter into this Agreement, certain holders of Company Common Stock (as defined below), in their capacity as shareholders of the Company, have entered into Voting Agreements dated as of the date hereof and substantially in the form attached hereto as Exhibit A pursuant to which such Persons have agreed, among other things and subject to the terms and conditions set forth therein, to vote their shares of Company Common Stock in favor of approval of this Agreement and the transactions contemplated hereby.

NOW, THEREFORE, for and in consideration of the foregoing, the mutual covenants, representations, warranties, and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

ARTICLE I
DEFINITIONS

Section 1.1               Certain Definitions. For purposes of and as used in this Agreement, the terms defined below shall, when capitalized, have the indicated meanings.

“Acquisition Proposal” means, with respect to the Company, any inquiry, indication, proposal, solicitation, or offer, or the filing of any regulatory application, notice, waiver, or request (whether in draft or final form), from or by any Person relating to (i) any direct or indirect sale, acquisition, purchase, lease, exchange, mortgage, pledge, transfer, or other disposition of 20% or more of the consolidated assets of the Company and its Subsidiaries, in a single transaction or series of related transactions; (ii) any tender offer (including a self-tender) or exchange offer with respect to, or direct or indirect purchase or acquisition of, 20% or more of any class of equity or voting securities of the Company or any of its Subsidiaries; or (iii) any merger, share exchange, consolidation, business combination, reorganization, recapitalization, or similar transaction involving such Party or any of its Subsidiaries, in each case other than the transactions contemplated by this Agreement.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with such Person. For this purpose, the terms “controls,” “controlled by,” and “under common control with” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

“BancShares Benefit Plan” means any pension, retirement, salary continuation, stock option, restricted stock, stock purchase, stock ownership, savings, stock appreciation right, profit sharing, deferred compensation, consulting, bonus, group insurance, disability, severance, change of control, fringe benefit, incentive, cafeteria or Code Section 125, welfare, or other benefit plan, contract, agreement, or arrangement, including without limitation “employee benefit plans” as defined in Section 3(3) of ERISA, any incentive or welfare policies, contracts, plans, or arrangements, including split dollar life insurance arrangements, and all trust agreements and funding arrangements related thereto, which are or have been maintained, sponsored, or contributed to (or required to be contributed to) by BancShares or FCB or an ERISA Affiliate for the benefit of or with respect to any present or former directors, officers, employees, independent contractors, or consultants of BancShares or FCB or any of their respective Subsidiaries, or any spouse or dependent of any such Person, or under which BancShares or FCB or an ERISA Affiliate has or may have any Liability, including any plans offered to employees of BancShares or FCB, or any of their Subsidiaries, with respect to which BancShares or FCB or an ERISA Affiliate has claimed or is claiming the safe harbor for “voluntary plans” under ERISA for group and group-type insurance arrangements.

“BancShares Class A Common Stock” means the Class A common stock, par value $1.00 per share, of BancShares.

“BancShares Class B Common Stock” means the Class B common stock, par value $1.00 per share, of BancShares.

“BancShares Common Stock” means, collectively, the BancShares Class A Common Stock and the BancShares Class B Common Stock.

“BancShares IT Systems” means all material information technology and computer systems, components, equipment, and facilities (including without limitation any software, information technology or telecommunications hardware or equipment, network, or website) owned, operated, licensed, or controlled by or on behalf of BancShares or FCB or any of their Subsidiaries, or otherwise necessary for or material to the conduct of the business of BancShares or FCB or any of their Subsidiaries.

“BancShares Parties” means, collectively, BancShares, FCB, and Merger Sub.

“BancShares Preferred Stock” means the Preferred Stock, par value $0.01 per share, of BancShares.

“BancShares Stock” means, collectively, the BancShares Common Stock and the BancShares Preferred Stock.

“Bank” means Entegra Bank, a North Carolina-chartered bank and direct, wholly owned subsidiary of the Company.

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“Bank Stock” means the common stock, no par value, of Bank.

“BHCA” means the Bank Holding Company Act of 1956, as amended (12 U.S.C. § 1841 et seq.).

“Book-Entry Shares” means shares of Company Common Stock which immediately prior to the Effective Time are non-certificated.

“Business Day” means Monday through Friday of each week, excluding legal holidays recognized as such by the United States government and any day on which banking institutions in Raleigh, North Carolina or Franklin, North Carolina are authorized or obligated to close.

“Certificate” means a certificate which immediately prior to the Effective Time represents shares of Company Common Stock.

“Company Common Stock” means the common stock, no par value, of the Company.

“Company Data” means all information, data, and records owned, licensed, maintained, or possessed by, or in the custody or under the control of, the Company or the Bank or any of their Subsidiaries. Company Data includes, without limitation, “nonpublic personal information” (as defined in 15 U.S.C. § 6809(4)) of customers of the Bank, financial information, payment cardholder data, and any information, data, or records stored, communicated, transmitted, or otherwise processed on the Company IT Systems.

“Company Equity Award” means a Company Option or Company RSU Award.

“Company Information Security Incident” means any actual or reasonably suspected (i) unauthorized or accidental access to or loss, use, disclosure, modification, destruction, or acquisition of any Company Data or (ii) compromise to the security, integrity, or availability of the Company IT Systems that has resulted in or would reasonably be expected to result in (A) a material and adverse impact on the business operations of the Company or the Bank or any of their Subsidiaries or (B) unauthorized access to or acquisition of or misuse of data maintained, processed, or communicated on the Company IT Systems.

“Company IT Systems” means all information technology and computer systems, components, equipment, and facilities (including without limitation any software, information technology or telecommunications hardware or equipment, network, or website) owned, operated, licensed, or controlled by or on behalf of the Company or the Bank or any of their Subsidiaries, or otherwise necessary for or material to the conduct of the business of the Company or the Bank or any of their Subsidiaries.

“Company Loan Property” means any property in which the Company or a Subsidiary of the Company holds a security interest, and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

“Company Option” means an option to purchase or acquire shares of Company Common Stock granted under the Entegra Financial Corp. 2015 Long-Term Stock Incentive Plan, as amended.

“Company Participation Facility” means any facility in which the Company or a Subsidiary of the Company participates in the management thereof (including all property held as trustee or in any other fiduciary capacity), and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

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“Company Parties” means, collectively, the Company and the Bank.

“Company Preferred Stock” means the preferred stock, no par value, of the Company, including without limitation the Company Series A Preferred Stock.

“Company RSU Award” means a restricted stock unit award in respect of shares of Company Common Stock granted under the Entegra Financial Corp. 2015 Long-Term Stock Incentive Plan, as amended.

“Company Series A Preferred Stock” means the Junior Participating Preferred Stock, Series A, no par value, of the Company.

“Company Stock” means, collectively, the Company Common Stock and the Company Preferred Stock.

“Confidentiality Agreement” means that certain Confidentiality Agreement dated March 27, 2019, between BancShares and the Company.

“Contract” means any contract, lease, deed, deed of trust, mortgage, license, instrument, note, commitment, undertaking, indenture, or other agreement or legally binding understanding or arrangement, whether written or oral.

“Disclosure Memoranda” means, collectively, the BancShares Disclosure Memorandum and the Company Disclosure Memorandum.

“Environmental Law” means any Law relating to (i) pollution, the protection, preservation, remediation, or restoration of the indoor or outdoor environment, human health and safety, or natural resources, (ii) the handling, use, storage, recycling, treatment, generation, transportation, processing, production, presence, disposal, release, or threatened release of or exposure to any Hazardous Substance or (iii) any injury or threat of injury to persons or property in connection with any Hazardous Substance. The term Environmental Law includes, without limitation, (i) the following statutes, as amended, any successors thereto, and any regulations promulgated pursuant thereto, and any state or local statutes, ordinances, rules, regulations, and the like addressing similar matters: the Comprehensive Environmental Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act of 1986, as amended, 42 U.S.C. § 9601 et seq.; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. § 6901 et seq.; the Clean Air Act, as amended, 42 U.S.C. § 7401 et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. § 1251 et seq.; the Toxic Substances Control Act, as amended, 15 U.S.C. § 2601 et seq.; the Emergency Planning and Community Right to Know Act, 42 U.S.C. § 1101 et seq.; the Safe Drinking Water Act, 42 U.S.C. § 300f et seq.; and the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq., and (ii) any common Law that may impose liability (including without limitation strict liability) or obligations for injuries or damages due to the presence of or exposure to any Hazardous Substance.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any Person that is considered one employer with a Party or any of such Party’s Subsidiaries under Section 4001(b)(1) of ERISA or Section 414 of the Code.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Shares” means shares of Company Common Stock that, immediately prior to the Effective Time, are owned or held, other than in a bona fide fiduciary or agency capacity, by BancShares, FCB, Merger Sub, or the Company, or any Subsidiary of BancShares, FCB, Merger Sub, or the Company, including shares of Company Common Stock held by the Company as treasury stock.

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“FCB Stock” means the common stock, par value $100.00 per share, of FCB.

“FDIC” means the Federal Deposit Insurance Corporation.

“Federal Reserve” means the Board of Governors of the Federal Reserve System.

“GAAP” means accounting principles generally accepted in the United States.

“Governmental Entity” means any federal, state, provincial, local, or foreign court, agency, arbitrator, mediator, tribunal, commission, governmental or regulatory authority, or other governmental or administrative body, instrumentality, or authority, including without limitation the SEC, the Federal Trade Commission, the United States Department of Justice, the United States Department of Labor, the IRS, the Federal Reserve, the FDIC, and the NCCOB.

“Hazardous Substance” means any and all substances (whether solid, liquid, or gas) that (i) are defined, listed, designated, classified, or otherwise regulated as pollutants, hazardous or toxic wastes, hazardous or toxic substances, hazardous or toxic materials, extremely hazardous or toxic wastes, flammable or explosive materials, radioactive materials, or words of similar meaning or regulatory effect under any present or future Environmental Law or (ii) may have a negative impact on human health or the environment. The term Hazardous Substance includes, without limitation, oil, petroleum and petroleum products, asbestos and asbestos-containing materials, urea formaldehyde foam insulation, polychlorinated biphenyls, lead, radon, radioactive materials, flammables and explosives, mold, mycotoxins, microbial matter, and airborne pathogens (naturally occurring or otherwise).

“Intellectual Property” means (i) all inventions, whether or not patentable and whether or not reduced to practice, and all improvements thereon, and all patents, patent applications, and patent disclosures, together with all re-issues, continuations, continuations-in-part, divisions, extensions, and re-examinations thereof; (ii) all trademarks, whether registered or unregistered, service marks, logos, domain names, rights in or to Internet web sites, and corporate, fictitious, assumed, and trade names; (iii) all copyrights, whether registered or unregistered, and all applications, registrations, and renewals relative thereto; (iv) all datasets, databases, and related information and documentation; (v) all trade secrets and proprietary know-how; and (vi) any and all other intellectual property and proprietary rights.

“IRS” means the United States Internal Revenue Service.

“Knowledge” means (i) with respect to BancShares, the actual knowledge after reasonable inquiry of those individuals set forth on Section 1.1 of the BancShares Disclosure Memorandum and (ii) with respect to the Company, the actual knowledge after reasonable inquiry of those individuals set forth on Section 1.1 of the Company Disclosure Memorandum.

“Laws” means any and all federal, state, provincial, local, and foreign laws, constitutions, common law principles, ordinances, codes, statutes, judgments, determinations, injunctions, decrees, orders, rules, and regulations.

“Liability” means any debt, liability, commitment, or obligation of any kind, character, or nature whatsoever (whether accrued, contingent, absolute, known, unknown, or otherwise and whether due or to become due).

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“Lien” means any lien, claim, attachment, garnishment, imperfection of title, defect, pledge, mortgage, deed of trust, hypothecation, security interest, charge, option, restriction, easement, reversionary interest, right of refusal, voting trust arrangement, buy-sell agreement, preemptive right, or other adverse claim, encumbrance, or right of any nature whatsoever.

“Loan” means a loan, commitment, lease, advance, credit enhancement, guarantee, or other extension of credit or borrowing arrangement.

“Material Adverse Effect” means, with respect to BancShares or the Company, as the case may be, an effect, circumstance, occurrence, event, development, or change that, individually or in the aggregate with one or more other effects, circumstances, occurrences, events, developments, or changes, (i) has had, or would reasonably be expected to have, a material and adverse effect on the business, properties, assets, liabilities, financial condition, operations, or results of operations of such Party and its Subsidiaries taken as a whole or (ii) prevents or materially impedes the consummation by such Party of the transactions contemplated by this Agreement; provided, however, that, with respect to clause (i), the term Material Adverse Effect shall not be deemed to include the impact of any effect, circumstance, occurrence, event, development, or change resulting from (A) changes after the date of this Agreement in Laws of general applicability that apply to insured depository institutions and/or registered bank holding companies generally, or interpretations thereof by Governmental Entities, (B) changes after the date of this Agreement in GAAP or regulatory accounting requirements applicable to insured depository institutions and/or registered bank holding companies generally, (C) changes in economic conditions, or changes in global, national, or regional political or market conditions (including changes in prevailing interest or exchange rates), in either case affecting the banking and financial services industry generally, (D) actions and omissions of BancShares and the Company required under this Agreement or taken or omitted with the prior written consent of the Company (in the case of actions and omissions by BancShares) or BancShares (in the case of actions and omissions by the Company), (E) any failure by BancShares or the Company, in and of itself, to meet any internal or published industry analyst projections, forecasts, or estimates of revenue, earnings, or other financial or operating metrics for any period (it being expressly agreed that any facts or circumstances giving rise to or contributing to any such failure that are not otherwise excluded from the definition of Material Adverse Effect may be taken into account in determining whether there exists or has occurred a Material Adverse Effect), (F) changes, in and of themselves, in the trading price or trading volume of the BancShares Common Stock or the Company Common Stock (it being expressly agreed that any facts or circumstances giving rise to or contributing to any such changes that are not otherwise excluded from the definition of Material Adverse Effect may be taken into account in determining whether there exists or has occurred a Material Adverse Effect), or (G) the entry into or the announcement, or pendency of this Agreement or the transactions contemplated hereby, including (i) by reason of the identity of BancShares or its Affiliates, (ii) by reason of any communication by BancShares or any of its Affiliates regarding the plans or intentions of BancShares or its Affiliates with respect to the conduct of the business of the Company or its Subsidiaries following the Closing, and (iii) the impact of any of the foregoing on any relationships, contractual or otherwise, with customers, employees, suppliers, vendors, business partners, or other third parties; provided that effects, circumstances, occurrences, events, developments, and changes resulting from the changes or other matters described in clauses (A), (B), and (C) shall not be excluded in determining whether there exists or has occurred a Material Adverse Effect to the extent of any materially disproportionate impact they have on the subject Party and its Subsidiaries taken as a whole as measured relative to similarly situated companies in the banking and financial services industry.

“Merger Sub Common Stock” means the common stock, no par value, of Merger Sub.

“Mergers” means, collectively, the Merger and the Second Step Merger.

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“Nasdaq” means The Nasdaq Capital Market.

“NC Banking Laws” means Chapter 53 and Chapter 53C of the North Carolina General Statutes Annotated (N.C. Gen. Stat. Ann. § 53-1.1 et seq. and N.C. Gen. Stat. Ann. § 53C-1-1 et seq.).

“NCBCA” means the North Carolina Business Corporation Act, N.C. Gen. Stat. Ann. § 55-1-01 et seq.

“NCCOB” means the North Carolina Office of the Commissioner of Banks.

“Parties” means, collectively, BancShares, FCB, Merger Sub, and the Company.

“Permitted Liens” means (i) liens for Taxes not yet delinquent or the amount of which or the liability therefor (or both) is being diligently contested in good faith by appropriate proceedings and with respect to which adequate reserves for the payment of such Taxes have been established in accordance with GAAP and applicable regulatory accounting requirements; (ii) mechanics’, carriers’, workers’, repairers’, and similar inchoate liens arising or incurred in the ordinary course of business for amounts which are not delinquent or are being diligently contested in good faith by appropriate proceedings and with respect to which adequate reserves for the payment thereof have been established in accordance with GAAP and applicable regulatory accounting requirements; (iii) zoning, entitlement, building, and other land use regulations imposed by Governmental Entities having jurisdiction over the subject Person’s owned or leased real property, which are not violated by the current use and operation of such real property; (iv) covenants, conditions, restrictions, easements, and other similar non-monetary matters of record affecting title to the subject Person’s owned or leased real property, which do not materially impair the occupancy or use of such real property for the purpose(s) for which it is currently used in connection with such Person’s business; (v) any right of way or easement related to public roads and highways, which does not materially impair the occupancy or use of such real property for the purpose(s) for which it is currently used in connection with the subject Person’s business; and (vi) inchoate liens arising or incurred in the ordinary course of business under workers’ compensation, unemployment insurance, social security, retirement, and similar legislation for amounts that are not delinquent.

“Person” means an individual, a corporation, a limited liability company, a partnership, an association, a trust, and any other entity or organization, whether or not incorporated, including without limitation any Governmental Entity.

“Personal Information” means any information relating to an identified or identifiable natural person to the extent such information is owned, licensed, maintained, or possessed by, or in the custody or under the control of, a Party or any of its Subsidiaries. The term Personal Information includes, without limitation, any personally identifiable financial information, cardholder data, or other information specifically defined, identified, protected, or regulated by or under any Privacy Law.

“Privacy Laws” means all Laws relating to the privacy, confidentiality, protection, or security of Personal Information or the BancShares IT Systems or the Company IT Systems, as applicable. The term Privacy Laws includes, without limitation, (i) Title V (Privacy) of the Gramm-Leach-Bliley Act (“GLBA”) (15 U.S.C. §§ 6801-6827) and all implementing regulations promulgated thereunder; (ii) the Fair Credit Reporting Act, as amended, 15 U.S.C. § 1681 et seq. (the “FCRA”), and all regulations implementing the FCRA; and (iii) all Laws concerning financial privacy, data breach notification, information security safeguards, the secure disposal of records containing Personal Information, and the transmission of marketing or commercial messages through any means (including without limitation via email or text message). The term Privacy Laws shall also include the Payment Card Industry (“PCI”) Data Security Standard and any other applicable security standards, requirements, or assessment procedures published by the PCI Security Standards Council in connection with a PCI Security Standards Council program.

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“Proxy Statement” means the proxy statement prepared by the Company to solicit the approval of this Agreement and the transactions contemplated hereby by the shareholders of the Company.

“Regulation O” means Regulation O of the Federal Reserve (12 C.F.R. Part 215).

“Remedial Action” means offering, negotiating, committing to, and effecting, by agreement, consent decree, hold separate order or otherwise, (i) the sale, divestiture, license, or other disposition of any deposits, loans, branches, or operations; or (ii) the changing or modifying any course of conduct regarding future operations of a Party, its Subsidiaries or Affiliates (including, without limitation, the Surviving Corporation and the Surviving Bank after the Merger).

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Subsidiary” means any corporation, limited liability company, partnership, joint venture, trust, or other entity in which a Party or any of its Subsidiaries has, directly or indirectly, an equity or ownership interest representing 50% or more of any class of the capital stock thereof or other equity or ownership interests therein.

“Superior Proposal” means any bona fide written Acquisition Proposal which the board of directors of the Company determines, in good faith, after taking into account all legal, financial, regulatory, and other aspects of the proposal (including without limitation the amount, form, and timing of payment of consideration, the financing thereof, any associated break-up or termination fees, including those provided for in this Agreement, expense reimbursement provisions, and all conditions to consummation) and the Person making the proposal, and after consulting with its financial advisor (which shall be a nationally recognized investment banking firm) and outside legal counsel, is (i) more favorable from a financial point of view to the Company’s shareholders than the transactions contemplated by this Agreement and (ii) reasonably likely to be timely consummated on the terms set forth; provided, however, that for purposes of this definition of Superior Proposal, references to “20% or more” in the definition of Acquisition Proposal shall be deemed to be references to “more than 50%.”

“Tax” or “Taxes” means any and all federal, state, provincial, local, and foreign taxes, including without limitation (i) any income, profits, alternative or add-on minimum, gross receipts, sales, use, value-added, ad valorem, transfer, franchise, license, withholding, payroll, employment, unemployment, excise, severance, stamp, occupation, net worth, premium, real property, personal property, vehicle, airplane, boat, vessel, or other title or registration, environmental, or windfall profit tax, custom, or duty, or any other tax, fee, assessment, levy, tariff, or charge of any kind whatsoever, together with any interest or penalty, addition to tax, or other additional amount imposed by any Governmental Entity or other Person responsible for the imposition or collection of any such tax, and (ii) any Liability for the payment of any amounts of the type described in clause (i) above as a result of any express or implied agreement or obligation to indemnify any other Person or any contractual arrangement or agreement.

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“Tax Benefits Plan” means the Tax Benefits Preservation Plan dated November 16, 2015, by and between the Company and Computershare Trust Company, N.A., as amended from time to time.

“Tax Return” means any return (including any amended return), declaration, or other report, including without limitation elections, claims for refunds, schedules, estimates, and information returns and statements, with respect to any Taxes (including estimated Taxes).

“TPS Documents” means, collectively, all agreements, documents, and instruments governing or related to the TPS Trust, the Trust Debentures, or the Trust Preferred Securities.

“TPS Trust” means Macon Capital Trust I, a statutory trust created under the laws of the State of Delaware, all of the common securities of which are held by the Company.

“Trust Debentures” means those certain Floating Rate Junior Subordinated Notes due 2034 issued by the Company to the TPS Trust on or about December 30, 2003.

“Trust Preferred Securities” means those certain preferred securities issued by the TPS Trust on or about December 30, 2003.

“USA PATRIOT Act” means the USA PATRIOT Act of 2001, as amended.

Section 1.2               Other Definitions. Capitalized terms used in this Agreement and not defined in Section 1.1, but otherwise defined in this Agreement, shall have the meanings otherwise ascribed thereto.

ARTICLE II
THE MERGERS

Section 2.1               The Merger.

(a)                General. Subject to and upon the terms and conditions set forth in this Agreement, at the Effective Time (as defined below), Merger Sub shall be merged with and into the Company in accordance with, and with the effects provided in, this Agreement and applicable provisions of the NCBCA (the “Merger”). At the Effective Time, which shall be at 11:59 PM on the Closing Date, the separate corporate existence of Merger Sub shall cease and the Company shall continue, as the surviving corporation of the Merger, as a corporation incorporated under the laws of the State of North Carolina (the Company in such capacity as the surviving corporation of the Merger is sometimes referred to herein as the “Interim Surviving Company”).

(b)                Effective Time. Prior to or at the Closing, and in order to effect the Merger, Merger Sub and the Company shall duly execute and deliver articles of merger for filing with the North Carolina Secretary of State (the “Articles of Merger”), such Articles of Merger to be in such form and of such substance as is consistent with applicable provisions of the NCBCA and otherwise mutually agreed upon by Merger Sub and the Company. The Merger shall become effective on 11:59 PM on such date as set forth in the Articles of Merger (the date and time the Merger becomes effective being referred to in this Agreement as the “Effective Time”).

(c)                Effects of the Merger. The Merger shall have the effects set forth in this Agreement and applicable provisions of the NCBCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all property, rights, interests, privileges, powers, and franchises of Merger Sub shall vest in the Interim Surviving Company, and all debts, liabilities, obligations, restrictions, disabilities, and duties of Merger Sub shall become and be debts, liabilities, obligations, restrictions, disabilities, and duties of the Interim Surviving Company.

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(d)                Articles of Incorporation, Bylaws, and Name of Interim Surviving Company. The articles of incorporation and bylaws of the Company, in each case as amended and/or restated and in effect immediately prior to the Effective Time, shall at and after the Effective Time be the articles of incorporation and bylaws of the Interim Surviving Company until such time as the same shall be amended in accordance with applicable Law. The legal name of the Interim Surviving Company shall be “Entegra Financial Corp.”

(e)                Directors and Officers of Interim Surviving Company. The directors and officers of Merger Sub as of immediately prior to the Effective Time shall, at and after the Effective Time, be the directors and officers, respectively, of the Interim Surviving Company, such individuals to serve in such capacities until such time as their successors shall have been duly elected or appointed and qualified or until their earlier death, resignation, or removal from office.

Section 2.2               The Second Step Merger.

(a)                General. As soon as reasonably practicable following the Effective Time, BancShares shall cause the Interim Surviving Company to be, and the Interim Surviving Company shall be, merged with and into FCB in accordance with, and with the effects provided in, this Agreement and applicable provisions of the NCBCA (the “Second Step Merger”). At the Second Step Effective Time (as defined below), the separate corporate existence of the Interim Surviving Company shall cease and FCB shall continue, as the surviving corporation of the Second Step Merger, as a corporation chartered under the laws of the State of North Carolina (FCB in such capacity as the surviving corporation of the Second Step Merger is sometimes referred to herein as the “Surviving Corporation”).

(b)                Second Step Effective Time. In order to effect the Second Step Merger, FCB and the Interim Surviving Company shall duly execute and deliver articles of merger for filing with the North Carolina Secretary of State (the “Second Step North Carolina Articles of Merger”), such Second Step North Carolina Articles of Merger to be in such form and of such substance as is consistent with applicable provisions of the NCBCA and otherwise mutually agreed upon by FCB and the Interim Surviving Company. The Second Step Merger shall become effective on the date following the Effective Time at 12:01 AM as set forth in the Second Step North Carolina Articles of Merger (the date and time the Second Step Merger becomes effective being referred to in this Agreement as the “Second Step Effective Time”).

(c)                Effects of the Second Step Merger. The Second Step Merger shall have the effects set forth in this Agreement and applicable provisions of the NCBCA. Without limiting the generality of the foregoing, and subject thereto, at the Second Step Effective Time, all property, rights, interests, privileges, powers, and franchises of the Interim Surviving Company shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities, and duties of the Interim Surviving Company shall become and be debts, liabilities, obligations, restrictions, disabilities, and duties of the Surviving Corporation.

(d)                Cancellation of Interim Surviving Company Stock. Each share of common stock, no par value, of the Interim Surviving Company, as well as each share of any other class or series of capital stock of the Interim Surviving Company, in each case that is issued and outstanding immediately prior to the Second Step Effective Time, shall, at the Second Step Effective Time, solely by virtue and as a result of the Second Step Merger and without any action on the part of any holder thereof, automatically be cancelled and retired for no consideration and shall cease to exist.

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(e)                FCB Stock. The shares of FCB stock issued and outstanding immediately prior to the Second Step Effective Time shall not be affected by the Second Step Merger, and, accordingly, each share of FCB stock issued and outstanding immediately prior to the Second Step Effective Time shall, at and after the Second Step Effective Time, remain issued and outstanding.

(f)                 Charter, Bylaws, and Name of Surviving Corporation. The charter and bylaws of FCB, in each case as amended and/or restated and in effect immediately prior to the Second Step Effective Time, shall at and after the Second Step Effective Time be the charter and bylaws of the Surviving Corporation until such time as the same shall be amended in accordance with applicable Law. The name of the Surviving Corporation shall be “First-Citizens Bank & Trust Company.”

(g)                Directors and Officers of Surviving Corporation. The directors and officers of FCB as of immediately prior to the Second Step Effective Time shall, at and after the Second Step Effective Time, continue as the directors and officers, respectively, of the Surviving Corporation, such individuals to serve in such capacities until such time as their successors shall have been duly elected or appointed and qualified or until their earlier death, resignation, or removal from office.

Section 2.3               Merger Sub Shareholder Approval. Prior to or as soon as reasonably practicable following the approval of this Agreement and the Merger by the shareholders of the Company in accordance with the articles of incorporation and bylaws of the Company and applicable Law, FCB shall approve this Agreement and the transactions contemplated hereby as the sole shareholder of Merger Sub in accordance with the articles of incorporation and bylaws of Merger Sub and applicable Law.

Section 2.4               Closing. Subject to the satisfaction or waiver (subject to applicable Law) of the conditions precedent set forth in ARTICLE VIII hereof (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver (subject to applicable Law) of such conditions at the Closing), the closing of the transactions contemplated by this Agreement, including the Merger and the Second Step Merger (the “Closing”), shall take place at the offices of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P., 150 Fayetteville Street, Suite 2300, Raleigh, North Carolina 27601, at 10:00 a.m. Eastern Time on such date as shall be designated by BancShares, provided that such date shall be not more than 30 days after the satisfaction or waiver (subject to applicable Law) of all of the conditions precedent set forth in ARTICLE VIII hereof (other than those conditions that by their nature are to be satisfied at the Closing), or at such other place, at such other time, or on such other date as the Parties may otherwise agree. Notwithstanding the foregoing, the Parties expressly agree that the Closing may take place by the electronic, facsimile, and/or overnight courier exchange of executed documents. The actual date on which the Closing shall occur is referred to in this Agreement as the “Closing Date.”

Section 2.5               The Bank Merger. Simultaneously with the Parties’ execution of this Agreement, FCB and the Bank have executed and delivered an agreement and plan of merger dated the date hereof (the “Bank Merger Agreement”), which provides for the merger of the Bank with and into FCB immediately following the Second Step Merger in accordance with the terms and conditions of, and with the effects provided by, the Bank Merger Agreement and applicable provisions of the NC Banking Laws and the NCBCA (the “Bank Merger”). FCB will be the banking corporation to survive the Bank Merger (FCB in such capacity as the surviving banking corporation of the Bank Merger is sometimes referred to herein as the “Surviving Bank”), and at the effective time of the Bank Merger, the separate corporate existence of the Bank will cease. Prior to or as soon as reasonably practicable following the approval of this Agreement and the Merger by the shareholders of the Company in accordance with the charter and bylaws of the Company and applicable Law, BancShares shall approve the Bank Merger Agreement as the sole shareholder of FCB and the Company shall approve the Bank Merger Agreement as the sole shareholder of the Bank. Prior to or at the Closing, BancShares will cause FCB to execute and deliver and the Company will cause the Bank to execute and deliver such articles of merger and other documents and certificates as are necessary or appropriate to effectuate the Bank Merger (the “Bank Merger Certificates”).

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ARTICLE III
MERGER CONSIDERATION

Section 3.1               Conversion of Company Common Stock. Subject to the other provisions of this ARTICLE III, solely by virtue and as a result of the Merger, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than Excluded Shares) shall at the Effective Time, automatically and without any action on the part of the holder(s) thereof, be converted into and canceled in exchange for the right to receive cash from BancShares in the amount of $30.18, subject to adjustment as provided in Section 3.7 below (the “Merger Consideration”).

Section 3.2               Exchange Procedures.

(a)                Deposit with Exchange Agent. At or prior to the Closing, BancShares shall deliver or cause to be delivered to an exchange agent mutually agreed upon by BancShares and the Company, which the Parties agree in advance may be BancShares’ customary stock transfer agent (the “Exchange Agent”), for the benefit of holders of Company Common Stock (other than holders of Excluded Shares) cash in an amount sufficient to make payment in respect of the Company Common Stock issued and outstanding immediately prior to the Effective Time (other than Excluded Shares) as provided in Section 3.1 above and cash in an amount sufficient to pay holders of Company RSU Awards that will be receiving Company Common Stock at the Effective Time. Pending disbursement of the Merger Consideration to the holders of Company Common Stock, BancShares may direct the Exchange Agent to invest such cash in obligations of or guaranteed by the United States of America, in commercial paper obligations receiving the highest rating from Standard & Poor’s Corporation, in money market funds which are invested solely as provided above, in certificates of deposit of or other deposit accounts in domestic commercial banks (including BancShares, and provided that such accounts are designated by the depository banks as containing funds held by the Exchange Agent for the benefit of BancShares and the former holders of Company Common Stock), or in such other investments as to which BancShares and the Exchange Agent shall agree (collectively, the “Permitted Investments”), any of which Permitted Investments shall have a maturity that will not prevent or delay payments to be made pursuant to this ARTICLE III. All interest, dividends or other income on the invested funds shall belong solely to BancShares. If for any reason (including losses on invested funds) the funds held by the Exchange Agent are inadequate to pay the amounts to which the holders of Company Common Stock shall be entitled under this ARTICLE III, BancShares shall be liable for the payment of any deficiency.

(b)                Letter of Transmittal. As promptly as practicable after the Effective Time, the Company shall deliver, or shall cause its stock transfer agent to deliver, to the Exchange Agent a certified listing of record holders of Company Common Stock, in such electronic format, and together with such information as the Exchange Agent shall request, including the numbers of shares held of record by those holders as of the Effective Time and their addresses and taxpayer identification numbers and such other information in the Company’s or its transfer agent’s records as is requested by the Exchange Agent in connection with the exchange of shares of Company Common Stock for cash (including information regarding the certified status of holders’ taxpayer identification numbers). During the two weeks prior to the anticipated Effective Time, the Company will cooperate with the Exchange Agent, including by providing test files, to ensure that the above certified listing, when delivered, will include such information, and be in such electronic form and format, as is reasonably requested by the Exchange Agent in order for it and the exchange of shares for cash to be entered in and processed on the Exchange Agent’s system. BancShares shall take all steps reasonably necessary to cause the Exchange Agent to, as soon as reasonably practicable after the Exchange Agent’s receipt of the above information in the form it requests (but in no event later than ten Business Days after the Exchange Agent’s receipt of such information), mail or deliver to each holder of record of shares of Company Common Stock immediately prior to the Effective Time (other than holders of Excluded Shares) a letter of transmittal in customary form and containing such provisions as BancShares shall reasonably require (including provisions confirming that delivery of Certificates and Book-Entry Shares shall be effected, and that risk of loss of and title to Certificates and Book-Entry Shares shall pass, only upon proper delivery of the Certificates or Book-Entry Shares to the Exchange Agent) and instructions for use in effecting the surrender of Certificates and Book-Entry Shares in exchange for the Merger Consideration payable in respect of the shares of Company Common Stock previously represented by such Certificates or in respect of such Book-Entry Shares, as applicable, pursuant to the provisions of this Agreement.

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(c)                Payment of Merger Consideration. Upon proper surrender of a Certificate or Book-Entry Shares to the Exchange Agent for exchange and cancellation, together with a properly completed and duly executed letter of transmittal (or an “agent’s message,” in the case of Book-Entry Shares held in street name) and such other documents as may reasonably be required by the Exchange Agent, (i) the holder of such Certificate or Book-Entry Shares shall be entitled to receive in exchange therefor, and the Exchange Agent shall issue and deliver to such holder, the Merger Consideration to which such holder shall have become entitled pursuant to the provisions of this ARTICLE III, in full satisfaction of all rights pertaining to the shares of Company Common Stock formerly represented by such Certificate or to such Book-Entry Shares, as applicable, and (ii) the Certificate or Book-Entry Shares so surrendered shall be canceled. In the event the Merger Consideration or any other amounts payable under this Agreement to a holder of shares of Company Common Stock is to be paid to a Person other than the Person in whose name such shares are registered, it shall be a condition to the issuance or payment of such Merger Consideration or other amounts that the Certificate formerly representing such shares, or, in the case of non-certificated shares, the Book-Entry Shares, be presented to the Exchange Agent, together with evidence of or appropriate documents or instruments for transfer and evidence that any applicable stock transfer or other Taxes have been paid or are not applicable, all in such form as the Exchange Agent shall reasonably require.

(d)                Closing of Stock Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and there shall thereafter be no further transfers of shares of Company Stock on the books or records of the Company, and if any shares of Company Stock are thereafter presented to BancShares or the Exchange Agent for transfer, such shares shall be cancelled against delivery of the Merger Consideration issuable or payable in respect thereof as herein provided. Until duly surrendered to the Exchange Agent in accordance with the provisions of this Agreement, Certificates and Book-Entry Shares shall, at and after the Effective Time, evidence and represent only the right to receive the Merger Consideration issuable or payable in respect thereof (or the Company Common Stock previously represented thereby) in accordance with this Agreement. No interest will be paid or will accrue on any amounts issuable or payable to holders of Company Common Stock under or in accordance with this Agreement.

(e)                Lost, Stolen, or Destroyed Certificates. In the event any Certificate shall have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen, or destroyed and the execution by such Person of an indemnity agreement and/or the posting by such Person of a bond in such customary form and amount as BancShares or the Exchange Agent may reasonably require as indemnity against any claim that may be made against them with respect to such Certificate, the Exchange Agent will deliver in exchange for such lost, stolen, or destroyed Certificate the Merger Consideration deliverable in respect of the shares of Company Common Stock previously represented thereby pursuant to this Agreement.

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(f)                 Unclaimed Merger Consideration.  Any Merger Consideration, and any other amounts payable by BancShares to holders of shares of Company Common Stock in accordance with this Agreement, in each case that remain(s) unclaimed by former shareholders of the Company for nine months after the Effective Time shall at the request of BancShares be delivered by the Exchange Agent to BancShares. Any former shareholder of the Company who has not theretofore complied with the exchange procedures provided for in this Agreement shall thereafter look only to BancShares for the Merger Consideration (and any other amounts) payable in respect of the shares of Company Common Stock previously held by such shareholder, as determined pursuant to this Agreement, without any interest thereon. If the Merger Consideration or any other amounts payable under this Agreement in respect of any shares of Company Common Stock is not claimed prior to the date on which such Merger Consideration or other amounts would otherwise escheat to any Governmental Entity, such Merger Consideration or other amounts shall, to the extent permitted by abandoned property, escheat, and other applicable Laws, become the property of BancShares (and to the extent not in its possession shall be delivered to it), free and clear of all claims or interests of any Person previously entitled to such property. Neither the Exchange Agent nor any Party to this Agreement shall be liable to any holder of Company Common Stock for any Merger Consideration (or any other property) properly paid or delivered to a Governmental Entity pursuant to applicable abandoned property, escheat, or similar Laws. BancShares and the Exchange Agent shall be entitled to rely upon the stock transfer books and records of the Company to establish the identity of those Persons entitled to receive the Merger Consideration (and any other amounts) specified in this Agreement, which books and records shall be conclusive with respect thereto. In the event of a dispute regarding the ownership of Company Common Stock, BancShares and the Exchange Agent shall be entitled to deposit any Merger Consideration (or any other amounts) issuable or payable in respect thereof in escrow with an independent third party and thereafter be relieved with respect to any claims or Liability with respect thereto.

Section 3.3               Rights as Company Shareholders. Holders of Company Common Stock immediately prior to the Effective Time shall, at and after the Effective Time, cease to be shareholders of the Company and have no further rights as shareholders of the Company, other than the right to receive the Merger Consideration and any other amounts payable in respect of such holders’ Company Common Stock in accordance with this ARTICLE III.

Section 3.4               Excluded Shares. At the Effective Time, each Excluded Share shall be automatically canceled and retired for no consideration and shall cease to exist, and, for the avoidance of doubt, no exchange or payment shall be made with respect thereto or in respect thereof.

Section 3.5               Merger Sub Common Stock. Each share of Merger Sub Common Stock issued and outstanding immediately prior to the Effective Time shall at the Effective Time be converted into and become one share of common stock, no par value, of the Interim Surviving Company.

Section 3.6               BancShares Stock. The shares of BancShares Stock issued and outstanding immediately prior to the Effective Time shall not be affected by the Merger, and, accordingly, each share of BancShares Stock issued and outstanding immediately prior to the Effective Time shall, at and after the Effective Time, remain issued and outstanding.

Section 3.7               Adjustments Upon Change in Capitalization. If during the period from the date of this Agreement until immediately prior to the Effective Time the outstanding shares of Company Common Stock are increased, decreased, or changed into or exchanged for a different number or kind of securities as a result of a reorganization, reclassification, stock dividend, stock split, reverse stock split, or other similar change in capitalization, an equitable and proportionate adjustment shall be made to the per share Merger Consideration. For the avoidance of doubt, the issuance of shares of Company Common Stock upon the exercise or settlement of, or the lapse of restrictions with respect to, Company Equity Awards shall not cause or result in an adjustment of or to the per share Merger Consideration. This Section 3.7 shall not be interpreted to authorize any action prohibited by any other provision of this Agreement.

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Section 3.8               Company Equity Awards.

(a)                At the Effective Time, solely by virtue and as a result of the Merger and without any action on the part of the holder thereof, each Company Option, whether vested or unvested, outstanding immediately prior to the Effective Time shall cease to represent a right to acquire shares of Company Common Stock and shall be converted automatically into the right to receive a cash payment from BancShares in an amount equal to (i) the per share Merger Consideration, less the per share exercise price of such Company Option, multiplied by (ii) the number of shares of Company Common Stock covered by that Company Option, and (iii) less the amount of any required Tax withholding (the “Option Payment”). Prior to and as a condition of his or her receipt of the Option Payment, and before the Effective Time, each holder of a Company Option shall execute a cancellation agreement in a form reasonably acceptable to BancShares and the Company. At the Effective Time, BancShares shall deliver checks for the Option Payments to the holders of Company Options. Nothing herein shall prevent any holder from exercising, before the Effective Time, any Company Option that is exercisable according to its terms and any Company Common Stock issued upon such exercise shall be converted at the Effective Time into the right to receive the per share Merger Consideration. Prior to the Effective Time, each of the Company and BancShares shall use commercially reasonable efforts to take all action necessary to provide for the cash out of any such Company Options by BancShares in the manner contemplated by this Section 3.8(a).

(b)                At the Effective Time, solely by virtue and as a result of the Merger and without any action on the part of the holder thereof, each Company RSU Award that is outstanding immediately prior to the Effective Time shall fully vest and shall be canceled and converted automatically into the right to receive the Merger Consideration pursuant to Section 3.1 (payable in accordance with this ARTICLE III and subject to any required Tax withholding), treating the shares of Company Common Stock subject to such Company RSU Award in the same manner as all other shares of Company Common Stock for such purposes.

Section 3.9               Withholding Rights. BancShares and the Exchange Agent shall be entitled to deduct and withhold from any consideration issuable, payable, or otherwise deliverable pursuant to this Agreement to any holder or former holder of shares of Company Common Stock or Company Equity Awards such amounts as are required under or by the Code or any other applicable Law to be deducted or withheld. Any amounts so deducted and withheld shall be timely remitted to the appropriate Governmental Entity and, to the extent so remitted, shall be treated for all purposes of this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF COMPANY

Section 4.1               Company Disclosure Memorandum. Prior to or simultaneously with the Parties’ execution and delivery of this Agreement, the Company has delivered to the BancShares Parties a confidential memorandum (the “Company Disclosure Memorandum”) setting forth, among other things, items the disclosure of which is necessary either in response to an express disclosure requirement contained in a provision of this Agreement or as an exception to one or more representations or warranties of the Company Parties contained in this ARTICLE IV or to one or more covenants of the Company Parties contained in ARTICLE VI, making specific reference in such Company Disclosure Memorandum to the Section(s) of this Agreement to which such items relate.

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Section 4.2               Representations and Warranties. Subject to and except as disclosed in the Company Securities Filings (as defined below) filed prior to the date of this Agreement (but excluding any risk factor disclosures under the heading “Risk Factors,” any forward-looking statement disclosures or disclaimers, and any other disclosures that are cautionary, predictive, or forward-looking in nature), the Company hereby represents and warrants to the BancShares Parties as follows:

(a)                Organization and Qualification. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of North Carolina and is duly registered as a bank holding company under the BHCA. The Bank is a banking corporation duly organized, validly existing, and in good standing under the laws of the State of North Carolina. Each of the Company and the Bank has the power and authority to own, lease, and operate its properties and assets and to conduct its respective business as presently conducted. Each of the Company and the Bank is duly licensed and qualified to transact business and is in good standing in each jurisdiction in which the character of the properties or assets owned or leased by it or the nature of the business conducted by it makes such licensing and qualification necessary, except where the failure to be so licensed, qualified, or in good standing has not had and would not reasonably be expected to have a Material Adverse Effect on the Company. The copies of the articles of incorporation, bylaws, and other organizational and governing documents of the Company and the Bank and their respective Subsidiaries previously provided or made available to the BancShares Parties are true, correct, and complete copies of such documents as in effect as of the date of this Agreement. Neither the Company nor the Bank nor any Subsidiary of the Company or the Bank is in violation, in any material respect, of its respective articles of incorporation, bylaws, or other organizational or governing documents. The minute books or corporate records of the Company and the Bank and their Subsidiaries previously provided or made available to the BancShares Parties constitute, in all material respects, a true, correct, and complete record of all meetings of and material corporate actions taken by their respective boards of directors (and each committee thereof) and other governing bodies and their respective shareholders and other securityholders, in each case for the periods covered thereby.

(b)                Subsidiaries and Other Interests. Set forth on Schedule 4.2(b) of the Company Disclosure Memorandum is a true, correct, and complete list of all Subsidiaries of the Company (other than the Bank) and/or the Bank, as well as each such Subsidiary’s jurisdiction of incorporation, organization, or formation and the Company’s and/or the Bank’s percentage ownership of each such Subsidiary. Each of the Company and the Bank owns beneficially and of record the capital stock or other equity or ownership interest it owns in each of its respective Subsidiaries free and clear of any and all Liens. There are no Contracts relating to the right of the Company or the Bank to vote or dispose of any capital stock or other equity or ownership interest of any Subsidiary of the Company or the Bank. The ownership interests of the Company and the Bank in their respective Subsidiaries are in compliance with all applicable Laws. Each of the Subsidiaries of the Company and/or the Bank (i) is a corporation, limited liability company, or other entity duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, organization, or formation, (ii) has all requisite power and authority to own, lease, and operate its properties and assets and to conduct its business as presently conducted, and (iii) is duly licensed and qualified to transact business and is in good standing in each jurisdiction in which the character of the properties or assets owned or leased by it or the nature of the business conducted by it makes such licensing or qualification necessary, except, with respect to clause (iii) only, where the failure to be so licensed, qualified, or in good standing has not had and would not reasonably be expected to have a Material Adverse Effect on the Company. The outstanding capital stock or other outstanding equity or ownership interests of each Subsidiary of the Company and/or the Bank have been validly authorized and are validly issued, fully paid, and non-assessable. No shares of capital stock or other equity or ownership interests of any Subsidiary of the Company and/or the Bank are or may be required to be issued by virtue of any options, warrants, or other rights; no securities exist that are convertible into or exchangeable for any shares of capital stock or other equity or ownership interests of any Subsidiary of the Company and/or the Bank, or any other debt or equity security of any Subsidiary of the Company and/or the Bank; and there are no Contracts for the issuance of any additional capital stock or other equity or ownership interests, or any other debt or equity securities, of any Subsidiary of the Company and/or the Bank or any options, warrants, or other rights with respect to such securities. Except for securities and other interests held in a fiduciary capacity and beneficially owned by third parties, neither the Company nor the Bank owns, beneficially or of record, directly or indirectly, any equity securities of or any other equity or ownership interest in any Person.

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(c)                Capitalization. The authorized capital stock of the Company consists of (i) 50,000,000 shares of Company Common Stock, of which 6,919,212 shares were issued and outstanding as of the date of this Agreement, and (ii) 10,000,000 shares of Company Preferred Stock, of which 5,000 shares have been designated as Company Series A Preferred Stock and no shares of which were issued and outstanding as of the date of this Agreement. The authorized capital stock of the Bank consists of 100 shares of Bank Stock, of which 100 shares are issued and outstanding and are owned by the Company. There are no other classes or series of authorized, issued, or outstanding capital stock of the Company or the Bank. No shares of Company Stock are held in treasury by the Company or otherwise owned, directly or indirectly, by the Company, and no shares of Bank Stock are held in treasury by the Bank or otherwise owned, directly or indirectly, by the Bank. All of the issued and outstanding shares of Company Stock and Bank Stock have been duly and validly authorized and issued in compliance in all material respects with all applicable Laws and are fully paid and non-assessable with no personal liability attaching to the ownership thereof, and none of the issued and outstanding shares of Company Stock or Bank Stock have been issued in violation of the preemptive or other rights of any Person. There are no outstanding options, warrants, subscriptions, agreements, contracts, rights, calls, or commitments, of any kind or character, that require or obligate or could require or obligate the Company to issue, deliver, or sell, or cause to be issued, delivered, or sold, any additional shares of Company capital stock, or securities convertible into or exercisable for shares of Company capital stock, or that require or obligate or could require or obligate the Company to grant, extend, or enter into any such option, warrant, subscription, agreement, contract, right, call, or commitment. There are no outstanding options, warrants, subscriptions, agreements, contracts, rights, calls, or commitments, of any kind or character, that require or obligate or could require or obligate the Bank to issue, deliver, or sell, or cause to be issued, delivered, or sold, any additional shares of Bank capital stock, or securities convertible into or exercisable for shares of Bank capital stock, or that require or obligate or could require or obligate the Bank to grant, extend, or enter into any such option, warrant, subscription, agreement, contract, right, call, or commitment. There are no outstanding obligations or commitments of the Company or the Bank to repurchase, redeem, or otherwise acquire any shares of its capital stock. Set forth on Schedule 4.2(c) of the Company Disclosure Memorandum is a true, correct, and complete list, as of the date of this Agreement, of (i) all outstanding Company Options, including for each Company Option the name of the optionee, the date of grant, the exercise price, the terms of vesting, the date(s) of termination, the number and class or series of shares subject to such Company Option, and whether such Company Option is an “incentive stock option” (as defined in Section 422 of the Code), and (ii) all outstanding Company RSU Awards, including for each such award the name of the recipient, the date of grant of the award, the terms of vesting, and the number and class or series of shares subject to such award. No bonds, debentures, notes, or other indebtedness having the right to vote on any matters on which shareholders of the Company or the Bank may vote are issued or outstanding. No trust preferred or subordinated debt securities of the Company or any Subsidiary of the Company are issued or outstanding. As of the date of this Agreement, neither the Company nor any Subsidiary of the Company is deferring interest payments with respect to any trust preferred securities or related junior subordinated debt securities issued by it or any of its Affiliates. Set forth on Schedule 4.2(c) of the Company Disclosure Memorandum is a listing of all cash, stock, and other dividends or distributions on or with respect to Company Stock or Bank Stock that have been declared, set aside, or paid since January 1, 2016, as well as all shares of Company capital stock and all shares of Bank capital stock that have been purchased, redeemed, or otherwise acquired, directly or indirectly, by the Company and the Bank, respectively, since January 1, 2016.

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(d)                Authority. The Company has all requisite corporate power and authority to execute and deliver this Agreement, and the Bank has all requisite corporate power and authority to execute and deliver the Bank Merger Agreement, and in each case, subject to the consents, approvals, waivers, notices, filings, and registrations referred to in Section 4.2(f), to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement by the Company and the Bank Merger Agreement by the Bank, the performance by the Company and the Bank of their obligations hereunder and thereunder, and the consummation by the Company and the Bank of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of the board of directors of the Company and the board of directors of the Bank, and no other corporate actions or proceedings on the part of the Company or the Bank are necessary to authorize the execution, delivery, or performance of this Agreement by the Company, or the Bank Merger Agreement by the Bank, or the consummation by the Company or the Bank of the transactions contemplated hereby or thereby, other than the approval of this Agreement by the shareholders of the Company in accordance with the articles of incorporation and bylaws of the Company and applicable Law and the approval of the Bank Merger Agreement by the Company as the sole shareholder of the Bank in accordance with the articles of incorporation and bylaws of the Bank and applicable Law. The board of directors of the Company has determined that this Agreement and the transactions contemplated hereby are advisable and in the best interests of the Company and its shareholders and has directed that this Agreement be submitted to the Company’s shareholders for approval, and has duly and validly adopted resolutions to the foregoing effect and to recommend that the shareholders of the Company approve this Agreement. The board of directors of the Bank has determined that the Bank Merger Agreement and the transactions contemplated thereby are advisable and in the best interests of the Bank and its sole shareholder and has directed that the Bank Merger Agreement be submitted to the sole shareholder of the Bank for approval, and has duly and validly adopted resolutions to the foregoing effect and to recommend that the sole shareholder of the Bank approve the Bank Merger Agreement. This Agreement has been duly and validly executed and delivered by the Company and, assuming due authorization, execution, and delivery by BancShares, FCB, and Merger Sub, constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, and the Bank Merger Agreement has been duly and validly executed and delivered by the Bank and, assuming due authorization, execution, and delivery by FCB, constitutes a valid and legally binding obligation of the Bank enforceable against the Bank in accordance with its terms, in each case except as enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization, and similar Laws affecting creditors’ rights and remedies generally or general principles of equity, whether applied in a court of law or a court of equity (collectively, the “Enforceability Exceptions”).

(e)                No Violations. Neither the execution, delivery, or performance of this Agreement by the Company, nor the execution, delivery, or performance of the Bank Merger Agreement by the Bank, nor the consummation of the transactions contemplated by this Agreement or the Bank Merger Agreement, will (i) assuming the approval of this Agreement by the shareholders of the Company in accordance with the articles of incorporation and bylaws of the Company and applicable Law and the approval of the Bank Merger Agreement by the Company as the sole shareholder of the Bank in accordance with the articles of incorporation and bylaws of the Bank and applicable Law, violate the charter or articles of incorporation, bylaws, or other organizational or governing documents of the Company or the Bank or any of their Subsidiaries or (ii) assuming that the consents, approvals, waivers, notices, filings, and registrations referred to in Section 4.2(f) have been obtained and made and all applicable waiting periods have expired, (A) violate any Law, permit, or license to which the Company Parties or any of their Subsidiaries (or the properties or assets of the Company Parties or any of their Subsidiaries) are subject or by which the Company Parties or any of their Subsidiaries (or the properties or assets of the Company Parties or any of their Subsidiaries) are bound or (B) constitute a breach or violation of or a default under (or an event which, with notice or lapse of time or both, could constitute a default under), or result in the termination of, accelerate the performance required by, or result in the creation of any Lien upon any of the properties or assets of the Company or the Bank or any of their Subsidiaries under, any of the terms, conditions, or provisions of any Contract to which the Company or the Bank, or any of their Subsidiaries, is a party or to or by which any of the properties or assets of the Company or the Bank, or any of their Subsidiaries, may be subject or bound, except, in the case of clause (B) above, for breaches, violations, defaults, terminations, accelerations, or Liens that have not had and would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Company.

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(f)                 Consents and Approvals. No consents or approvals of, waivers by, notices to, or filings or registrations with any Governmental Entity or other Person are required to be obtained, given, or made by the Company or the Bank, or any of their Subsidiaries, in connection with the execution, delivery, or performance of this Agreement by the Company, or the execution, delivery, or performance of the Bank Merger Agreement by the Bank, or the consummation by the Company and the Bank of the transactions contemplated hereby and thereby, including without limitation the Mergers and the Bank Merger, except (i) applications, notices, and waiver requests required to be filed with or given or made to and consents, approvals, and waivers required from, and the expiration of related waiting periods imposed by, the Federal Reserve, the FDIC, the NCCOB, and the United States Department of Justice (collectively, the “Regulatory Approvals”); (ii) the filing of the Articles of Merger with the North Carolina Secretary of State, the filing of the Second Step North Carolina Articles of Merger with the North Carolina Secretary of State, and the filing of the Bank Merger Certificates; (iii) the filing with the SEC of the Proxy Statement in definitive form, and such other filings and reports as are required under the Exchange Act; (iv) the approval of this Agreement by the shareholders of the Company in accordance with the articles of incorporation and bylaws of the Company and applicable Law and the approval of the Bank Merger Agreement by the Company as the sole shareholder of the Bank in accordance with the articles of incorporation and bylaws of the Bank and applicable Law; (v) such as may be required in connection with BancShares acquiring from and succeeding to all rights, title, and interests of the Company in the TPS Trust, including the issued and outstanding common securities of the TPS Trust, and BancShares’ assumption of the Company’s covenants, agreements, and obligations under and relating to the Trust Preferred Securities and the Trust Debentures, in each case subject to the terms and conditions of the TPS Documents; and (vi) consents, approvals, waivers, notices, filings, and registrations the failure of which to obtain, give, or make would not, individually or in the aggregate, have a material impact on the Company or the Bank or their Subsidiaries or, after the Mergers and the Bank Merger, the Surviving Corporation or the Surviving Bank or their Subsidiaries. As of the date of this Agreement, the Company does not have Knowledge of any reason why any of the consents, approvals, or waivers referred to in this  Section 4.2(f) will not be obtained or received in a timely manner.

(g)                Reports. The Company and the Bank, and each of their Subsidiaries, have timely filed or furnished, as applicable, all reports, notices, applications, schedules, registration and proxy statements, and other filings, documents, and instruments (together with any amendments required to be made with respect thereto) that they have been required to file or furnish since January 1, 2016, with or to the Federal Reserve, the FDIC, the NCCOB, or any other Governmental Entity, and have paid all fees and assessments due and payable in connection therewith. As of their respective dates, such reports, notices, applications, schedules, registration and proxy statements, and other filings, documents, and instruments were complete and accurate in all material respects and complied in all material respects with all applicable Laws.

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(h)                Securities Filings. The Company has timely filed with or furnished to the SEC all reports, schedules, registration statements, definitive proxy statements, exhibits, and other filings and materials that the Company has been required to file or furnish under the Securities Act or the Exchange Act, or the rules and regulations promulgated thereunder, since January 1, 2016 (collectively, the “Company Securities Filings”). True, correct, and complete copies of the Company Securities Filings are publicly available in the Electronic Data Gathering, Analysis and Retrieval database of the SEC. As of their respective dates of filing with or furnishing to the SEC (or, if amended or superseded by a subsequent filing prior to the date hereof, as of the date of such subsequent filing), none of the Company Securities Filings contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. As of their respective dates of filing with or furnishing to the SEC (or, if amended or superseded by a subsequent filing prior to the date hereof, as of the date of such subsequent filing), the Company Securities Filings complied in all material respects with applicable requirements of the Securities Act and/or the Exchange Act, as the case may be, and the rules and regulations promulgated thereunder applicable to such Company Securities Filings.

(i)                 Financial Statements. The consolidated financial statements of the Company and its Subsidiaries included in the Company Securities Filings (including the related notes, where applicable) (the “Company Financial Statements”) fairly present in all material respects the financial position, results of operations, changes in shareholders’ equity, and cash flows of the Company and its Subsidiaries as of the respective dates or for the respective fiscal periods therein set forth (subject in the case of unaudited statements to year-end audit adjustments normal in nature and amount which will not be material individually or in the aggregate). Each of the Company Financial Statements (including the related notes, where applicable) complies in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, and each of such Company Financial Statements (including the related notes, where applicable) has been prepared in accordance with GAAP consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto. The books and records of the Company and its Subsidiaries have since January 1, 2016, been, and are being, maintained in accordance with GAAP and any other applicable legal and accounting requirements. Since January 1, 2016, no independent public accounting firm of the Company has resigned (or informed the Company that it intends to resign) or been dismissed as independent public accountants of the Company as a result of or in connection with any disagreements with the Company on a matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

(j)                 Undisclosed Liabilities. Neither the Company nor any of its Subsidiaries has, or has incurred, any Liability, other than (i) Liabilities reflected on or reserved against in the consolidated balance sheet of the Company and its Subsidiaries as of September 30, 2018, included in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2018 (the “Company Balance Sheet”), (ii) Liabilities incurred since September 30, 2018, in the ordinary course of business consistent with past practice that, either individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on the Company, and (iii) Liabilities incurred in connection with this Agreement or the transactions contemplated hereby.

(k)                Absence of Certain Changes or Events.

(i)                 Since (and including) January 1, 2018, there has been no effect, circumstance, occurrence, event, development, or change that, individually or taken together with all other effects, circumstances, occurrences, events, developments, and changes, has had or would reasonably be expected to have a Material Adverse Effect on the Company.

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(ii)               Since (and including) January 1, 2018, except as relates to the matters contemplated by this Agreement, the Company and the Bank and their Subsidiaries have conducted their respective businesses only in the ordinary and usual course consistent with past practices.

(l)                 Litigation.

(i)                 There are no suits, actions, claims, or legal, administrative, arbitration, or other proceedings pending or, to the Knowledge of the Company, threatened against or affecting, and

(ii)               to the Knowledge of the Company no investigations pending, threatened against, or affecting, the Company or the Bank or any of their Subsidiaries, any current or former director, officer, or employee of the Company or the Bank or any of their Subsidiaries in his or her capacity as such, any Company Benefit Plan (as defined below), or any property, asset, right, or interest of the Company or the Bank or any of their Subsidiaries, which if adversely determined would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company, and, to the Knowledge of the Company, there are no facts or circumstances that would reasonably be expected to give rise to any such suit, action, claim, investigation, or legal, administrative, arbitration, or other proceeding. Set forth on Schedule 4.2(l)(i) of the Company Disclosure Memorandum is a true, correct, and complete list, as of the date of this Agreement, of each suit, action, claim, investigation, or legal, administrative, arbitration, or other proceeding pending or, to the Knowledge of the Company, threatened against or affecting the Company or the Bank or any of their Subsidiaries, any current or former director, officer, or employee of the Company or the Bank or any of their Subsidiaries in his or her capacity as such, any Company Benefit Plan, or any property, asset, right, or interest of the Company or the Bank or any of their Subsidiaries. Neither the Company nor the Bank nor any of their Subsidiaries, nor any of the properties or assets of the Company or the Bank or any of their Subsidiaries, is a party or subject to or bound by any judgment, decree, injunction, order, or ruling of any Governmental Entity (other than those applicable to banks or bank holding companies generally) that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect on the Company. Set forth on Schedule 4.2(l)(i) of the Company Disclosure Memorandum is a true, correct, and complete list, as of the date of this Agreement, of each Governmental Entity judgment, decree, injunction, order, or ruling (other than those applicable to banks or bank holding companies generally) that the Company or the Bank or their Subsidiaries, or any of the properties or assets of the Company or the Bank or their Subsidiaries, is a party or subject to or bound by.

(m)              Regulatory Actions. Since January 1, 2016, neither the Company nor the Bank, nor any of their Subsidiaries, has been a party to or subject to any cease and desist order, prompt corrective action directive, written agreement, or memorandum of understanding issued by or with, or any material commitment letter or similar undertaking to, or has been subject to any material action, proceeding, order, or directive by, any Governmental Entity, or has adopted any board resolutions at the request of any Governmental Entity, or has been advised by any Governmental Entity that such Governmental Entity is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such action, proceeding, order, directive, cease and desist order, prompt corrective action directive, written agreement, memorandum of understanding, commitment letter, board resolutions, or similar undertaking. To the Knowledge of the Company, there are no facts or circumstances which would reasonably be expected to result in any Governmental Entity issuing or requesting any such action, proceeding, order, directive, cease and desist order, prompt corrective action directive, written agreement, memorandum of understanding, commitment letter, board resolutions, or similar undertaking. There are no material unresolved violations, criticisms, or exceptions noted by any Governmental Entity in or with respect to any report or statement relating to any examination or inspection of the Company or the Bank or any of their Subsidiaries. Since January 1, 2016, there have been no material formal or informal inquires by (other than in the ordinary course of routine regulatory examinations and visitations), or material disagreements or disputes with, any Governmental Entity with respect to the business, operations, policies, or procedures of the Company or the Bank or any of their Subsidiaries.

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(n)                Compliance with Laws; Deposit Insurance.

(i)                  The Company Parties and their Subsidiaries have at all times since January 1, 2016, complied with, and are currently in compliance with, all applicable Laws, including without limitation Section 23A and Section 23B of the Federal Reserve Act and the regulations promulgated pursuant thereto; the Equal Credit Opportunity Act, as amended; the Fair Housing Act, as amended; the FCRA; the Truth in Lending Act of 1968, as amended; the Community Reinvestment Act of 1977, as amended (the “CRA”); the Home Mortgage Disclosure Act of 1975, as amended; the Bank Secrecy Act of 1970, as amended; the USA PATRIOT Act; the Dodd-Frank Wall Street Reform and Consumer Protection Act, as amended; all Privacy Laws; and all other applicable anti-money laundering Laws, fair lending Laws, and Laws relating to discriminatory lending, financing, leasing, or business practices or the origination, sale, or servicing of mortgage loans, except for any such failures to comply which, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on the Company. The Company Parties and their Subsidiaries have, and have at all times had, all permits, licenses, franchises, certificates of authority, orders, authorizations, and approvals, and have made all filings, applications, and registrations with all Governmental Entities, that are required in order to permit them to own, lease, and operate their properties and assets and to carry on their respective businesses as heretofore or presently conducted, except for any failure to have any such permit, license, franchise, certificate of authority, order, authorization, or approval or to make any such filing, application, or registration that, individually or in the aggregate with other such failures, has not had and would not reasonably be expected to have a Material Adverse Effect on the Company, and all such permits, licenses, franchises, certificates of authority, orders, authorizations, and approvals are in full force and effect and, to the Knowledge of the Company, no suspension or cancellation of any of them is threatened.

(ii)                Each of the principal executive officer and the principal financial officer of the Company (or each former principal executive officer or each former principal financial officer, as applicable) has made all certifications required by Rules 13a-14 or 15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act with respect to the Company Securities Filings, and the statements contained in such certifications are true and accurate in all material respects, and the Company has, since January 1, 2016, been in compliance in all material respects with all other applicable provisions of the Sarbanes-Oxley Act. For purposes of this Agreement, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act.

(iii)              The deposits of the Bank are insured by the FDIC in accordance with the Federal Deposit Insurance Act (the “FDIA”) to the full extent permitted by Law, and the Bank has timely paid all premiums and assessments and timely filed all reports required by the FDIA, except, as to the filing of such reports, where the failure to timely file such reports has not had and would not reasonably be expected to have, either individually or in the agreement, a Material Adverse Effect on the Company. No proceeding for the revocation or termination of such deposit insurance is pending or, to the Knowledge of the Company, threatened.

(o)                Taxes.

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(i)                  The Company Parties and their Subsidiaries have timely filed all Tax Returns required to be filed by or with respect to them (the “Company Returns”). Neither the Company Parties nor any of their Subsidiaries currently are the beneficiary of any extension of time within which to file any Company Returns. All of the Company Returns are true, correct, and complete in all material respects, and all Taxes due and payable by the Company Parties and their Subsidiaries with respect to the periods covered by such Company Returns have been paid (whether or not shown on any Company Returns). The accruals and reserves for Taxes reflected in the Company Balance Sheet are adequate, in accordance with GAAP, to cover all unpaid Taxes of the Company and its Subsidiaries for periods ending on or prior to the date of the Company Balance Sheet, and all such accruals and reserves for Taxes, as adjusted for operations and transactions and the passage of time for periods ending on or prior to the Closing Date in accordance with past custom and practice of the Company and its Subsidiaries, will be adequate, in accordance with GAAP, to cover all unpaid Taxes of the Company and its Subsidiaries accruing through the Closing Date. No written claim has ever been made against the Company Parties or any of their Subsidiaries by a taxing authority in a jurisdiction where the Company or the Bank or their Subsidiaries do not file Tax Returns that the Company or the Bank or any of their Subsidiaries are or may be subject to taxation in that jurisdiction. Neither the Company Parties nor any of their Subsidiaries has executed or is bound by any extension or waiver of any statute of limitations on the assessment or collection of any Tax.

(ii)                All estimated Taxes required to be paid by or with respect to, or in respect of the operations of, the Company Parties or any of their Subsidiaries have been paid to the proper taxing authorities. All Taxes that the Company Parties or any of their Subsidiaries are or were required to withhold or collect in connection with any amounts paid or owing to any employee, director, independent contractor, shareholder, nonresident, creditor, or other third party (including any Taxes due under Section 409A of the Code) have been duly withheld or collected and have been paid, to the extent required, to the proper taxing authorities. The Company Parties and their Subsidiaries have complied with all information reporting and backup withholding requirements, including the maintenance of required records, with respect to such amounts. The Company Parties and their Subsidiaries have paid all employer contributions and premiums and filed all Tax Returns with respect to any employee income Tax withholding, and social security and unemployment Taxes and premiums, all in compliance with the withholding provisions of the Code and other applicable Laws.

(iii)              The Company has delivered or made available to the BancShares Parties true, correct, and complete copies of all Company Returns filed by or with respect to the Company Parties or any of their Subsidiaries for the taxable periods ended December 31, 2015, 2016, and 2017. The Company Returns for all taxable years ending on or before December 31, 2014, either have been examined by the applicable taxing authority and closed or are Tax Returns with respect to which the applicable period for assessment under applicable Law, after giving effect to extensions or waivers, has expired. The Company has delivered or made available to the BancShares Parties true, correct, and complete copies of all audit reports, statements of deficiencies, and similar documents issued by a taxing authority relating to the Company Returns.

(iv)               No audit, investigation, examination, deficiency assessment, refund litigation, or other proceeding is pending or, to the Knowledge of the Company, threatened against or with respect to the Company Parties or any of their Subsidiaries in respect of any Taxes or Tax matters, and, to the Knowledge of the Company, there are no facts or circumstances that would reasonably be expected to give rise to any such audit, investigation, examination, deficiency assessment, refund litigation, or other proceeding. There are no unsatisfied Liabilities for Taxes with respect to any notice of deficiency or similar document received by the Company Parties or any of their Subsidiaries with respect to any Taxes. No deficiencies have been asserted against the Company Parties or any of their Subsidiaries as a result of an examination by a taxing authority and no issue has been raised by any examination conducted by any taxing authority that, by application of the same principles, might result, individually or in the aggregate, in a proposed material deficiency for any other period not so examined. There are no Liens for Taxes upon any of the properties or assets of the Company Parties or any of their Subsidiaries, other than Permitted Liens.

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(v)                Neither the Company nor the Bank, nor any of their Subsidiaries, has granted to any Person a power of attorney with respect to any Taxes or Tax matters that is currently in effect. Neither the Company nor the Bank, nor any of their Subsidiaries, is subject to any private letter ruling of the IRS or any comparable ruling of any other taxing authority, and no request for any such ruling is pending. No closing agreement pursuant to Section 7121 of the Code (or any predecessor provision), or any similar provision of Law, has been entered into by or with respect to the Company or the Bank or any of their Subsidiaries.

(vi)               There is no Contract or plan (including without limitation this Agreement and the arrangements contemplated hereby) covering any director, officer, employee, or independent contractor, or any former director, officer, employee, independent contractor, or disqualified individual (as defined in Section 280G(c) of the Code) of the Company or the Bank or any of their Subsidiaries that, individually or collectively with any other such Contracts or plans, will, or would reasonably be expected to (A) give rise, directly or indirectly, to the payment of any amount that would not be deductible pursuant to Section 280G or Section 162 of the Code (as determined without regard to Section 280G(b)(4) of the Code), or (B) subject any such Person to additional taxes under Section 409A of the Code.

(vii)             Neither the Company nor the Bank, nor any of their Subsidiaries, is or has ever been a party to or bound by any Tax indemnity agreement, Tax sharing agreement, Tax allocation agreement, or similar Contract. Neither the Company nor the Bank, nor any of its Subsidiaries (A) has been a member of an affiliated group filing a combined, consolidated or unitary Tax Return (other than a group the common parent of which was the Company) or (B) has any liability for the Taxes of any Person (other than the Company, Bank or any of its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise.

(viii)           Neither the Company nor the Bank, nor any of their Subsidiaries, will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Effective Time as a result of any: (i) change in method of accounting for a taxable period ending on or prior to the Closing Date; (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax Law) executed on or prior to the Closing Date; (iii) intercompany transactions or any excess loss account described in Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or foreign income Tax Law); (iv) installment sale or open transaction disposition made on or prior to the Closing Date; or (v) prepaid amount received on or prior to the Closing Date.

(ix)               Neither the Company Parties nor their Subsidiaries (A) have at any time engaged in or entered into any transaction that would be defined as a “reportable transaction” within the meaning of Treasury Regulations Section 1.6011-4(b), or (B) filed Form 8886, Reportable Transaction Disclosure Statement, with the IRS. The Company Parties and their Subsidiaries have disclosed on all Company Returns all positions taken therein that could give rise to a substantial understatement of Tax within the meaning of Section 6662 of the Code. Neither the Company nor the Bank, nor any of their Subsidiaries, has incurred, and no state of affairs exist that would reasonably be expected to result in the Company or the Bank, or any of their Subsidiaries, incurring, any penalty under Section 6662(e) of the Code.

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(x)                Neither the Company or the Bank, nor any of their Subsidiaries has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

(xi)               None of the assets, properties, or rights of the Company Parties or their Subsidiaries (A) are “tax-exempt use property” within the meaning of Section 168(h) of the Code, (B) are assets, properties, or rights required to be treated as owned by any other Person pursuant to the so-called “safe harbor lease” provisions of Section 168(f)(8) of the Internal Revenue Code of 1954 as in effect after the Economic Recovery Tax Act of 1981 and before the Tax Reform Act of 1986, or (C) directly or indirectly secure any debt the interest on which is Tax-exempt under Section 103(a) of the Code.

(xii)             Neither the Company nor the Bank, nor any of their Subsidiaries have participated in or cooperated with an international boycott within the meaning of Section 999 of the Code. Neither the Company nor the Bank, nor any of their Subsidiaries, has a “permanent establishment” within the meaning of any applicable Tax law in any foreign jurisdiction, nor is the Company or the Bank, or any of their Subsidiaries, required to file any Tax Returns in any foreign jurisdiction. No Subsidiary of the Company or the Bank which is not a “United States Person” within the meaning of Section 7701(a)(30) of the Code has a permanent establishment within the United States or derives any income effectively connected with the conduct of a trade or business within the United States.

(xiii)           Set forth on Schedule 4.2(o)(xiii) of the Company Disclosure Memorandum is a true, correct, and complete list of (A) all Tax abatement, Tax reduction, Tax credit, and similar agreements or programs to which the Company Parties or their Subsidiaries are parties or in which the Company Parties or their Subsidiaries participate and (B) the amount of each Tax abatement, Tax reduction, Tax credit, or similar benefit that the Company Parties or their Subsidiaries have received as of the date hereof and the period(s) to which each such Tax abatement, Tax reduction, Tax credit, or similar benefit applied. The consummation of the transactions contemplated by this Agreement will not result in any recoupment, claw-back, or decrease in any such Tax abatement, Tax reduction, Tax credit, or similar benefit.

(xiv)           Neither the Company or the Bank nor any of their Subsidiaries has ever distributed stock of another Person or had its stock distributed by another Person in a transaction that purported or was intended to be governed in whole or in part by Section 355 or Section 361 of the Code. Neither the Company or the Bank nor any of their Subsidiaries is required to include in income any adjustment pursuant to Section 481 of the Code by reason of a voluntary change in accounting method initiated by the Company Parties or their Subsidiaries, and the IRS has not proposed any such change in accounting method.

(xv)             Neither the Company or the Bank nor any of their Subsidiaries is or has been an “S” corporation within the meaning of Section 1361(a)(1) of the Code.

(xvi)           For purposes of this Section 4.2(o), (A) references to the Company shall be deemed to include any predecessor to the Company, any Person which merged or was liquidated with or into the Company, any direct or indirect Subsidiary of the Company, and any Person from which the Company has incurred any Liability for Taxes as a result of transferee liability and (B) references to the Bank shall be deemed to include any predecessor to the Bank, any Person which merged or was liquidated with or into the Bank, any direct or indirect Subsidiary of the Bank, and any Person from which the Bank has incurred any Liability for Taxes as a result of transferee liability.

(p)                Material Contracts.

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(i)                  Set forth on Schedule 4.2(p)(i) of the Company Disclosure Memorandum is a true, correct, and complete list (arranged and categorized by the appropriate subsection of this Section 4.2(p)(i)) of the following Contracts to which the Company or the Bank, or any of their Subsidiaries, is a party, by which the Company or the Bank, or any of their Subsidiaries, is bound, or to which the Company or the Bank, or any of their Subsidiaries, or any of the properties or assets of the Company or the Bank, or any of their Subsidiaries, are subject (whether or not actually set forth on such schedule, collectively, the “Company Material Contracts”): (A) any Contract that is a “material contract” as such term is defined in Item 601(b)(10) of the SEC’s Regulation S-K; (B) any Contract that prohibits or restricts the Company or the Bank or any of their Subsidiaries, or any personnel of the Company or the Bank or any of their Subsidiaries, from conducting any certain type of business or conducting business in any certain geographic area or from competing with any Person or in any line of business; (C) any Contract (1) with any current director, officer, employee, or independent contractor of the Company or the Bank or any of their Subsidiaries or (2) with any former director, officer, employee, or independent contractor of the Company or the Bank or any of their Subsidiaries under or pursuant to which the Company or the Bank or any of their Subsidiaries is making or is or could be obligated to make payments in excess of $100,000 per year, in each case including without limitation any employment, severance, change of control, consulting, salary continuation, split dollar life insurance, survivor income, deferred compensation, or retirement agreement; (D) any Contract with any record or beneficial owner of five percent or more of the Company Common Stock; (E) any Contract that would be terminable other than by the Company or the Bank or their Subsidiaries, or under which a payment obligation (whether in the nature of a change of control or severance payment or otherwise) in excess of $100,000 would arise or be accelerated, in each case as a result of or upon the execution or delivery of this Agreement or the consummation of any of the transactions contemplated by this Agreement (either alone or upon the occurrence of any additional acts or events), including without limitation the Mergers or the Bank Merger; (F) any Contract (other than Contracts for Bank Loans made in the ordinary course of business and other than Contracts described in clause (L) below) that involves, or would reasonably be expected to involve, annual receipts or disbursements of $100,000 or more or aggregate receipts or disbursements of $250,000 or more over the life of the Contract; (G) any Contract that involves Intellectual Property (other than Contracts entered into in the ordinary course with customers and “shrink-wrap” or “click-through” software licenses) that provides for, or would reasonably be expected to involve, annual receipts or disbursements of $50,000 or more or aggregate receipts or disbursements of $100,000 or more over the life of the Contract; (H) any Contract that requires the Company or the Bank, or any of their Subsidiaries, to purchase all of its requirements for a given product, good, or service from a given Person; (I) any partnership, joint venture, limited liability company, or similar Contract; (J) any Contract for the lease or occupancy of real property; (K) any Contract that grants to any Person any right of first refusal, right of first offer, or similar right with respect to any assets, rights, properties, or securities of the Company or the Bank or any of their Subsidiaries; (L) any Contract that relates to indebtedness of or borrowings of money (or guarantees of the same) by the Company or the Bank, or any of their Subsidiaries, in excess of $100,000 (other than Contracts relating to customer deposit liabilities, Federal Home Loan Bank borrowings, and repurchase agreements with customers, in each case created, incurred, or entered into in the ordinary course of business); (M) any Contract between or among the Company or the Bank, on one hand, and any Subsidiaries or Affiliates of the Company or the Bank, on the other hand; and (N) any Contract that is material to the financial condition, results of operations, or business of the Company or the Bank or any of their Subsidiaries and which is not otherwise described in clauses (A) through (M). A true, correct, and complete copy (or, in the case of any oral Contract, a complete and accurate written description) of each Company Material Contract, as amended through the date of this Agreement, has been previously provided or made available to BancShares.

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(ii)                In each case except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect on the Company, (A) each of the Company Material Contracts is in full force and effect and is a valid and binding obligation of the Company or the Bank or their Subsidiaries, as applicable, and, to the Knowledge of the Company, each of the other parties thereto, enforceable against the Company or the Bank or their Subsidiaries, as applicable, and each of the other parties thereto in accordance with its terms, (B) the Company and the Bank and their Subsidiaries have performed all duties and obligations required to be performed by them under each Company Material Contract, (C) neither the Company nor the Bank nor any of their Subsidiaries, nor to the Knowledge of the Company any other party thereto, is in breach or violation of or default under any Company Material Contract, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a breach, violation, or default, and (D) no event has occurred and no circumstance or condition exists that, with or without notice or lapse of time or both, gives any Person, or will or could give any Person, (1) the right to declare a breach or default or exercise any remedy under any Company Material Contract, (2) the right to accelerate the maturity of or performance under any Company Material Contract, or (3) the right to cancel, terminate, or modify any Company Material Contract.

(iii)              Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company or a material and adverse effect on the business, properties, assets, liabilities, financial condition, operations, or results of operations of the Surviving Corporation and its Subsidiaries taken as a whole, (A) no consents, approvals, waivers, or notices are required to be obtained, given, or delivered pursuant to the terms of any Company Material Contract as a result of the Company Parties’ execution, delivery, or performance of this Agreement or the Bank Merger Agreement or the consummation of the transactions contemplated hereby or thereby and (B) neither the Company Parties’ execution, delivery, or performance of this Agreement or the Bank Merger Agreement nor the consummation of the transactions contemplated hereby or thereby will result in any Person having the right to declare a breach or default or exercise any remedy under any Company Material Contract; accelerate the maturity of or performance under any Company Material Contract; or cancel, terminate, or modify any Company Material Contract.

(q)                Intellectual Property; Information Technology Systems.

(i)                  The Company and the Bank (or their respective Subsidiaries, as applicable) own, or are licensed or otherwise possess sufficient legally enforceable rights to use, free and clear of any Liens other than Permitted Liens, all Intellectual Property that is used by the Company Parties and their Subsidiaries in their respective businesses as currently conducted. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, to the Knowledge of the Company, neither the Company nor the Bank nor any of their Subsidiaries has infringed or otherwise violated or is currently infringing or otherwise violating the Intellectual Property rights of any other Person. There is no claim pending or, to the Knowledge of the Company, threatened against the Company or the Bank or any of their Subsidiaries concerning the ownership, validity, registerability, enforceability, infringement, use, or licensed right to use any Intellectual Property. To the Knowledge of the Company, no Person is infringing, misappropriating, diluting, or otherwise violating any Intellectual Property owned, used, or held for use by the Company or the Bank or any of their Subsidiaries in the conduct of their respective businesses as currently conducted. To the Knowledge of the Company, no officer, director, or employee of the Company or the Bank is a party to any Contract with any Person (other than the Company or the Bank) that requires such officer, director, or employee to assign any interest in any Intellectual Property to such Person.

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(ii)                The Company and the Bank (or their respective Subsidiaries, as applicable) own, or are licensed or otherwise possess sufficient legally enforceable rights to use, free and clear of any Liens other than Permitted Liens, all Company IT Systems. To the Knowledge of the Company, all of the Company IT Systems (A) have been reasonably properly maintained in accordance with standards set by manufacturers or otherwise in accordance with standards in the industry and (B) are in good working condition to effectively perform all information technology (including data processing) operations necessary to conduct business as currently conducted. The Company and the Bank and their Subsidiaries have implemented a comprehensive written information security program and, since January 1, 2014, have at all times maintained and had in place commercially reasonable and appropriate administrative, organizational, technical, and physical safeguards adequate to (X) secure and protect the Company Data and the Company IT Systems consistent with industry standard practices; (Y) ensure the confidentiality, integrity, and security of the Company Data and the Company IT Systems; and (Z) protect against any Company Information Security Incident. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, the Company and the Bank and their Subsidiaries are, and have been at all times since January 1, 2014, in compliance with the Privacy Laws and all representations, warranties, statements, contracts, and commitments that the Company or the Bank or their Subsidiaries have made or entered into with respect to the collection, use, disclosure, transfer, security, retention, disposal, or other processing of Personal Information, including without limitation (A) all privacy or data protection policies, notices, statements, and similar disclosures published or otherwise made available by the Company or the Bank or their Subsidiaries; (B) all internal policies, procedures, or standards regarding the security or protection of Personal Information; and (C) any contractual commitment made by the Company or the Bank or their Subsidiaries with respect to the privacy, confidentiality, security, or processing of Personal Information. To the Knowledge of the Company, there is not currently any ongoing Company Information Security Incident and there has not been any Company Information Security Incident. No suit, action, litigation, claim, or legal or administrative proceeding, and to the Knowledge of the Company no investigation, related to information or data security or privacy is pending or, to the Knowledge of the Company, threatened against, or has at any time since January 1, 2016, been pending or, to the Knowledge of the Company, threatened against, the Company or the Bank or any of their Subsidiaries. No Person (including any Governmental Entity) has made any formal claim or commenced any action or, to the Knowledge of the Company, any investigation against or with respect to the Company or the Bank or any of their Subsidiaries relating to any Company Information Security Incident or violation of Privacy Laws. The Company and the Bank and their Subsidiaries have all necessary rights and permissions to access, obtain, use, maintain, store, collect, disclose, and transfer Personal Information. The Company and the Bank and their Subsidiaries have not sold, licensed, rented, traded, or otherwise transferred ownership of any Personal Information to a third party, nor have they purchased, licensed, or rented any Personal Information from a third party.

(r)                 Labor and Employment Matters.

(i)                  The Company Parties and their Subsidiaries are, and at all times since January 1, 2016, have been, in compliance with all applicable Laws respecting employment, retention of independent contractors, employment practices, terms and conditions of employment, and wages and hours, except for any such failures to comply which, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on the Company. Neither the Company nor the Bank, nor any of their Subsidiaries, is or has during the last five years been a party to, or is or has during the last five years been bound by, any collective bargaining agreement or contract or other agreement or understanding with a labor union or labor organization with respect to its employees, nor is the Company or the Bank, or any of their Subsidiaries, the subject of any proceeding in which it is asserted that the Company or the Bank, or any of their Subsidiaries, has committed an unfair labor practice or seeking to compel the Company or the Bank, or any of their Subsidiaries, to bargain with any labor union or labor organization as to wages and conditions of employment, nor, to the Knowledge of the Company, has any such proceeding been threatened, nor is there any strike, labor dispute, or organizational effort involving the Company or the Bank, or any of their Subsidiaries (or the employees of the Company or the Bank or any of their Subsidiaries), pending or, to the Knowledge of the Company, threatened.

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(ii)                Set forth on Schedule 4.2(r)(ii) of the Company Disclosure Memorandum is (A) a true, correct, and complete list of all employees (including any leased or temporary employees) of the Company Parties and their Subsidiaries; (B) each such employee’s current rate of compensation and bonus or incentive compensation arrangement(s); and (C) each such employee’s date of hire and accrued vacation, sick leave, personal leave, and paid time off, as applicable. Set forth or identified on Schedule 4.2(r)(ii) of the Company Disclosure Memorandum are the names of any employees of the Company Parties or any of their Subsidiaries who are absent from work due to a leave of absence (including without limitation in accordance with the requirements of the Family and Medical Leave Act or the Uniformed Services Employment and Reemployment Rights Act) or a work-related injury, or who are receiving workers’ compensation or disability compensation. Other than compensation and benefits payable to employees in the ordinary course of business the payment of which is not delinquent, there are no unpaid wages, salaries, bonuses, commissions, or other amounts owed to any employee or former employee of the Company or the Bank or any of their Subsidiaries.

(iii)              To the Knowledge of the Company, no director, officer, employee, or independent contractor of or to the Company or the Bank or any of their Subsidiaries is a party to or otherwise bound by any Contract, including without limitation any confidentiality, non-competition, non-solicitation, or proprietary rights agreement, that would reasonably be expected to adversely affect the ability of the Company or the Bank or any of their Subsidiaries to conduct its business as currently conducted or the ability of such Person to perform and carry out such Person’s duties or responsibilities.

(iv)               Neither the Company nor the Bank, nor any of their Subsidiaries, has any material Liability for (A) classifying any Person as an “independent contractor” or any similar status who, under applicable Law or the provisions of any Company Benefit Plan (as defined below), should have been classified as an employee or (B) improperly excluding any Person who provides or has provided services to the Company or the Bank or any of their Subsidiaries in any capacity from participating in any Company Benefit Plan.

(v)                To the Knowledge of the Company, as of the date of this Agreement, no officer of the Company or the Bank (or any of their Subsidiaries) with a title of executive vice-president or higher has informed the Company or the Bank (or any of their Subsidiaries) of his or her intent to terminate his or her employment with the Company or the Bank (or any of their Subsidiaries) during the next 12 months.

(vi)               There is no pending or, to the Knowledge of the Company, threatened suit, action, claim, or legal, administrative, arbitration, or other proceeding by or on behalf of any current or former employee of the Company or the Bank or any of their Subsidiaries, including without limitation any suit, action, claim, or legal, administrative, arbitration, or other proceeding alleging noncompliance with applicable Laws respecting employment, employment practices, wages and hours, or terms and conditions of employment (but excluding workers’ compensation matters), except for such suits, actions, claims, or legal, administrative, arbitration, or other proceedings which, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on the Company, and there are no facts or circumstances that would reasonably be expected to give rise to any such suit, action, claim, or legal, administrative, arbitration, or other proceeding.

(s)                 Benefit Plans.

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(i)                  Set forth on Schedule 4.2(s)(i) of the Company Disclosure Memorandum is a true, correct, and complete list of all pension, retirement, survivor income, salary continuation, stock option, restricted stock, restricted stock unit, stock purchase, stock ownership, savings, stock appreciation right, capital appreciation, profit sharing, deferred compensation, consulting, bonus, group insurance, disability, severance, change of control, fringe benefit, incentive, cafeteria or Code Section 125, welfare, and other benefit plans, contracts, agreements, and arrangements, including without limitation “employee benefit plans” as defined in Section 3(3) of ERISA, incentive and welfare policies, contracts, plans, and arrangements, including split dollar life insurance arrangements, and all trust agreements and funding arrangements related thereto, which are or have been maintained, sponsored, or contributed to (or required to be contributed to) by the Company or the Bank or an ERISA Affiliate for the benefit of or with respect to any present or former directors, officers, employees, independent contractors, or consultants of the Company or the Bank or any of their respective Subsidiaries, or any spouse or dependent of any such Person, or to or under which the Company or the Bank or an ERISA Affiliate has or may have any Liability, contingent or otherwise (herein referred to collectively as the “Company Benefit Plans”), including any and all plans or policies offered to employees of the Company or the Bank, or any of their respective Subsidiaries, with respect to which the Company or the Bank or an ERISA Affiliate has claimed or is claiming the safe harbor for “voluntary plans” under ERISA for group and group-type insurance arrangements (“Company Voluntary Plans”). The Company Parties have previously delivered or made available to BancShares true, correct, and complete copies of all plans, contracts, agreements, arrangements, and other documents required to be set forth on Schedule 4.2(s)(i) of the Company Disclosure Memorandum, along with, where applicable, copies of the IRS Form 5500 for the most recently completed year. There has been no announcement or commitment by the Company or the Bank, or any of their Subsidiaries, to create any additional Company Benefit Plan, to amend any Company Benefit Plan (except for amendments required by applicable Law which do not materially increase the cost of such Company Benefit Plan), or to terminate any Company Benefit Plan.

(ii)                Other than routine claims for benefits, there is no pending or, to the Knowledge of the Company, threatened or suspected claim, litigation, action, administrative action, suit, audit, arbitration, mediation, or other proceeding relating to any Company Benefit Plan. All of the Company Benefit Plans comply in all material respects with applicable requirements of ERISA and the Code and other applicable Laws (including without limitation the portability, privacy, and security provisions of the Health Insurance Portability and Accountability Act of 1996, as amended; the Patient Protection and Affordable Care Act of 2009, as amended; the coverage continuation requirements of Title X of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended; the Family and Medical Leave Act, as amended; the Mental Health Parity Act of 1996, as amended; the Mental Health Parity and Addiction Equity Act of 2008, as amended; the Uniformed Services Employment and Reemployment Rights Act, as amended; the Newborns’ and Mothers’ Health Protection Act of 1996, as amended; the Women’s Health and Cancer Rights Act, as amended; and the Genetic Information Nondiscrimination Act of 2008, as amended), and have been established, maintained, and administered in compliance, in all material respects, with all applicable requirements of ERISA and the Code and other applicable Laws and the terms and provisions of all documents, contracts, or agreements establishing the Company Benefit Plans or pursuant to which they are maintained or administered. To the Knowledge of the Company, there are no existing circumstances and no event has occurred that would reasonably be expected to adversely affect the qualified status of any Company Benefit Plan intended to be tax-qualified under Section 401 of the Code. No audit of any Company Benefit Plan by the IRS, the United States Department of Labor, or any other Governmental Entity is ongoing or to the Knowledge of the Company threatened, or was ongoing or closed or to the Knowledge of the Company threatened at any time during the past five years. There has occurred no “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) with respect to any Company Benefit Plan that is likely to result in, or has already resulted in, the imposition of any penalties or Taxes upon the Company or the Bank or any of their Subsidiaries under Section 502(i) of ERISA or Section 4975 of the Code.

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(iii)              No Liability to the Pension Benefit Guaranty Corporation has been, or is expected by the Company Parties or their Subsidiaries to be, incurred with respect to any Company Benefit Plan that is subject to Title IV of ERISA (an “Company Pension Plan”), or with respect to any “single-employer plan” (as defined in Section 4001(a) of ERISA) currently or formerly maintained by the Company or the Bank or any ERISA Affiliate. No Company Pension Plan had an “accumulated funding deficiency” (as defined in Section 302 of ERISA), whether or not waived, as of the last day of the end of the most recent plan year ending prior to the date hereof, and no notice of a “reportable event” (as defined in Section 4043 of ERISA) for which the reporting requirement has not been waived has been required to be filed for any Company Pension Plan within the 12-month period ending on the date of this Agreement. Neither the Company nor the Bank, nor any of their Subsidiaries, has provided or is required to provide security to any Company Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code. Neither the Company nor the Bank, nor any of their Subsidiaries or any ERISA Affiliate, has contributed to or been obligated to contribute to any “multiemployer plan” as defined in Section 3(37) of ERISA.

(iv)               Each Company Benefit Plan that is an “employee pension benefit plan” (as defined in Section 3(2) of ERISA) and which is intended to be qualified under Section 401(a) of the Code (an “Company Qualified Plan”) has received a current favorable determination letter from the IRS (or, in the case of an IRS pre-approved plan, the pre-approved plan has a current IRS opinion or advisory letter upon which the Company Parties are entitled to rely under applicable IRS guidance), and to the Knowledge of the Company there are no facts or circumstances that would reasonably be expected to result in the revocation of any such favorable determination letter. Each Company Qualified Plan, if any, that is an “employee stock ownership plan” (as defined in Section 4975(e)(7) of the Code) has satisfied all of the applicable requirements of Sections 409 and 4975(e)(7) of the Code and the regulations thereunder in all material respects.

(v)                Neither the Company nor the Bank, nor any of their Subsidiaries, has any obligations for post-employment welfare benefits under any Company Benefit Plan that cannot be terminated upon 60 days or less notice without incurring any Liability thereunder, except for coverage required by Part 6 of Title I of ERISA or Section 4980B of the Code or similar state Laws, the cost of which is borne by the electing individuals.

(vi)               All contributions and payments required to be made with respect to any Company Benefit Plan by applicable Law or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any Company Benefit Plan, have been timely made or paid in full by the applicable due date, with extensions, or to the extent not required to be made or paid on or before the date hereof, have been fully reflected or reserved against in the Company Balance Sheet to the extent required by GAAP or regulatory accounting requirements. Any unfunded Company Benefit Plan pays benefits solely from the general assets of the Company or the Bank, or their applicable Subsidiary, for which arrangement the establishment of a trust under ERISA is not required.

(vii)             All required reports, notices, disclosures, and descriptions (including without limitation Form 5500 annual reports and required attachments, Forms 1099-R, summary annual reports, Forms PBGC-1, and summary plan descriptions) have been timely filed or distributed in accordance with applicable Law with respect to each Company Benefit Plan. All required Tax filings with respect to each Company Benefit Plan have been made, and any Taxes due in connection with such filings have been paid. Since January 1, 2016, neither the Company nor the Bank, nor any of their Subsidiaries, has filed or been required to file with the IRS a Form 8928 in order to self-report any health plan violations which are subject to excise taxes under applicable provisions of the Code, and there are no facts or circumstances that would reasonably be expected to result in the Company or the Bank, or any of their Subsidiaries, being required by the Code to file any such Form 8928.

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(viii)           Neither the Company nor the Bank, nor any of their Subsidiaries, is a party to or bound by any Contract (including without limitation any severance, change of control, change in control, salary continuation, or employment agreement) that will, as a result or consequence of the execution or delivery of this Agreement or the Bank Merger Agreement, shareholder approval of this Agreement or the transactions contemplated hereby, or the consummation of the transactions, including the Mergers or the Bank Merger, contemplated by this Agreement and the Bank Merger Agreement, either alone or in connection with any other event, (A) entitle any current or former director, officer, employee, or independent contractor of the Company or the Bank, or of any of their Subsidiaries, to severance pay or change of control or other benefits, or any increase in severance pay or other benefits (whether upon termination of employment or termination of such Contract after the date hereof or otherwise), (B) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable under, or trigger any withdrawal liability under or any other material obligation pursuant to any of the Company Benefit Plans, (C) result in any breach or violation of, or a default under, any of the Company Benefit Plans, or (D) result in the payment of any “excess parachute payments” within the meaning of Section 280G of the Code or the imposition of any Tax under Section 409A of the Code or the forgiveness of any indebtedness.

(ix)               Each Company Benefit Plan that is a “nonqualified deferred compensation plan” (as defined in Section 409A(d)(1) of the Code) is in documentary compliance with Section 409A of the Code and has been administered, as applicable, (A) in good faith compliance with Section 409A of the Code during the period beginning October 1, 2004, through December 31, 2008, and (B) in compliance with Section 409A of the Code since January 1, 2009.

(x)                No Person is entitled to receive any additional payment (including without limitation any Tax gross-up or similar payment) from the Company or the Bank or any of their Subsidiaries as a result of the imposition of any excise Taxes under Section 4999 of the Code or any Taxes required by Section 409A of the Code.

(xi)               All Company Voluntary Plans satisfy the regulatory safe-harbor requirements provided by ERISA in order for such Company Voluntary Plans to be considered not to be or to have been established, sponsored, or maintained by the Company or the Bank or any of their Subsidiaries and not to constitute an “employee benefit plan” subject to ERISA.

(t)                 Real and Personal Property.

(i)                  Set forth on Schedule 4.2(t)(i) of the Company Disclosure Memorandum is a true, correct, and complete list (by street address) as of the date of this Agreement of all real property owned by the Company or the Bank or any of their Subsidiaries, including without limitation property carried on the books of the Bank as “other real estate owned” (the “Owned Real Property”), and all real property leased by the Company or the Bank or any of their Subsidiaries (the “Leased Real Property,” and together with the Owned Real Property, collectively, the “Company Properties”). Except for the Company Properties, as of the date of this Agreement, neither the Company nor the Bank nor any of their Subsidiaries holds any interest (fee, leasehold, or otherwise) in any real property, other than interests as a creditor in real property securing Bank Loans (as defined below).

(ii)                The Company and the Bank and their Subsidiaries have good and marketable title to all of the Owned Real Property (including any property acquired in a judicial foreclosure proceeding or by way of a deed in lieu of foreclosure or similar transfer), in each case free and clear of any and all Liens, except Permitted Liens. To the Knowledge of the Company, there are no material unpaid bills or claims for work performed on or at the Company Properties, except for such as are not yet due and payable. None of the Owned Real Property is leased by the Company or the Bank or any of their Subsidiaries.

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(iii)              Each lease pursuant to which the Company or the Bank or their Subsidiaries lease the Leased Real Property is valid, binding, enforceable, and in full force and effect, and neither the Company nor the Bank nor any of their Subsidiaries, nor to the Knowledge of the Company, any other party to any such lease, is in breach or default under or in violation of, in any material respect, any provision of any such lease. The Company Parties have previously delivered or made available to BancShares a true, correct, and complete copy of each such lease, including any amendments thereto. The Company Parties and their Subsidiaries are entitled to and have exclusive possession of the Leased Real Property, and no parcel of Leased Real Property is subject to any legally binding lease, tenancy, or license or any legally binding agreement to grant any such lease, tenancy, or license that materially interferes or would reasonably be expected to materially interfere with the Company Parties’ or their Subsidiaries’ occupancy or use of the Leased Real Property.

(iv)               There is no Person in possession or occupation of, or who has any current right to possession or occupation of, the Company Properties other than the Company Parties and their Subsidiaries.

(v)                Each of the Company Properties that is used or held for use by the Company or the Bank or any of their Subsidiaries in connection with the business or operations of the Company or the Bank or any of their Subsidiaries (the “Company Business Properties”) is in reasonably good condition (normal wear and tear excepted), conforms in all material respects with all applicable ordinances, regulations, and zoning and other Laws, and is reasonably considered by the Company Parties and their Subsidiaries to be adequate for the current business of the Company Parties and their Subsidiaries. To the Knowledge of the Company, none of the buildings, structures, or other improvements located on any of the Company Business Properties encroaches upon or over any adjoining parcel of real estate or any easement or right-of-way, and none of the buildings, structures, or other improvements located on any parcel adjoining the Company Business Properties encroaches upon or over any portion of the Company Business Properties. There are no easements of any kind on, in respect of, or affecting the Company Business Properties that materially affect the Company Parties’ or their Subsidiaries’ use of or right to use the Company Business Properties for the conduct of their business.

(vi)               None of the Company Properties, nor any building, structure, fixture, or improvement thereon, is the subject of, or affected by, any condemnation, taking, eminent domain, or inverse condemnation proceeding currently instituted or pending, and the Company has no Knowledge that any of the Company Properties, or any such building, structure, fixture, or improvement, will or may the subject of, or affected by, any such proceeding. There are no special, general, or other assessment proceedings affecting the Company Properties which, if as a result of which a special, general, or other assessment were imposed, would materially increase the cost of using and operating the Company Properties as currently used and operated by the Company Parties and their Subsidiaries.

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(vii)             To the Knowledge of the Company, none of the Company Properties are located in any special flood hazard area or zone on any official flood hazard map published by the United States Federal Emergency Management Agency or in any wetland area as designated by the United States Army Corps of Engineers, the United States Environmental Protection Agency, or any applicable state or local agency. The Company Properties are appropriately zoned for each of the purposes for which they are being used by the Company Parties and their Subsidiaries.

(viii)           Neither the Company nor the Bank, nor any of their Subsidiaries, has experienced any material restriction in access to or from public roads or any material restriction in access to any utilities, including without limitation water, sewer, drainage, gas, electric, telephone, cable, and internet, used by the Company or the Bank or any of their Subsidiaries in the operation of their business as presently conducted; there is no pending or, to the Knowledge of the Company, threatened governmental action that has prohibited or materially interfered with or would reasonably be expected to prohibit or materially interfere with such access; and, to the Knowledge of the Company, no fact or condition exists which, with the passage of time or the giving of notice, or both, would reasonably be expected to result in the termination of or material reduction or impairment of such access. All existing utilities provided at the Company Properties are adequate in all material respects for the Company Parties’ and their Subsidiaries’ existing use and operation of the Company Properties.

(ix)               The Company and the Bank and their Subsidiaries have good and marketable title to all personal property owned by them, in each case free and clear of any and all Liens, except for Permitted Liens. In each case except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect on the Company, each lease pursuant to which the Company or the Bank, or any of their Subsidiaries, leases personal property is valid, binding, enforceable, and in full force and effect, and neither the Company nor the Bank, nor any of their Subsidiaries, nor to the Knowledge of the Company any other party to any such lease, is in default under or in breach or violation of any provision of any such lease. The personal property owned or leased by the Company and the Bank and their Subsidiaries is in reasonably good condition, normal wear and tear excepted, and is reasonably sufficient for the carrying on of the business of the Company and the Bank and their Subsidiaries in the ordinary course consistent with past practice.

(u)                Environmental Matters.

(i)                  Each of the Company Properties and each of the Company Participation Facilities is, and has been during the period of the Company’s or the Bank’s or their Subsidiaries’ ownership or operation thereof, in compliance in all material respects with all Environmental Laws, and, to the Knowledge of the Company, each of the Company Loan Properties is, and has been during the period of the Company’s or the Bank’s or their Subsidiaries’ possession of a security interest therein, in compliance in all material respects with all Environmental Laws. There is no suit, claim, action, demand, executive or administrative order, directive, investigation, or proceeding pending or, to the Knowledge of the Company, threatened against the Company or the Bank or any of their Subsidiaries, or any Company Participation Facility, (A) relating to alleged noncompliance (including by any predecessor) with or Liability under any Environmental Law or (B) relating to the presence of or release into the environment of any Hazardous Substance, whether or not occurring at or on a site owned, leased, or operated by the Company or the Bank or any of their Subsidiaries, or any Company Participation Facility. To the Knowledge of the Company, there is no suit, claim, action, demand, executive or administrative order, directive, investigation, or proceeding pending or threatened against or relating to any Company Loan Property (or the Company or the Bank or any of their Subsidiaries in respect of any Company Loan Property) (A) relating to alleged noncompliance (including by any predecessor) with or Liability under any Environmental Law or (B) relating to the presence of or release into the environment of any Hazardous Substance, whether or not occurring at or on a Company Loan Property. Neither the Company nor the Bank, nor any of their Subsidiaries, has received any written notice, demand letter, executive or administrative order, directive, or request for information from any Governmental Entity or other third party indicating that it is or may be in violation of or have any Liability under any Environmental Law.

(ii)                There are no underground storage tanks at or on any of the Company Properties, any other property operated by the Company or the Bank or any of their Subsidiaries, any Company Participation Facility, or to the Knowledge of the Company any Company Loan Property. Neither the Company nor the Bank nor any of their Subsidiaries, nor to the Knowledge of the Company any other Person, has closed or removed any underground storage tank on or from any of the Company Properties, any other property operated by the Company or the Bank or any of their Subsidiaries, any Company Participation Facility, or any Company Loan Property. To the Knowledge of the Company, none of the Company Loan Properties is the site of or was formerly the site of a dry cleaning facility.

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(iii)              During the period of (A) the Company Parties’ and their Subsidiaries’ ownership, occupancy, or operation of the Company Properties and (B) the Company Parties’ or their Subsidiaries’ participation in the management of any Company Participation Facility, there has been no contamination by or release of Hazardous Substances in, on, under, or affecting such properties, except for releases of Hazardous Substances, individually or in the aggregate, in quantities below the level at which they were regulated under any Environmental Law in effect at the time of such release(s). To the Knowledge of the Company, prior to the period of (A) the Company Parties’ and their Subsidiaries’ ownership, occupancy, or operation of the Company Properties or (B) the Company Parties’ or their Subsidiaries’ participation in the management of any Company Participation Facility, there was no contamination by or release of Hazardous Substances in, on, under, or affecting such properties, except for releases of Hazardous Substances, individually or in the aggregate, in quantities below the level at which they were regulated under any Environmental Law in effect at the time of such release(s).

(iv)               The Company Parties and their Subsidiaries have all permits, licenses, consents, orders, authorizations, and approvals required by the Environmental Laws for the use and occupancy of, and for all operations and activities conducted on, any of the Company Properties (or any other properties operated or occupied by the Company Parties or their Subsidiaries), and the Company Parties and their Subsidiaries are in compliance in all material respects with all such permits, licenses, consents, orders, authorizations, and approvals. All such permits, licenses, consents, orders, authorizations, and approvals were duly issued, are in full force and effect, and will remain in full force and effect as of and after the Effective Time.

(v)                Fairness Opinion. Prior to the Parties’ execution of this Agreement, the board of directors of the Company received from Sandler O’Neill + Partners, L.P. an opinion (which, if initially rendered verbally, has been or will be confirmed in a written opinion dated the same date) to the effect that, as of the date of such opinion and subject to the assumptions and qualifications set forth therein, the Merger Consideration is fair from a financial point of view to the holders of Company Common Stock.

(w)              Broker Fees. Neither the Company nor the Bank nor any of their Subsidiaries, nor any of their respective officers, directors, employees, or agents, has engaged or employed any broker, investment banker, or finder or incurred any Liability for any financial advisory, investment banking, brokerage, or finder’s fees, commissions, or expenses, and no broker, investment banker, or finder has acted directly or indirectly for or on behalf of the Company or the Bank or any of their Subsidiaries, in connection with this Agreement or the transactions contemplated hereby.

(x)                Loan Matters.

(i)                 All Loans made, originated, or held by the Company or the Bank or any of their Subsidiaries (collectively, the “Bank Loans”) (A) were made or originated for good, valuable, and adequate consideration in the ordinary course of business and (B) were solicited and originated, and are and have been administered and, where applicable, serviced, and the relevant Loan files are being and have been maintained, (1) in accordance in all material respects with the relevant notes or other credit or security documents, (2) in accordance in all material respects with the applicable underwriting and servicing standards of the Bank (and, in the case of Loans held for resale to investors, the underwriting standards, if any, of the applicable investors), and (3) in accordance with all applicable Laws, except, as it relates to clause (3) only, as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. To the Knowledge of the Company, none of such Bank Loans are subject to any defenses, setoffs, or counterclaims, including without limitation any of such as are afforded by usury or truth in lending Laws, subject, however, to the Enforceability Exceptions. The notes or other evidences of indebtedness evidencing the Bank Loans and all pledges, mortgages, deeds of trust, and other collateral documents and security agreements related thereto are legal, valid, binding, and enforceable (except as enforceability may be limited by the Enforceability Exceptions).

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(ii)               Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, neither the terms of any Loan held, originated, made, administered, or serviced by the Company or the Bank or any of their Subsidiaries, any of the documentation for any such Loan, the manner in which any such Loan has been administered or serviced, nor the Company’s or the Bank’s or their Subsidiaries’ practices of approving or rejecting Loan applications violate any Law applicable thereto, including without limitation the Truth in Lending Act of 1968, as amended; Regulation B, Regulation O, and Regulation Z of the Federal Reserve; the CRA; the Equal Credit Opportunity Act, as amended; and any applicable federal or state Laws relating to consumer protection, installment sales, or usury.

(iii)             The Company Parties’ allowance for loan and lease losses is, and shall be as of the Effective Time, (A) in compliance in all material respects with their existing methodology for determining the adequacy of their allowance for loan and lease losses as well as the standards established by applicable Governmental Entities and the Financial Accounting Standards Board and (B) adequate to meet all reasonably anticipated loan and lease losses, net of recoveries related to loans previously charged off, as of such dates.

(iv)              None of the Contracts pursuant to which the Company or the Bank or any of their Subsidiaries has sold Loans or pools of Loans, or participations in Loans or pools of Loans, contain any Liability on the part of the Company or the Bank or any of their Subsidiaries to repurchase such Loans or interests therein.

(v)                Set forth on Schedule 4.2(x)(v) of the Company Disclosure Memorandum is a true, correct, and complete list of all Loans, as of the date hereof, by the Company or the Bank or any of their Subsidiaries to any director, executive officer, or principal shareholder (as such terms are defined in Regulation O) of the Company or the Bank or any of their Subsidiaries.

(vi)              Set forth on Schedule 4.2(x)(vi) of the Company Disclosure Memorandum is a true, correct, and complete listing, as of March 30, 2019, by account of (A) each borrower, customer, or other Person who has notified the Company or the Bank or any of their Subsidiaries during the past 12 months of, or has asserted against the Company or the Bank or any of their Subsidiaries, any “lender liability” or similar claim; (B) all Loans of the Company or the Bank or their Subsidiaries (1) that are contractually past due 90 days or more in the payment of principal and/or interest, (2) that are on non-accrual status, (3) that are classified as “special mention,” “substandard,” “doubtful,” “loss,” or words of similar import, (4) that constitute troubled debt restructurings, or (5) where a specific reserve allocation exists in connection therewith; and (C) all assets classified by the Company or the Bank or any of their Subsidiaries as real estate acquired through foreclosure or in lieu of foreclosure, and all other assets currently held that were acquired through foreclosure or in lieu of foreclosure, in each case including the book value thereof as of March 31, 2019.

(vii)            Each Loan held by the Company or the Bank or their Subsidiaries (A) is evidenced by notes, agreements, or other evidences of indebtedness that are true, genuine, and what they purport to be, (B) to the extent secured, has been secured by valid Liens which have been perfected and (C) is a legal, valid, and binding obligation of the obligor named therein, enforceable in accordance with its terms, except as enforceability may be limited by the Enforceability Exceptions.

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(viii)          To the Knowledge of the Company, there are no material oral modifications or amendments related to any Loans held by the Company or the Bank or any of their Subsidiaries that are not reflected in the written records of the Company Parties or their Subsidiaries. All Loans held by the Company or the Bank or their Subsidiaries are owned by the Company Parties or their Subsidiaries free and clear of any Liens, except for Liens on Loans granted to the Federal Reserve or Federal Home Loan Bank of Atlanta. No claims of defense as to the enforcement of any Loan held by the Company or the Bank or their Subsidiaries have been asserted in writing against the Company Parties or their Subsidiaries for which there is a reasonable possibility of an adverse determination. None of the Loans held by the Company or the Bank or their Subsidiaries are presently serviced by third parties, and there is no obligation which would reasonably be expected to result in any such Loan becoming subject to any third party servicing.

(ix)              Neither the Company nor the Bank nor any of their Subsidiaries is now or has been since January 1, 2016, subject to any material fine, suspension, or settlement or other administrative agreement or sanction by, or any reduction in any loan purchase commitment from, any Governmental Entity relating to the origination, sale, or servicing of mortgage or consumer Loans.

(y)                Material Interests of Certain Persons. Except for deposit and loan relationships entered into in the ordinary course of business in compliance with applicable Law, no current or former officer or director of the Company or the Bank or any of their Subsidiaries, or any family member or Affiliate of any such Person, has any material direct or indirect interest in any Contract or property, real or personal, tangible or intangible, of, used in or pertaining to the business of, or owned or leased by the Company or the Bank or any of their Subsidiaries.

(z)                Insurance. The Company and the Bank and their Subsidiaries are insured with reputable insurers against such risks and in such amounts as are customary and prudent in accordance with industry practices. All policies of insurance currently held or maintained by or providing coverage for the Company or the Bank or any of their Subsidiaries are in full force and effect, neither the Company nor the Bank nor any of their Subsidiaries is in breach or default under any such insurance policy, and no event has occurred which, with notice or lapse of time or both, would constitute a breach or default or permit a termination, modification, or acceleration under any of such insurance policies. All premiums due and payable under or with respect to such insurance policies have been timely and fully paid, and all claims thereunder have been filed in a timely fashion. There is no claim for coverage by the Company or the Bank or any of their Subsidiaries pending under any of such insurance policies as to which coverage has been questioned, denied, or disputed. Neither the Company nor the Bank nor any of their Subsidiaries has received notice of any termination of (actual or threatened), material premium increase with respect to, or material alteration of coverage under any of such insurance policies.

(aa)             Investment Securities; Derivatives. The Company Parties and their Subsidiaries have good title to all securities and commodities owned by them (except those sold under repurchase agreements), free and clear of any Liens, except to the extent such securities or commodities are pledged in the ordinary course of business to secure obligations of the Company Parties and their Subsidiaries. Such securities and commodities are valued on the books of the Company Parties and their Subsidiaries in accordance with GAAP. The Company Parties and their Subsidiaries employ investment, securities, commodities, risk management, and other similar policies, practices, and procedures that the Company Parties and their Subsidiaries reasonably believe are prudent and reasonable in the context of their respective businesses, and prior to the date of this Agreement, the Company Parties have made available to BancShares true, correct, and complete copies of or the material terms of such policies, practices, and procedures. Except for restrictions that exist for securities that are classified as “held to maturity” or that are pledged to other Persons, none of the investment securities held by the Company or the Bank or any of their Subsidiaries are subject to any restriction (whether contractual, statutory, or otherwise) that would reasonably be expected to materially impair the ability of the entity holding such investment securities freely to dispose of such investment securities at any time. Neither the Company nor the Bank nor any of their Subsidiaries is a party to or has agreed to enter into any exchange-traded or over-the-counter equity, interest rate, foreign exchange, or other swap, forward, future, option, cap, floor, or collar, or any other Contract that is a derivative contract (including various combinations thereof), or owns securities that (i) are referred to generically as “structured notes,” “high risk mortgage derivatives,” “capped floating rate notes,” or “capped floating rate mortgage derivatives” or (ii) are likely to have changes in value as a result of interest or exchange rate changes that materially exceed normal changes in value attributable to interest or exchange rate changes.

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(bb)            Securities Transactions. All offers and sales of securities by the Company or the Bank or their Subsidiaries were at all relevant times exempt from, or complied in all material respects with, the registration requirements of the Securities Act, and the rules and regulations promulgated thereunder, and applicable state securities or “blue sky” Laws. Neither the Company Parties nor their Subsidiaries, nor to the Knowledge of the Company any director, officer, or employee of the Company or the Bank or their Subsidiaries, any Person related to any such director, officer, or employee by blood, marriage, or adoption and residing in the same household, or any Person who has been knowingly provided material nonpublic information by any one or more of any of the foregoing Persons, has purchased or sold, or caused to be purchased or sold, any shares of Company Stock or Bank Stock (or other securities issued by the Company or the Bank or their Subsidiaries) in violation of any applicable provision of federal or state securities Laws.

(cc)             Transactions with Affiliates. All “covered transactions” between the Bank and any “affiliate” within the meaning of Section 23A and Section 23B of the Federal Reserve Act and the regulations promulgated pursuant thereto have been in compliance with such provisions of Law in all material respects.

(dd)            Fiduciary Accounts. The Company and the Bank and their Subsidiaries have properly administered all accounts, if any, for which they serve or act as a fiduciary, including without limitation accounts for which they serve as trustee, agent, custodian, personal representative, guardian, conservator, or investment advisor, in accordance with the terms of all governing documents and applicable Laws. Neither the Company nor the Bank nor any of their Subsidiaries, nor to the Knowledge of the Company any of the directors, officers, or employees of the Company or the Bank or their Subsidiaries, have committed any breach of trust with respect to any fiduciary account, and the records for each such fiduciary account are true and correct in all material respects and accurately reflect the assets of such fiduciary account.

(ee)             CRA, Anti-Money Laundering, and OFAC. The Bank received a rating of “Satisfactory” or better during its most recent examination or interim review with respect to the CRA. To the Knowledge of the Company, there are no facts or circumstances that would reasonably be expected to cause the Bank (i) to be considered not to be in satisfactory compliance in any material respect with the CRA and the regulations promulgated thereunder, or to be assigned a rating for CRA purposes by federal banking regulators of lower than “Satisfactory,” or (ii) to be considered to be operating in violation, in any material respect, of the Bank Secrecy Act of 1970, as amended, the USA PATRIOT Act, any order issued with respect to anti-money laundering by the United States Department of the Treasury’s Office of Foreign Assets Control, or any other applicable anti-money laundering Law.

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(ff)               Internal Controls. The records, systems, controls, data, and information of the Company and its Subsidiaries are recorded, stored, maintained, and operated under means (including any electronic, mechanical, or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of the Company or its Subsidiaries or accountants (including all means of access thereto and therefrom), except for any non-exclusive ownership and non-direct control that, either individually or in the aggregate, had not had and would not reasonably be expected to have a Material Adverse Effect on the Company. The Company (i) has implemented and maintains disclosure controls and procedures and internal controls over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act and (ii) has disclosed, based on its most recent evaluation prior to the date of this Agreement, to the Company’s outside auditors and the audit committee of the Company’s board of directors (A) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act) which are reasonably likely to adversely affect the Company’s ability to record, process, summarize, and report financial information, and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting. To the knowledge of the Company, there is no reason to believe that the Company’s outside auditors and its principal executive officer and principal financial officer will not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act, without qualification, at any time prior to the Closing Date.

(gg)            Regulatory Capital. The Company and the Bank are “well-capitalized” as such term is defined in 12 C.F.R. 225.2 and 12 C.F.R. 325.103, respectively.

(hh)            State Takeover Laws. The Company and the Bank and their Subsidiaries have taken (through their respective boards of directors or other governing bodies or otherwise) all action required to render inapplicable to this Agreement and the Bank Merger Agreement and the transactions contemplated hereby and thereby any otherwise applicable state takeover Laws, including without limitation any “moratorium,” “control share,” “fair price,” “Takeover,” or “interested shareholder” Law (collectively, “Takeover Laws”).

(ii)               Ownership of BancShares Stock. As of the date of this Agreement, neither the Company nor the Bank nor any of their Subsidiaries owns any shares of BancShares Stock, other than shares of BancShares Stock owned or held in a bona fide fiduciary or agency capacity.

(jj)               Foreign Corrupt Practices. Since January 1, 2016, no Company Party, or, to the Knowledge of the Company, any director, officer, agent, employee, or other Person acting on behalf of a Company Party has, in the course of its or their actions for, or on behalf of, any Company Party (a) used any funds of any Company Party for any unlawful contribution, gift, entertainment, or other unlawful expenses relating to political activity, (b) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from funds of any Company Party, (c) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or any similar Law, (d) made any bribe, unlawful rebate, payoff, influence payment, kickback, or other unlawful payment to any person, private or public, regardless of form, whether in money, property, or services, to obtain favorable treatment in securing business or to obtain special concessions for any Company Party, (e) established or maintained any unlawful fund of monies or other assets of any Company Party, or (f) made any fraudulent entry on the books or records of any Company Party, and litigation by or before any Governmental Entity or any arbitrator involving any Company Party with respect to any of such laws is not pending or, to the Knowledge of the Company, threatened.

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(kk)            No Further Representations. Except for the representations and warranties made by the Company in this ARTICLE IV (including the related portions of the Company Disclosure Memorandum), the Company does not make any express or implied representation or warranty with respect to the Company or the Bank or their Subsidiaries or the respective businesses, operations, assets, liabilities, or conditions (financial or otherwise) of the Company or the Bank or their Subsidiaries, and the Company hereby disclaims any such other representations or warranties. In particular, without limiting the foregoing disclaimer, except for the representations and warranties made by the Company in this ARTICLE IV (including the related portions of the Company Disclosure Memorandum), the Company does not make any representation or warranty to the BancShares Parties with respect to (i) any financial projection, forecast, estimate, budget, or prospective information relating to the Company Parties or any of their Subsidiaries or the respective businesses of the Company Parties or their Subsidiaries or (ii) any oral or written information presented, delivered, or made available to BancShares or FCB in the course of their due diligence investigation of the Company Parties or their negotiation of this Agreement or otherwise in the course of the transactions contemplated hereby.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF BANCSHARES PARTIES

Section 5.1               BancShares Disclosure Memorandum. Prior to or simultaneously with the Parties’ execution and delivery of this Agreement, the BancShares Parties have delivered to the Company a confidential memorandum (the “BancShares Disclosure Memorandum”) setting forth, among other things, items the disclosure of which is necessary either in response to an express disclosure requirement contained in a provision of this Agreement or as an exception to one or more representations or warranties of the BancShares Parties contained in this ARTICLE V or to one or more covenants of the BancShares Parties contained in ARTICLE VI (and in the case of any such exception, whether or not the subject representation, warranty, or covenant expressly makes reference to the BancShares Disclosure Memorandum), making specific reference in such BancShares Disclosure Memorandum to the Section(s) of this Agreement to which such items relate.

Section 5.2               Representations and Warranties. Subject to and except as disclosed in the BancShares Securities Filings (as defined below) filed prior to the date of this Agreement (but excluding any risk factor disclosures under the heading “Risk Factors,” any forward-looking statement disclosures or disclaimers, and any other disclosures that are cautionary, predictive, or forward-looking in nature), BancShares, FCB, and Merger Sub hereby represent and warrant to the Company as follows:

(a)                Organization and Qualification. BancShares is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and is duly registered as a bank holding company under the BHCA. Merger Sub is a corporation duly organized, validly existing, and in good standing under the laws of the State of North Carolina. FCB is a banking corporation duly organized, validly existing, and in good standing under the laws of the State of North Carolina. Each of BancShares, Merger Sub, and FCB has the corporate power and authority to own, lease, and operate its properties and assets and to conduct its respective business as presently conducted. Each of BancShares and FCB is duly licensed and qualified to transact business and is in good standing in each jurisdiction in which the character of the properties or assets owned or leased by it or the nature of the business conducted by it makes such licensing and qualification necessary, except where the failure to be so licensed, qualified, or in good standing has not had and would not reasonably be expected to have a Material Adverse Effect on BancShares. The copies of the charters or articles of incorporation, bylaws, and other organizational documents of BancShares and FCB and their respective Subsidiaries previously provided or made available to the Company are true, correct, and complete copies of such documents as in effect as of the date of this Agreement. Neither BancShares nor FCB nor any Subsidiary of BancShares or FCB is in violation, in any material respects, of its respective charter or articles of incorporation, bylaws, or other organizational documents. The minute books or corporate records of BancShares and FCB and their Subsidiaries previously provided or made available to the Company Parties constitute, in all material respects, a true, correct, and complete record of all meetings of and material corporate actions taken by their respective boards of directors (and each committee thereof) and other governing bodies and their respective shareholders and other securityholders, in each case for the periods covered thereby.

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(b)                Subsidiaries and Other Interests. Set forth on Schedule 5.2(b) of the BancShares Disclosure Memorandum is a true, correct, and complete list of all Subsidiaries of BancShares (other than FCB) and/or FCB, as well as each such Subsidiary’s jurisdiction of incorporation, organization, or formation and BancShares’ and/or FCB’s percentage ownership of each such Subsidiary. Each of BancShares and FCB owns beneficially and of record the capital stock or other equity or ownership interest it owns in each of its respective Subsidiaries free and clear of any and all Liens. There are no Contracts relating to the right of BancShares or FCB to vote or dispose of any capital stock or other equity or ownership interest of any Subsidiary of BancShares or FCB. The ownership interests of BancShares and FCB in their respective Subsidiaries are in compliance with all applicable Laws. Each of the Subsidiaries of BancShares and/or FCB (i) is a corporation, limited liability company, or other entity duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, organization, or formation, (ii) has all requisite corporate power and authority to own, lease, and operate its properties and assets and to conduct its business as presently conducted, and (iii) is duly licensed and qualified to transact business and is in good standing in each jurisdiction in which the character of the properties or assets owned or leased by it or the nature of the business conducted by it makes such licensing or qualification necessary, except, with respect to clause (iii) only, where the failure to be so licensed, qualified, or in good standing has not had and would not reasonably be expected to have a Material Adverse Effect on BancShares. The outstanding capital stock or other outstanding equity or ownership interests of each Subsidiary of BancShares and/or FCB have been validly authorized and are validly issued, fully paid, and non-assessable. No shares of capital stock or other equity or ownership interests of any Subsidiary of BancShares and/or FCB are or may be required to be issued by virtue of any options, warrants, or other rights; no securities exist that are convertible into or exchangeable for any shares of capital stock or other equity or ownership interests of any Subsidiary of BancShares and/or FCB, or any other debt or equity security of any Subsidiary of BancShares and/or FCB; and there are no Contracts for the issuance of any additional capital stock or other equity or ownership interests, or any other debt or equity securities, of any Subsidiary of BancShares and/or FCB or any options, warrants, or other rights with respect to such securities. Except for securities and other interests held in a fiduciary capacity and beneficially owned by third parties, neither BancShares nor FCB owns, beneficially or of record, directly or indirectly, any equity securities of or any other equity or ownership interest in any Person.

(c)                Authority. Each of BancShares, FCB, and Merger Sub, as applicable, has all requisite corporate power and authority to execute and deliver this Agreement, and FCB has all requisite corporate power and authority to execute and deliver the Bank Merger Agreement, and in each case, subject to the consents, approvals, waivers, notices, filings, and registrations referred to in Section 5.2(e), to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement by each of BancShares, FCB, and Merger Sub, as applicable, and the Bank Merger Agreement by FCB, the performance by BancShares, FCB, and Merger Sub of their obligations hereunder and thereunder, as applicable, and the consummation by BancShares, FCB, and Merger Sub, as applicable, of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of the Joint Executive Committee of the Board of Directors of BancShares and FCB (the “Executive Committee”) for BancShares and FCB and on the part of the board of directors of Merger Sub, and no other corporate actions or proceedings on the part of BancShares, FCB, or Merger Sub are necessary to authorize the execution, delivery, or performance of this Agreement by BancShares, FCB, or Merger Sub, as applicable, or the Bank Merger Agreement by FCB, or the consummation by BancShares, FCB, or Merger Sub, as applicable, of the transactions contemplated hereby or thereby, other than (i) the approval of this Agreement and the Bank Merger Agreement by BancShares as the sole shareholder of FCB in accordance with the charter and bylaws of FCB and applicable Law, and (ii) the approval of this Agreement by FCB as the sole shareholder of Merger Sub in accordance with the articles of incorporation and bylaws of Merger Sub and applicable Law. The Executive Committee has determined that this Agreement and the transactions contemplated hereby are advisable and in the best interests of BancShares and its shareholders and has duly and validly adopted resolutions to the foregoing effect. The Executive Committee has determined that this Agreement and the Bank Merger Agreement and the transactions contemplated hereby and thereby are advisable and in the best interests of FCB and its sole shareholder and has directed that this Agreement and the Bank Merger Agreement be submitted to the sole shareholder of FCB for approval, and has duly and validly adopted resolutions to the foregoing effect and to recommend that the sole shareholder of FCB approve this Agreement and the Bank Merger Agreement. The board of directors of Merger Sub has determined that this Agreement and the transactions contemplated hereby are advisable and in the best interests of Merger Sub and its sole shareholder and has directed that this Agreement be submitted to FCB, as the sole shareholder of Merger Sub, for approval, and has duly and validly adopted resolutions to the foregoing effect and to recommend that FCB, as the sole shareholder of Merger Sub, approve this Agreement. This Agreement has been duly and validly executed and delivered by each of BancShares, FCB, and Merger Sub and, assuming due authorization, execution, and delivery by the Company, constitutes a valid and legally binding obligation of each of BancShares, FCB, and Merger Sub, enforceable against each of BancShares, FCB, and Merger Sub in accordance with its terms, and the Bank Merger Agreement has been duly and validly executed and delivered by FCB and, assuming due authorization, execution, and delivery by the Bank, constitutes a valid and legally binding obligation of FCB enforceable against FCB in accordance with its terms, in each case except as enforceability may be limited by the Enforceability Exceptions.

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(d)                No Violations. Neither the execution, delivery, or performance of this Agreement by BancShares, FCB, or Merger Sub, as applicable, nor the execution, delivery, or performance of the Bank Merger Agreement by FCB, nor the consummation of the transactions contemplated by this Agreement or the Bank Merger Agreement, will (i) assuming the approval of this Agreement and the Bank Merger Agreement by BancShares as the sole shareholder of FCB in accordance with the charter and bylaws of FCB and applicable Law, and the approval of this Agreement by FCB as the sole shareholder of Merger Sub in accordance with the articles of incorporation and bylaws of Merger Sub and applicable Law, violate the charter or articles of incorporation or bylaws of BancShares, FCB, or Merger Sub or (ii) assuming that the consents, approvals, waivers, notices, filings, and registrations referred to in Section 5.2(e) have been obtained and made and all applicable waiting periods have expired, (A) violate any Law, permit, or license to which BancShares or FCB or any of their Subsidiaries (or the properties or assets of BancShares or FCB or any of their Subsidiaries) are subject or by which BancShares or FCB or any of their Subsidiaries (or the properties or assets of BancShares or FCB or any of their Subsidiaries) are bound or (B) constitute a breach or violation of or a default under (or an event which, with notice or lapse of time or both, could constitute a default under), or result in the termination of, accelerate the performance required by, or result in the creation of any Lien upon any of the properties or assets of BancShares or FCB or any of their Subsidiaries under, any of the terms, conditions, or provisions of any Contract to which BancShares or FCB, or any of their Subsidiaries, is a party or to or by which any of the properties or assets of BancShares or FCB, or any of their Subsidiaries, may be subject or bound, except, in the case of clause (B) above, for breaches, violations, defaults, terminations, accelerations, or Liens that have not had and would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on BancShares.

(e)                Consents and Approvals. No consents or approvals of, waivers by, notices to, or filings or registrations with any Governmental Entity are required to be obtained, given, or made by BancShares, Merger Sub, or FCB in connection with the execution, delivery, or performance of this Agreement by BancShares, Merger Sub, and FCB, or the execution, delivery, or performance of the Bank Merger Agreement by FCB, or the consummation by BancShares, Merger Sub, and FCB of the transactions contemplated hereby and thereby, including without limitation the Mergers and the Bank Merger, except (i) the Regulatory Approvals; (ii) the filing of the Articles of Merger with the North Carolina Secretary of State, the filing of the Second Step North Carolina Articles of Merger with the North Carolina Secretary of State, and the filing of the Bank Merger Certificates; (iii)  such other filings, registrations, consents, declarations, and approvals as are required to be made or obtained under or pursuant to applicable federal or state securities Laws; (iv) the approval of this Agreement by FCB as the sole shareholder of Merger Sub in accordance with the articles of incorporation and bylaws of Merger Sub and applicable Law, and the approval of the Bank Merger Agreement by BancShares as the sole shareholder of FCB in accordance with the charter and bylaws of FCB and applicable Law; and (vii) consents, approvals, waivers, notices, filings, and registrations the failure of which to obtain, give, or make would not, individually or in the aggregate, have a material impact on BancShares or FCB or their Subsidiaries or, after the Mergers and the Bank Merger, the Surviving Corporation or the Surviving Bank or their Subsidiaries. As of the date of this Agreement, BancShares does not have Knowledge of any reason why any of the consents, approvals, or waivers referred to in this Section 5.2(e) will not be obtained or received in a timely manner.

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(f)                 Reports. BancShares and FCB, and each of their Subsidiaries, have timely filed or furnished, as applicable, all reports, notices, applications, schedules, registration and proxy statements, and other filings, documents, and instruments (together with any amendments required to be made with respect thereto) that they have been required to file or furnish since January 1, 2016, with or to the Federal Reserve, the FDIC, the NCCOB, or any other Governmental Entity, and have paid all fees and assessments due and payable in connection therewith. As of their respective dates, such reports, notices, applications, schedules, registration and proxy statements, and other filings, documents, and instruments were complete and accurate in all material respects and complied in all material respects with all applicable Laws.

(g)                Securities Filings. BancShares has filed with or furnished to the SEC all reports, schedules, registration statements, definitive proxy statements, exhibits, and other filings and materials that BancShares has been required to file or furnish under the Securities Act or the Exchange Act, or the rules and regulations promulgated thereunder, since January 1, 2016 (collectively, the “BancShares Securities Filings”). True, correct, and complete copies of the BancShares Securities Filings are publicly available in the Electronic Data Gathering, Analysis and Retrieval database of the SEC. As of their respective dates of filing with or furnishing to the SEC (or, if amended or superseded by a subsequent filing prior to the date hereof, as of the date of such subsequent filing), none of the BancShares Securities Filings contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. As of their respective dates of filing with or furnishing to the SEC (or, if amended or superseded by a subsequent filing prior to the date hereof, as of the date of such subsequent filing), the BancShares Securities Filings complied in all material respects with applicable requirements of the Securities Act and/or the Exchange Act, as the case may be, and the rules and regulations promulgated thereunder applicable to such BancShares Securities Filings.

(h)                Financial Statements. The consolidated financial statements of BancShares and its Subsidiaries included in the BancShares Securities Filings (including the related notes, where applicable) (the “BancShares Financial Statements”) fairly present in all material respects the financial position, results of operations, changes in shareholders’ equity, and cash flows of BancShares and its Subsidiaries as of the respective dates or for the respective fiscal periods therein set forth (subject in the case of unaudited statements to year-end audit adjustments normal in nature and amount which will not be material individually or in the aggregate). Each of the BancShares Financial Statements (including the related notes, where applicable) complies in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, and each of such BancShares Financial Statements (including the related notes, where applicable) has been prepared in accordance with GAAP consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto. The books and records of BancShares and its Subsidiaries have since January 1, 2016, been, and are being, maintained in accordance with GAAP and any other applicable legal and accounting requirements. Since January 1, 2016, no independent public accounting firm of BancShares has resigned (or informed BancShares that it intends to resign) or been dismissed as independent public accountants of BancShares as a result of or in connection with any disagreements with BancShares on a matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

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(i)                 Undisclosed Liabilities. Neither BancShares nor any of its Subsidiaries has, or has incurred, any Liability, other than (i) Liabilities reflected on or reserved against in the consolidated balance sheet of BancShares and its Subsidiaries as of December 31, 2018, included in BancShares’ Annual Report on Form 10-K for the year ended December 31, 2018, (ii) Liabilities incurred since December 31, 2018, in the ordinary course of business consistent with past practice that, either individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on BancShares, and (iii) Liabilities incurred in connection with this Agreement or the transactions contemplated hereby.

(j)                 Absence of Certain Changes or Events.

(i)                  Since (and including) January 1, 2018, there has been no effect, circumstance, occurrence, event, development, or change that, individually or taken together with all other effects, circumstances, occurrences, events, developments, and changes, has had or would reasonably be expected to have a Material Adverse Effect on BancShares.

(ii)                Since (and including) January 1, 2018, except as relates to the matters contemplated by this Agreement, BancShares and FCB and their Subsidiaries have conducted their respective businesses only in the ordinary and usual course consistent with past practices.

(k)                Litigation. There are (i) no suits, actions, claims, or legal, administrative, arbitration, or other proceedings pending or, to the Knowledge of BancShares, threatened against or affecting, and (ii) to the Knowledge of BancShares no investigations pending, threatened against, or affecting, BancShares or FCB or any of their Subsidiaries, any current or former director, officer, or employee of BancShares or FCB or any of their Subsidiaries in his or her capacity as such, any BancShares Benefit Plan, or any property, asset, right, or interest of BancShares or FCB or any of their Subsidiaries, which if adversely determined would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on BancShares, and, to the Knowledge of BancShares, there are no facts or circumstances that would reasonably be expected to give rise to any such suit, action, claim, investigation, or legal, administrative, arbitration, or other proceeding. Neither BancShares nor FCB nor any of their Subsidiaries, nor any of the properties or assets of BancShares or FCB or any of their Subsidiaries, is a party or subject to or bound by any judgment, decree, injunction, order, or ruling of any Governmental Entity (other than those applicable to banks or bank holding companies generally) that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect on BancShares.

(l)                 Regulatory Actions. Since January 1, 2016, neither BancShares nor FCB has been a party to or subject to any cease and desist order, prompt corrective action directive, written agreement, or memorandum of understanding issued by or with, or any material commitment letter or similar undertaking to, or has been subject to any material action, proceeding, order, or directive by, any Governmental Entity, or has adopted any board resolutions at the request of any Governmental Entity, or has been advised by any Governmental Entity that such Governmental Entity is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such action, proceeding, order, directive, cease and desist order, prompt corrective action directive, written agreement, memorandum of understanding, commitment letter, board resolutions, or similar undertaking. To the Knowledge of BancShares, there are no facts or circumstances which would reasonably be expected to result in any Governmental Entity issuing or requesting any such action, proceeding, order, directive, cease and desist order, prompt corrective action directive, written agreement, memorandum of understanding, commitment letter, board resolutions, or similar undertaking. There are no material unresolved violations, criticisms, or exceptions noted by any Governmental Entity in or with respect to any report or statement relating to any examination or inspection of BancShares or FCB or any of their Subsidiaries. Since January 1, 2016, there have been no material formal or informal inquires by (other than in the ordinary course of routine regulatory examinations and visitations), or material disagreements or disputes with, any Governmental Entity with respect to the business, operations, policies, or procedures of BancShares or FCB or any of their Subsidiaries.

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(m)              Compliance with Laws; Deposit Insurance.

(i)                  BancShares and FCB and their Subsidiaries have at all times since January 1, 2016, complied with, and are currently in compliance with, all applicable Laws, including without limitation Section 23A and Section 23B of the Federal Reserve Act and the regulations promulgated pursuant thereto; the Equal Credit Opportunity Act, as amended; the Fair Housing Act, as amended; the FCRA; the Truth in Lending Act of 1968, as amended; the CRA; the Home Mortgage Disclosure Act of 1975, as amended; the Bank Secrecy Act of 1970, as amended; the USA PATRIOT Act; the Dodd-Frank Wall Street Reform and Consumer Protection Act, as amended; all Privacy Laws; and all other applicable anti-money laundering Laws, fair lending Laws, and Laws relating to discriminatory lending, financing, leasing, or business practices or the origination, sale, or servicing of mortgage loans, except for any such failures to comply which, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on BancShares. BancShares and FCB and their Subsidiaries have, and have at all times had, all permits, licenses, franchises, certificates of authority, orders, authorizations, and approvals, and have made all filings, applications, and registrations with all Governmental Entities, that are required in order to permit them to own, lease, and operate their properties and assets and to carry on their respective businesses as heretofore or presently conducted, except for any failure to have any such permit, license, franchise, certificate of authority, order, authorization, or approval or to make any such filing, application, or registration that, individually or in the aggregate with other such failures, has not had and would not reasonably be expected to have a Material Adverse Effect on BancShares, and all such permits, licenses, franchises, certificates of authority, orders, authorizations, and approvals are in full force and effect and, to the Knowledge of BancShares, no suspension or cancellation of any of them is threatened.

(ii)                Each of the principal executive officer and the principal financial officer of BancShares (or each former principal executive officer or each former principal financial officer, as applicable) has made all certifications required by Rules 13a-14 or 15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act with respect to the BancShares Securities Filings, and the statements contained in such certifications are true and accurate in all material respects, and BancShares has, since January 1, 2016, been in compliance in all material respects with all other applicable provisions of the Sarbanes-Oxley Act.

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(iii)              The deposits of FCB are insured by the FDIC in accordance with the FDIA to the full extent permitted by Law, and FCB has paid all premiums and assessments and timely filed all reports required by the FDIA, except, as to the filing of such reports, where the failure to timely file such reports has not had and would not reasonably be expected to have, either individually or in the agreement, a Material Adverse Effect on BancShares. No proceeding for the revocation or termination of such deposit insurance is pending or, to the Knowledge of BancShares, threatened.

(n)                Broker Fees. Neither BancShares nor FCB nor any of their Subsidiaries, nor any of their respective officers, directors, employees, or agents, has engaged or employed any broker, investment banker, or finder or incurred any Liability for any financial advisory, investment banking, brokerage, or finder’s fees, commissions, or expenses, and no broker, investment banker, or finder has acted directly or indirectly for or on behalf of BancShares or FCB, in connection with this Agreement or the transactions contemplated hereby.

(o)                CRA, Anti-Money Laundering, and OFAC. FCB received a rating of “Satisfactory” or better during its most recent examination or interim review with respect to the CRA. To the Knowledge of BancShares, there are no facts or circumstances that would reasonably be expected to cause FCB (i) to be considered not to be in satisfactory compliance in any material respect with the CRA and the regulations promulgated thereunder, or to be assigned a rating for CRA purposes by federal banking regulators of lower than “Satisfactory,” or (ii) to be considered to be operating in violation, in any material respect, of the Bank Secrecy Act of 1970, as amended, the USA PATRIOT Act, any order issued with respect to anti-money laundering by the United States Department of the Treasury’s Office of Foreign Assets Control, or any other applicable anti-money laundering Law.

(p)                Regulatory Capital. BancShares and FCB are “well-capitalized” as such term is defined in 12 C.F.R. 225.2 and 12 C.F.R. 325.103, respectively.

(q)                Financing. BancShares has sufficient cash reserves, or has access to sufficient cash, with which to pay the Merger Consideration described herein without the need for any additional capital or cash from an outside source.

(r)                 Ownership of Company Stock. Except as set forth on Schedule 5.2(r) of the BancShares Disclosure Memorandum, as of the date of this Agreement, neither BancShares nor FCB nor any of their Subsidiaries owns any shares of Company Stock, other than shares of Company Stock owned or held in a bona fide fiduciary or agency capacity.

(s)                 Foreign Corrupt Practices. Since January 1, 2016, no BancShares Party, or, to the Knowledge of BancShares, any director, officer, agent, employee, or other Person acting on behalf of a BancShares Party has, in the course of its or their actions for, or on behalf of, any BancShares Party (a) used any funds of any BancShares Party for any unlawful contribution, gift, entertainment, or other unlawful expenses relating to political activity, (b) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from funds of any BancShares Party, (c) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or any similar Law, (d) made any bribe, unlawful rebate, payoff, influence payment, kickback, or other unlawful payment to any person, private or public, regardless of form, whether in money, property, or services, to obtain favorable treatment in securing business or to obtain special concessions for any BancShares Party, (e) established or maintained any unlawful fund of monies or other assets of any BancShares Party, or (f) made any fraudulent entry on the books or records of any BancShares Party, and litigation by or before any Governmental Entity or any arbitrator involving any BancShares Party with respect to any of such laws is not pending or, to the Knowledge of BancShares, threatened.

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(t)                 No Further Representations. Except for the representations and warranties made by the BancShares Parties in this ARTICLE V (including the related portions of the BancShares Disclosure Memorandum), the BancShares Parties do not make any express or implied representation or warranty with respect to BancShares, Merger Sub, or FCB, or their respective Subsidiaries, or the respective businesses, operations, assets, liabilities, or conditions (financial or otherwise) of BancShares, Merger Sub, or FCB, or their respective Subsidiaries, and the BancShares Parties hereby disclaim any such other representations or warranties. In particular, without limiting the foregoing disclaimer, except for the representations and warranties made by the BancShares Parties in this ARTICLE V (including the related portions of the BancShares Disclosure Memorandum), the BancShares Parties do not make any representation or warranty to the Company with respect to (i) any financial projection, forecast, estimate, budget, or prospective information relating to BancShares, Merger Sub, or FCB, or any of their Subsidiaries, or the respective businesses of BancShares, Merger Sub, or FCB, or their Subsidiaries, or (ii) any oral or written information presented, delivered, or made available to the Company Parties in the course of their due diligence investigation of BancShares and FCB and their Subsidiaries or their negotiation of this Agreement or otherwise in the course of the transactions contemplated hereby.

ARTICLE VI
CONDUCT PENDING THE MERGER

Section 6.1               Company Forbearances. Except as expressly contemplated or permitted by this Agreement, as required by applicable Law or at the direction of a Governmental Entity, or with the prior written consent of BancShares, which consent will not be unreasonably withheld, conditioned, or delayed, from the date of this Agreement until the Effective Time, the Company shall not, and will cause each of its Subsidiaries not to:

(a)                Conduct its business other than in the regular, ordinary, and usual course consistent with past practice; fail to use commercially reasonable efforts to maintain and preserve intact its business organizations and advantageous customer and other business relationships, and retain the services of its current officers and employees; or take any action that would reasonably be expected to adversely affect or materially delay its ability to perform its obligations under this Agreement or the consummation of the transactions contemplated hereby;

(b)                Incur, renew, modify, extend, or renegotiate any indebtedness for borrowed money or assume, guarantee, endorse, or otherwise as an accommodation become responsible for the obligations of any other Person, other than (i) the creation of deposit liabilities in the ordinary course of business consistent with past practice, (ii) purchases of federal funds, and (iii) borrowings by the Bank consistent with past practice and with a maturity of not more than 12 months; prepay any indebtedness or other similar arrangements so as to cause the Company or any of its Subsidiaries to incur any prepayment penalty thereunder; or purchase, accept, or renew any brokered deposits, except in the ordinary course of business consistent with past practice and with maturities of 24 months or less;

(c)                Adjust, split, combine, or reclassify any of its capital stock; make, declare, pay, or set aside for payment any dividend or other distribution on or in respect of its capital stock, other than (i) the declaration and payment by the Bank of dividends to the Company, and (ii) required dividends or distributions by the Company in respect of subordinated debentures related to trust preferred securities issued by statutory trusts affiliated with the Company; grant any Person any right to acquire any shares of its capital stock or any securities or rights convertible into or exercisable for its capital stock; issue any additional shares of capital stock or any securities or obligations convertible into or exercisable for any shares of its capital stock, except pursuant to the exercise, vesting, or settlement of Company Equity Awards outstanding as of the date of this Agreement; or directly or indirectly redeem, purchase, repurchase, or otherwise acquire any shares of its capital stock, except in connection with the exercise, vesting, or settlement of Company Equity Awards;

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(d)                Other than in the ordinary course of business consistent with past practice, (i) sell, transfer, mortgage, encumber, or otherwise dispose of any of its properties, assets, or business (including without limitation “other real estate owned”) or (ii) cancel, release, or assign any material indebtedness or claims or waive any rights of substantial value;

(e)                Acquire or make any equity investment in (except through foreclosure, deed or conveyance in lieu of foreclosure, or other resolution of a Loan pursuant to which the Bank accepts assets or collateral), whether by purchase of stock or other securities, contributions to capital, property transfers, purchase of any property or assets, or otherwise, any other Person, or form any new Subsidiary or dissolve, liquidate, or terminate any existing Subsidiary;

(f)                 Enter into any Contract that would be a Company Material Contract if such Contract had been entered into prior to and in effect as of the date of this Agreement or renew, fail to renew, amend, modify, cancel, or terminate any existing Company Material Contract;

(g)                Make, renew, increase the amount of, extend the term of, or modify any Loan, or commit to make, renew, increase the amount of, extend the term of, or modify any Loan, except (i) in conformity with existing lending policies and practices and where the principal amount of the subject Loan does not exceed $1,000,000 or (ii) Loans as to which the Company and its Subsidiaries have binding commitments to make such Loans (including without limitation lines of credit and letters of credit) as of the date of this Agreement and which are disclosed on Schedule 6.1(g) of the Company Disclosure Memorandum; provided, however, that neither the Company nor any of its Subsidiaries shall make, renew, increase the amount of, extend the term of, or modify any Loan, or commit to make, renew, increase the amount of, extend the term of, or modify any Loan, to any Person if, when aggregated with all other outstanding Loans and commitments for Loans to such Person and such Person’s family members and Affiliates, the aggregate principal amount of all such Loans and commitments would exceed $2,000,000; provided further, however, that if the Company provides written notice to BancShares seeking the consent of BancShares to any action prohibited by this Section 6.1(g) and BancShares does not object to such action within 48 hours of such written notice, BancShares shall be deemed to have consented in writing to such action;

(h)                Extend credit to, directly or indirectly, any Person who has a Loan with the Company or any of its Subsidiaries that is classified by the Company or any of its Subsidiaries or the FDIC or NCCOB as “doubtful,” “substandard,” or “special mention” or that is on non-accrual status (an “Company Classified Borrower”), or increase the amount of any Loan with or to a Company Classified Borrower;

(i)                 Except in the ordinary course of business consistent with past practice, renegotiate, renew, extend the term of, or modify any Loan with or to a Company Classified Borrower, except in conformity with existing lending policies and practices and regulatory requirements and where all outstanding Loans and commitments for Loans to such Company Classified Borrower and such Company Classified Borrower’s family members and Affiliates do not and would not exceed $500,000 in the aggregate;

(j)                 Except in compliance with Regulation O, make or increase the amount of any Loan, or commit to make or increase the amount of any Loan, to any director, executive officer, or principal shareholder (as such terms are defined in Regulation O) of the Company or any of its Subsidiaries, or any entity controlled, directly or indirectly, by any such Person;

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(k)                Commence any claim, action, suit, or proceeding, other than to enforce an obligation owed to the Company or any of its Subsidiaries in the ordinary course of business, or enter into any settlement or similar agreement with respect to any claim, action, suit, or proceeding, which claim, action, suit, proceeding, or settlement or other agreement (i) involves the payment by it of an amount in excess of $50,000 or (ii) would impose any material restriction on its business or operations or the business or operations of any of its Subsidiaries;

(l)                 Except as required by applicable Law or a plan, agreement, or arrangement in effect as of the date of this Agreement, or as disclosed on Schedule 6.1(l) of the Company Disclosure Memorandum, (i) increase in any manner the salary, wages, bonuses, compensation, or other benefits of, for, or payable to any of its directors or executive officers (except for normal employee wage and salary increases in the ordinary course of business consistent with past practice not exceeding 3% per year on a per employee basis); (ii) pay any bonus, pension, severance, retirement allowance, or contribution to any of its directors, officers, or employees; (iii) become a party to, establish, adopt, amend, renew, terminate, extend, or commit to any pension, retirement, profit-sharing, welfare, or other benefit plan, agreement, or arrangement, or any employment, severance, salary continuation, retention, change of control, change in control, or consulting agreement or other Contract, with or for the benefit of any director, officer, or employee; or (iv) amend, modify, or revise the terms of any outstanding stock option or restricted stock or restricted stock unit award or voluntarily accelerate the vesting of, or the lapsing of restrictions with respect to, any stock options, restricted stock, restricted stock units, or other equity-based compensation;

(m)              Elect or appoint to any office with the title of executive vice-president or higher any Person who does not hold such office as of the date of this Agreement; elect or appoint, or propose or recommend for election or appointment, to its board of directors any Person who is not a member of its board of directors as of the date of this Agreement; or hire any employee with annualized base compensation (excluding health insurance and retirement plan benefits) in excess of $75,000, except as may be necessary to replace an employee (other than an officer with a title of executive vice-president or higher) whose employment is terminated, whether voluntarily or involuntarily;

(n)                Amend its charter or articles of incorporation, bylaws, or other organizational or governing documents, or enter into any stock or asset purchase agreement or any plan or agreement of consolidation, merger, share exchange, or reorganization with any Person or any indication of interest, letter of intent, or agreement in principle with respect thereto;

(o)                Increase or decrease the rates of interest paid on time deposits or certificates of deposit, except in the ordinary course of business consistent with past practice;

(p)                Purchase any debt security, including mortgage-backed and mortgage-related securities, other than United States government and United States government agency securities with final maturities of 24 months or less;

(q)                Make any capital expenditures in excess of $250,000 in the aggregate, other than in the ordinary course of business consistent with past practice or pursuant to binding commitments existing on the date hereof which are disclosed on Schedule 6.1(q) of the Company Disclosure Memorandum;

(r)                 Except for interest rate caps and interest rate floors for individual Loans entered into in the ordinary course of business consistent with past practice, enter into any futures contract, option, swap agreement, interest rate cap, interest rate floor, or interest rate exchange agreement, or take any other action for purposes of hedging the exposure of its interest-earning assets or interest-bearing liabilities to changes in market rates of interest;

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(s)                 Make any material changes in policies or procedures in existence on the date of this Agreement (including if such changes are inconsistent with past practices or not based on competition and prevailing market rates in the Company’s banking markets) with regard to extensions of credit, or the establishment of reserves with respect to possible loss thereon or the charge off of losses incurred thereon, investments, or asset/liability management, or in pricing decisions with respect to deposit accounts and Loans, or in any other material banking policies or procedures, except as may be required by changes in applicable Law or GAAP or at the direction, suggestion, or recommendation of a Governmental Entity; provided, however, the Company and the Bank will make such appropriate accounting entries in their books and records and take such other actions as BancShares deems to be required by GAAP, or which BancShares otherwise reasonably deems to be necessary, appropriate or desirable in anticipation of completion of the Merger and which are not in violation of GAAP or applicable Law, including additional provisions to the Company’s loan loss reserves or accruals or the creation of reserves for compensation, employee benefit and transaction-related expenses; provided, further, however, that the Company and the Bank shall not be required to make any such accounting entries until immediately prior to the Closing Date;

(t)                 Make or change any material election in respect of Taxes, settle or compromise any material Tax Liability, agree to an extension or waiver of the statute of limitations with respect to the assessment, collection, or determination of any Taxes, enter into any closing agreement with respect to any Taxes or surrender any right to claim a Tax refund, adopt or change any method of accounting with respect to Taxes, or file any amended Tax Return;

(u)                Take any action that is intended or would reasonably be expected to result in (i) any of the representations or warranties of the Company set forth in this Agreement being or becoming untrue at any time prior to the Effective Time, (ii) any of the conditions to the Merger set forth in ARTICLE VIII not being satisfied, or (iii) a breach or violation of any provision of this Agreement;

(v)                Adopt or implement any change in its accounting principles, practices, or methods, other than as may be required by Law, GAAP, or regulatory guidelines;

(w)              Make any written communications to the officers or employees of the Company or any of its Subsidiaries, or any oral communications made or presented to a significant portion of the officers or employees of the Company or any of its Subsidiaries, in each case that are different than or include material information not contained in prior communications and that pertain to compensation or benefit matters that are affected by the transactions contemplated by this Agreement, without first providing BancShares a copy or written description of the intended communication and providing BancShares with a reasonable period of time to review and comment on the communication;

(x)                Fail to use commercially reasonable efforts to maintain its business premises or other assets in substantially the same condition as of the date hereof, ordinary wear and tear excepted;

(y)                Subject any of its properties or assets to any Lien (other than Permitted Liens and other Liens existing as of the date of this Agreement and other than in connection with securing advances, repurchase agreements, and other borrowings not prohibited by this Agreement); or

(z)                Agree to do, make any commitment to do, or adopt any resolutions of its board of directors (or other governing body) in support of, recommending, or proposing any of the foregoing.

Section 6.2               BancShares Forbearances. Except as expressly contemplated or permitted by this Agreement, as required by applicable Law or at the direction of a Governmental Entity, or with the prior written consent of the Company, which consent will not be unreasonably withheld, conditioned, or delayed, from the date of this Agreement until the Effective Time, each of BancShares and FCB shall not, and will cause each of their Subsidiaries not to:

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(a)                Conduct its business other than in the regular, ordinary, and usual course consistent with past practice; fail to use commercially reasonable efforts to maintain and preserve intact its business organizations and advantageous customer and other business relationships, and retain the services of its current officers and employees; or take any action that would reasonably be expected to adversely affect or materially delay its ability to perform its obligations under this Agreement or the consummation of the transactions contemplated hereby;

(b)                Amend its charter, bylaws, or other organizational or governing documents in a manner that would materially impede BancShares’ or FCB’s ability to consummate the transactions contemplated by this Agreement;

(c)                Take any action that is intended or would reasonably be expected to result in (i) any of the representations or warranties of BancShares or FCB set forth in this Agreement being or becoming untrue at any time prior to the Effective Time, (ii) any of the conditions to the Merger set forth in ARTICLE VIII not being satisfied, or (iii) a breach or violation of any provision of this Agreement; or

(d)                Agree to do, make any commitment to do, or adopt any resolutions of its board of directors (or other governing body) in support of, recommending, or proposing any of the foregoing.

Section 6.3               Absence of Control. It is the mutual intent of the Parties that (a) BancShares shall not by reason of this Agreement be deemed to control, directly or indirectly, the Company or any its Subsidiaries or to exercise, directly or indirectly, a controlling influence over the management or policies of the Company or any of its Subsidiaries and (b) the Company shall not by reason of this Agreement be deemed to control, directly or indirectly, BancShares or any its Subsidiaries or to exercise, directly or indirectly, a controlling influence over the management or policies of BancShares or any its Subsidiaries.

ARTICLE VII
COVENANTS

Section 7.1               Acquisition Proposals.

(a)                The Company shall, and shall direct and cause its Subsidiaries and its and its Subsidiaries’ Affiliates, directors, officers, employees, agents, and representatives (including any investment banker, financial advisor, attorney, accountant, or other representative retained by such Party or any of its Subsidiaries) to, immediately cease and cause to be terminated any activities, discussions, or negotiations with any Person other than BancShares and FCB with respect to the possibility, consideration, or consummation of any Acquisition Proposal, and will use its reasonable best efforts to enforce, and will direct and cause its Subsidiaries to use their reasonable best efforts to enforce, any confidentiality, nondisclosure, or similar agreement relating to any Acquisition Proposal, including by requesting any other party or parties thereto to promptly return or destroy any confidential information previously furnished by or on behalf of the Company Parties or any of their Subsidiaries thereunder.

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(b)                From the date of this Agreement until the earlier of the Effective Time and the termination of this Agreement in accordance with its terms, the Company shall not, and the Company shall direct and cause its Subsidiaries and its and its Subsidiaries’ Affiliates, directors, officers, employees, agents, and representatives (including any investment banker, financial advisor, attorney, accountant, or other representative retained by such Party or any of its Subsidiaries) not to, directly or indirectly through another Person, (i) solicit, initiate, or knowingly encourage (including by way of furnishing information or assistance), or take any other action to knowingly facilitate or that could reasonably be expected to result in any inquiries or discussions regarding, or the making of any proposal or offer that constitutes or could reasonably be expected to lead to, an Acquisition Proposal; (ii) provide any non-public information or data regarding the Company or any of its Subsidiaries to any Person other than the BancShares Parties and their Subsidiaries relating to or in connection with any Acquisition Proposal or any inquiry or indication of interest that could reasonably be expected to lead to an Acquisition Proposal; (iii) participate in any discussions or negotiations or otherwise communicate in any way with any Person other than the BancShares Parties and their Subsidiaries regarding any Acquisition Proposal; (iv) approve, endorse, or recommend, or execute, enter into, or consummate, any indication of interest, letter of intent, or other Contract (other than a confidentiality or nondisclosure agreement contemplated below in Section 7.1(c)) relating to any Acquisition Proposal or requiring the Company to abandon, terminate, or fail to consummate the transactions contemplated by this Agreement, or propose to do any of the foregoing; or (v) make or authorize any statement, recommendation, or solicitation in support of any Acquisition Proposal.

(c)                Notwithstanding Section 7.1(b), the Company may, prior to the approval of this Agreement by the shareholders of the Company in accordance with the Company’s articles of incorporation and bylaws and applicable Law, if the Company’s board of directors determines in good faith, after consultation with its outside legal and financial advisors, that the failure to do so would be inconsistent with its fiduciary duties under applicable Law, in response to a bona fide, written Acquisition Proposal not solicited in violation of this Section 7.1 above that the Company’s board of directors determines in good faith constitutes or is reasonably likely to result in a Superior Proposal, and subject to providing 48 hours’ prior written notice of its decision to take such action to the BancShares Parties and identifying the Person making the Acquisition Proposal and all of the material terms and conditions of such Acquisition Proposal and compliance with Section 7.1(d), (i) furnish information with respect to the Company and its Subsidiaries to any Person making such Acquisition Proposal pursuant to a customary confidentiality or nondisclosure agreement on terms no more favorable to such Person than the terms contained in the Confidentiality Agreement (which confidentiality agreement shall not provide such Person the exclusive right to negotiate with the Company) and (ii) participate in discussions or negotiations with such Person regarding such Acquisition Proposal.

(d)                In addition to the obligations of the Company set forth above, the Company shall promptly (within not more than 24 hours) advise BancShares orally and in writing of its or any of its Subsidiaries’ receipt of any Acquisition Proposal, or any request for information or inquiry which could reasonably be expected to lead to an Acquisition Proposal, and shall keep BancShares informed, on a current basis, of the continuing status thereof, including the material terms and conditions thereof and any changes thereto, and shall provide to BancShares copies of any written materials received by the Company or any of its Subsidiaries in connection therewith. Additionally, the Company shall contemporaneously provide or make available to BancShares all materials provided or made available to any third party pursuant to this Section 7.1 which have not been previously provided or made available to BancShares.

(e)                Nothing contained in this Agreement shall prohibit the Company or its board of directors from taking and disclosing to the Company’s shareholders a position required by, or otherwise complying with, Rule 14e-2(a) or Rule 14d-9 promulgated under the Exchange Act or Item 1012(a) of Regulation M-A, or from making any disclosure to its’s shareholders required by applicable Law; provided, however, that compliance by the Company, or its board of directors, with such rules, regulations, or applicable Law shall not in any way limit or modify the effect that any action taken pursuant to such rules, regulations, or applicable Law has under any other provision of this Agreement.

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(f)                 Nothing contained in this Section 7.1 shall (i) prevent the Company or its board of directors from informing any Person of the Company’s obligations under this Section 7.1 or (ii) prevent the Company’s board of directors from taking the actions permitted by Section 7.7(b) of this Agreement.

Section 7.2               Notice of Certain Matters. Prior to the Effective Time, each Party shall promptly notify the other Parties of any fact, event, occurrence, circumstance, or condition that (a) constitutes or has caused, or would reasonably be expected to cause, a material breach of any of the representations, warranties, covenants, or agreements of such Party set forth in this Agreement, provided, however, that no such notification shall (i) affect the representations, warranties, covenants, or agreements of the Parties, or the conditions to the obligations of the Parties, contained in this Agreement or (ii) be deemed to amend or supplement the Disclosure Memoranda; (b) has had, or would reasonably be expected to have, either individually or taken together with all other facts, events, occurrences, circumstances, and conditions known to such Party, a Material Adverse Effect on such Party; or (c) would, or would reasonably be expected to, prohibit or materially impede or delay the consummation of the transactions contemplated by this Agreement. Further, each Party shall promptly notify the other Parties of any notice or other communication from any third party alleging that the consent or approval of such third party is or may be required in connection with any of the transactions contemplated by this Agreement. Additionally, upon a Party receiving notice that any officer of such Party or any of its Subsidiaries with a title of executive vice-president or higher intends to terminate his or her employment with such Party or any of its Subsidiaries, such Party promptly shall give the other Parties notice of the same. The failure of a Party to comply with this Section 7.2 shall not in and of itself constitute the failure of any condition set forth in Section 8.2 or Section 8.3 to be satisfied unless the underlying fact, event, occurrence, circumstance, or condition would independently result in the failure of a condition set forth in Section 8.2 or Section 8.3 to be satisfied.

Section 7.3               Access and Information.

(a)                Prior to the Effective Time, upon reasonable notice and subject to applicable Laws relating to the exchange of information, for the purpose of BancShares and FCB verifying the representations and warranties of the Company and compliance by the Company with its covenants and agreements set forth herein, and preparing for the Mergers and the other matters contemplated by this Agreement (including for purposes of integration planning), the Company shall, and will cause its Subsidiaries to, afford to BancShares and FCB and their representatives (including their directors, officers, and employees and financial advisors, legal counsel, accountants, and other professionals retained by BancShares or FCB) reasonable access during normal business hours to the books, records, Contracts, properties, assets, personnel, and information technology systems of the Company Parties and their Subsidiaries, as well as such other information relating to the Company Parties or their Subsidiaries as BancShares or FCB may reasonably request.

(b)                From the date of this Agreement until the Effective Time, each Party shall promptly furnish or make available to the other Parties (i) a copy of any report, application, notice, schedule, or other document or instrument filed by such Party or any of its Subsidiaries with or received by such Party or any of its Subsidiaries from any Governmental Entity (other than any such materials which are not permitted to be disclosed under applicable Law) and (ii) such other information regarding such Party and its Subsidiaries and its and their respective businesses, properties, assets, liabilities, or personnel as the other Parties may reasonably request.

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(c)                Any investigation by BancShares, FCB or their representatives pursuant to this Section 7.3 shall be conducted in a manner that does not unreasonably interfere with the business operations of the Company or its Subsidiaries. No investigation by BancShares, FCB or their representatives pursuant to this Section 7.3 shall affect or be deemed to modify any of the representations, warranties, covenants, or agreements of the Company set forth in this Agreement. The Company and its Subsidiaries shall not be required to provide access to or to disclose information pursuant to this Section 7.3 where such access or disclosure would violate or prejudice the rights of customers of the Company Parties, jeopardize the attorney-client privilege of the Company Party in possession or control of such information (after giving due consideration to the existence of any common interest, joint defense, or similar agreement between the Parties), or contravene any Law, fiduciary duty, or binding Contract entered into prior to the date of this Agreement. The Company agrees to make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the immediately preceding sentence apply.

(d)                The Confidentiality Agreement, to the extent the same is not inconsistent with the terms of this Agreement, will remain in full force and effect following the date of this Agreement, whether or not the Merger occurs, in accordance with its terms, and each of BancShares, on the one hand, and the Company, on the other hand, shall hold all information furnished by or on behalf of the other Party or any of its Subsidiaries, or their representatives, pursuant to this Agreement in confidence to the extent required by, and in accordance with, the provisions of the Confidentiality Agreement.

Section 7.4               Regulatory Filings; Consents and Approvals.

(a)

(i)                 The Parties shall cooperate with each other and use their respective reasonable best efforts to prepare all documentation, to make all filings, to give all notices, and to obtain all permits, consents, approvals, waivers, and authorizations of all Governmental Entities and other third parties, including the Regulatory Approvals, necessary or advisable to consummate the Mergers, the Bank Merger, and the other transactions contemplated by this Agreement. BancShares shall use its reasonable best efforts to make any initial application, notice, and waiver filings or requests required by the Federal Reserve, the FDIC, or the NCCOB in connection with the Mergers on or before the date indicated in Schedule 7.4(a)(i) of the BancShares Disclosure Memorandum. Each Party shall have the right to review in advance, and to the extent practicable each Party shall consult with the other Parties with respect to, in each case subject to applicable Laws relating to the exchange of information, all written applications, notices, and waiver filings or requests, and any other written information, submitted to any Governmental Entity or other third party in connection with the transactions contemplated by this Agreement, provided that BancShares and FCB shall not be required to provide or make available to the Company, and the Company Parties shall not be required to provide or make available to BancShares, the confidential portions of any filing made with a Governmental Entity or other third party. In exercising the foregoing rights, each Party agrees to act reasonably and as promptly as practicable. Each Party agrees that it will consult with the other Parties with respect to the obtainment of all permits, consents, approvals, waivers, and authorizations of all Governmental Entities and other third parties, including the Regulatory Approvals, necessary or advisable to consummate the Mergers, the Bank Merger, and the other transactions contemplated by this Agreement, and each Party shall keep the other Parties reasonably apprised of the status of material matters relating to the consummation of such transactions.

(ii)               In furtherance and not in limitation of Section 7.4(a)(i), BancShares and FCB shall take any and all actions necessary to avoid, eliminate, and resolve any and all impediments under any Law that may be asserted by any Governmental Authority or any other Person with respect to the Merger and other transactions contemplated by this Agreement and to obtain all consents, approvals, waivers, and authorizations under any such Laws that may be required by any Governmental Authority to enable the Parties to close the Mergers, the Bank Merger, and such other transactions as promptly as practicable and in any event prior to the Outside Date. Without limiting the generality of the foregoing, BancShares and FCB agree, and shall cause their Subsidiaries, to take all Remedial Action necessary to obtain any Regulatory Approvals and cause the transactions contemplated by this Agreement to occur prior to the Outside Date.

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(iii)             In furtherance and not in limitation of Section 7.4(a)(i) and Section 7.4(a)(ii), if any action or proceeding is instituted (or threatened) challenging the Merger or any of the transactions contemplated hereby as violating any Law or if any decree, order, judgment, or injunction (whether temporary, preliminary, or permanent) is entered, enforced, or attempted to be entered or enforced by any Governmental Authority that would make the Mergers, the Bank Merger, or such other transactions as are contemplated hereby illegal or otherwise delay or prohibit the consummation of the Merger, BancShares, FCB and their Affiliates and Subsidiaries shall take any and all actions to contest and defend any such claim, cause of action, or proceeding to avoid entry of, or to have vacated, lifted, reversed, repealed, rescinded, or terminated, any decree, order, judgment, or injunction (whether temporary, preliminary, or permanent) that prohibits, prevents, or restricts consummation of the Mergers, the Bank Merger, or the other transactions contemplated hereby.

(b)                Each Party agrees to, upon request, furnish the other Parties with all information concerning itself, its Subsidiaries, and its and its Subsidiaries’ businesses, directors, officers, and shareholders, as well as such other matters, as may be necessary, advisable, or appropriate in connection with any filing, notice, or application made or given by or on behalf of such other Parties or any of their Subsidiaries with or to any Governmental Entity or other third party.

Section 7.5               Further Assurances. Subject to the terms and conditions of this Agreement, each of the Parties agrees to use its reasonable best efforts to promptly take, or cause to be promptly taken, all actions, and to promptly do, or cause to be promptly done, all things, necessary, proper, or advisable under applicable Laws to consummate and make effective the transactions contemplated by this Agreement as expeditiously as reasonably possible, including using its reasonable best efforts to obtain all necessary actions or non-actions, extensions, waivers, consents, and approvals from Governmental Entities, effecting all necessary registrations, applications, and filings (including without limitation filings under any applicable federal or state securities Laws), and obtaining any required contractual consents and regulatory approvals.

Section 7.6               Publicity. Each Party shall consult with the other Parties before issuing any press release or making any public statements or disclosures (including written communications to shareholders) with respect to this Agreement or the transactions, including the Mergers and the Bank Merger, contemplated hereby, and no Party shall issue any such press release or make any such public statements or disclosures without the prior consent of the other Parties, which consent shall not be unreasonably withheld or delayed; provided, however, that nothing contained in this  Section 7.6 shall prohibit a Party from making any disclosure necessary in order to satisfy such Party’s disclosure obligations under applicable Law.

Section 7.7               Company Shareholders Meeting.

(a)                The Company and its board of directors shall take, in accordance with applicable Law and the Company’s articles of incorporation and bylaws, all action necessary to call, give notice of, convene, and hold, as promptly as reasonably practicable after the date of this Agreement, a meeting of the Company’s shareholders (including any and all adjournments or postponements thereof, the “Company Meeting”) for the purpose of the Company’s shareholders considering and voting on approval of this Agreement and any other matters required to be approved by the Company’s shareholders in order to consummate the transactions contemplated by this Agreement, as well as, if mutually agreed upon by the Parties, any other matters of the type customarily brought before a meeting of shareholders to approve an agreement such as this Agreement. Except with the prior approval of BancShares, no other matters shall be submitted for consideration by or the approval of the Company’s shareholders at the Company Meeting. Subject to Section 7.7(b)), (i) the Company and its board of directors shall at all times prior to and during the Company Meeting recommend to the Company’s shareholders the approval of this Agreement and the transactions contemplated hereby and take all reasonable and lawful action to solicit and obtain such approval (the “Company Board Recommendation”) and (ii) the Company’s board of directors shall not withdraw, modify, or qualify in any manner adverse to BancShares its recommendation that the Company’s shareholders approve this Agreement and the transactions contemplated hereby, or take any other action or make any other public statement inconsistent with such recommendation (the actions prohibited by this clause (ii) being referred to as an “Company Change of Recommendation”).

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(b)                Notwithstanding Section 7.7(a), the Company’s board of directors may make a Company Change of Recommendation if, but only if:

(i)                  The Company has complied in all material respects with Section 7.1;

(ii)                The Company’s board of directors determines in good faith (after consultation with and based on the advice of outside legal counsel) that its failure to make a Company Change of Recommendation would be inconsistent with its fiduciary duties under applicable Law; and

(iii)              In the event the Company Change of Recommendation stems from or is a result of, or relates in any manner to, an Acquisition Proposal, (A) the Company’s board of directors has determined in good faith that such Acquisition Proposal constitutes a Superior Proposal; (B) the Company notifies BancShares at least five Business Days prior to making the Company Change of Recommendation of its intention to make such Company Change of Recommendation in response to such Superior Proposal, and furnishes to BancShares the identity of the Person making such Superior Proposal, a copy of the proposed transaction agreement(s) and all other documents relating to such Superior Proposal, and a reasonable description of the events or circumstances giving rise to its determination to take such action; (C) prior to effecting the Company Change of Recommendation, the Company negotiates, and causes its financial, legal, and other advisors to negotiate, in good faith with BancShares, during the five Business Day period following the Company’s delivery of the notice referred to in clause (B) above (to the extent BancShares desires to so negotiate), to make such adjustments to the terms and conditions of this Agreement so that such Acquisition Proposal ceases to constitute a Superior Proposal; and (D) after the conclusion of such five Business Day period, the Company’s board of directors determines in good faith, after giving effect to all of the adjustments (if any) which may be offered by BancShares pursuant to clause (C) above, that such Acquisition Proposal continues to constitute a Superior Proposal (it being agreed that in the event that, following the Company’s delivery of the notice referred to in clause (B) above, there is any material revision to the terms of a Superior Proposal, including, any revision in price, the five Business Day period during which the Parties agree to negotiate in good faith shall be extended, if applicable, to ensure that at least three Business Days remain to negotiate subsequent to the time the Company notifies BancShares of any such material revision (it being understood that there may be multiple extensions)).

(c)                Notwithstanding any Company Change of Recommendation, unless this Agreement has been terminated, the Company Meeting shall be convened and this Agreement shall be submitted to the shareholders of the Company at the Company Meeting for the purpose of the Company’s shareholders considering and voting on approval of this Agreement and any other matters required to be approved by the Company’s shareholders in order to consummate the transactions contemplated by this Agreement. Additionally, unless this Agreement has been terminated, the Company shall not submit to or for a vote of its shareholders any Acquisition Proposal.

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(d)                The Company shall adjourn or postpone the Company Meeting if (i) as of the date of the Company Meeting there are insufficient shares of Company Common Stock represented (either in person or by proxy) to constitute the quorum necessary to conduct the business of the Company Meeting, (ii) as of the date of the Company Meeting the Company has not received proxies representing a sufficient number of shares necessary for the approval of this Agreement by the shareholders of the Company in accordance with the Company’s articles of incorporation and bylaws and applicable Law, or (iii) required by applicable Law in order to ensure that any required supplement or amendment to the Proxy Statement is provided to the Company’s shareholders a reasonable amount of time prior to the Company Meeting; provided that, in the case of clauses (i) and (ii), the Company shall not be required to adjourn or postpone the Company Meeting more than two times.

Section 7.8               Employee and Benefit Matters.

(a)                Subject to applicable Law and the terms of FCB’s employee benefit plans, FCB will, as soon as reasonably practicable after the Effective Time, provide employees of the Bank who become employees of FCB at or immediately following the Effective Time (the “Continuing Employees”) with benefits under the Company Benefit Plans that they participate in at the Effective Time, to the extent those continue to be maintained by FCB for some time following the Effective Time, or, at FCB’s election, with benefits that are the same as those provided to similarly situated employees of FCB as of the date of this Agreement; provided that in no event shall any Continuing Employee participate in FCB’s defined benefit pension plans which have been frozen to new participants. With respect to any “employee benefit plan” (as defined in Section 3(3) of ERISA) maintained by FCB, excluding both any retiree health care plans or programs maintained by FCB and any deferred compensation plans or arrangements maintained by FCB (collectively, “Employee Plans”), in which any Continuing Employees will participate effective as of or after the Effective Time, FCB will provide credit for prior service of Continuing Employees with the Bank for vesting and eligibility purposes, but not for benefit accrual purposes other than under FCB’s paid time off policy and Position Elimination Policy; provided that such service shall not be recognized to the extent that (i) such recognition of service would result in a duplication of benefits or (ii) such service was not recognized under a corresponding Company Benefit Plan. With respect to Employee Plans providing health care, dental, or vision coverage, FCB will use commercially reasonable efforts to cause any pre-existing condition, eligibility waiting period, or other limitations or exclusions otherwise applicable under such plans to new employees not to apply to the Continuing Employees or their eligible spouses and eligible dependents who were covered under a similar Company Benefit Plan immediately prior to the Effective Time. Further, if Continuing Employees experience a transition in health care coverage during the middle of a plan year, BancShares or FCB, as appropriate, will make a one-time payment of additional compensation as part of FCB’s first payment of salary and wages to Continuing Employees who elect health care coverage under the First-Citizens Bank & Trust Company Welfare Benefit Plan in an amount to be agreed upon by the Parties and based upon the health care coverage the Continuing Employee had under the Company’s group medical plan. The Parties acknowledge and agree that, to the extent permitted by applicable Law and the terms of any pertinent plan documents, BancShares and its Subsidiaries may after the Effective Time maintain multiple benefit plans providing health care, dental, or vision coverage and/or multiple retirement savings plans.

(b)                At the request of BancShares, the Company shall take, and shall cause its Subsidiaries to take, prior to the Effective Time, all actions reasonably requested by BancShares that are necessary or appropriate to (i) cause one or more of the Company Benefits Plans (including those Company Benefits Plans set forth on Schedule 7.8(b) of the BancShares Disclosure Memorandum) to terminate or be frozen as of or immediately prior to the Effective Time, (ii) cause benefit accruals and entitlements under any Company Benefit Plan to cease as of or immediately prior to the Effective Time, (iii) cause the continuation at and after the Effective Time of any insurance policy or other Contract relating to any Company Benefit Plan for such period as may be requested by BancShares, or (iv) facilitate the merger of any Company Benefit Plan into any employee benefit plan maintained by BancShares or its Subsidiaries. All resolutions, notices, or other documents adopted, issued, or executed in connection with the implementation of this Section 7.8(b) shall be subject to BancShares’ prior review and approval, which approval shall not be unreasonably withheld.

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(c)                BancShares or FCB will provide to (i) employees of the Bank immediately prior to the Effective Time who are not offered continued employment with BancShares or one of its Subsidiaries and (ii) Continuing Employees whose employment is involuntarily terminated by BancShares or its Subsidiaries without cause during the six-month period immediately following the Effective Time (collectively, “Severed Employees”), and who are not otherwise entitled to contractual or other severance or change in control benefits, severance benefits in the amounts set forth on Schedule 7.8(c) of the BancShares Disclosure Memorandum, taking into account the prior service of the Severed Employees with the Bank prior to the Effective Time and with BancShares, FCB and their Subsidiaries thereafter; provided that it shall be a condition to payment of any such severance benefits that the Severed Employee executes a release of claims, which release shall be in a form that complies with Section 409A of the Code and is reasonably acceptable to BancShares. Any such payments of severance benefits (including the timing of the same) shall be in compliance with Section 409A of the Code. For purposes of this Section 7.8(c), “cause” shall have the same meaning as provided in any written employment agreement between any Severed Employee and BancShares, FCB and/or their Subsidiaries on the date such Severed Employee’s employment is terminated, or if no such definition or employment agreement exists, “cause” shall mean conduct amounting to (i) fraud or dishonesty against or to BancShares, FCB or their Subsidiaries, (ii) the Severed Employee’s willful misconduct, repeated refusal to follow the reasonable directions of his or her superiors, or knowing violation of Law in the course or scope of performance of services to or for BancShares, FCB or their Subsidiaries; (iii) repeated absences from work without a reasonable excuse; (iv) intoxication with alcohol or drugs while on the premises of BancShares, FCB or their Subsidiaries during regular business hours; (v) a conviction or plea of guilty or nolo contendere to a felony or a crime involving dishonesty; or (vi) a material breach or violation of the terms of any agreement to which the Severed Employee and BancShares, FCB or their Subsidiaries are parties.

(d)                This Section 7.8 shall be binding upon and inure solely to the benefit of the Parties, and nothing in this Section 7.8, express or implied, shall confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Section 7.8. Nothing contained in this Section 7.8, express or implied, (i) shall be construed to establish, amend, or modify any benefit plan, program, agreement, or arrangement or (ii) shall alter or limit the ability of the Surviving Corporation, BancShares, or FCB, or any of their respective Subsidiaries or Affiliates, to amend, modify, or terminate any benefit plan, program, agreement, or arrangement at any time assumed, established, sponsored, or maintained by any of them. The Parties acknowledge and agree that the provisions of this Section 7.8 shall not create any right in any employee of the Company or the Bank or any of their respective Subsidiaries, or any other Person, to continued employment with the Surviving Corporation, BancShares, or FCB, or any of their respective Subsidiaries or Affiliates (and shall not limit the right of the Surviving Corporation, BancShares, or FCB, or any of their respective Subsidiaries or Affiliates, to terminate the employment of any employee), or any compensation or benefits of any nature or kind whatsoever.

Section 7.9               Indemnification.

(a)                For a period of six years immediately following the Effective Time, the Surviving Corporation shall indemnify, defend, and hold harmless each of the current and former directors, officers, and employees of the Company and the Bank and their Subsidiaries, determined as of immediately prior to the Effective Time (each, an “Indemnified Party”), against any and all costs and expenses (including reasonable attorneys’ fees and expenses), judgments, fines, losses, claims, damages, amounts paid in settlement, and liabilities incurred in connection with any claim, action, suit, proceeding, or investigation, whether civil, criminal, administrative, or investigative, arising out of or relating to matters existing or occurring at or prior to the Effective Time (including the negotiation, execution, or performance of this Agreement or the consummation of the Merger), whether asserted or claimed prior to, at, or after the Effective Time, and based on or pertaining to the fact that he or she was a director, officer, or employee of the Company or the Bank or any of their Subsidiaries or was serving at the request of the Company or the Bank or any of their Subsidiaries as a director, officer, employee, agent, trustee, or partner of another corporation, partnership, trust, joint venture, employee benefit plan, or other entity, to the fullest extent such Indemnified Party would have been entitled to be so indemnified, defended, and held harmless under the articles of incorporation and bylaws (or comparable governing documents) of the Company and the Bank and their Subsidiaries as in effect as of the date of this Agreement (including the provisions thereof, if any, relating to the advancement of expenses).

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(b)                Any Indemnified Party wishing to claim indemnification under this Section 7.9, upon learning of any such claim, action, suit, proceeding, or investigation, shall promptly notify the Surviving Corporation of the same; provided that the failure of the Indemnified Party to so notify the Surviving Corporation shall not relieve the Surviving Corporation of any Liability it may have to such Indemnified Party if such failure does not actually and materially prejudice the Surviving Corporation (and then only to the extent of such prejudice). In the event of any such claim, action, suit, proceeding, or investigation (whether arising before, at, or after the Effective Time), (i) the Surviving Corporation shall have the right to assume the defense thereof and the Surviving Corporation shall not be liable to the Indemnified Party for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof, except that, (A) if the Surviving Corporation elects not to assume such defense or (B) if counsel for the Indemnified Party advises the Surviving Corporation in writing that there are legal defenses available to the Indemnified Party that are different from or in addition to those available to the Surviving Corporation or that there are issues which raise conflicts of interest between the Surviving Corporation and the Indemnified Party that make joint representation inappropriate, the Indemnified Party may retain its own legal counsel and the Surviving Corporation shall pay, as statements therefor are received, the reasonable fees and expenses of such counsel for the Indemnified Party (which may not exceed one firm in any jurisdiction unless there are multiple Indemnified Parties who have conflicts of interest), (ii) the Indemnified Party will cooperate in the defense thereof, (iii) the Surviving Corporation shall not be liable for any settlement effected without its prior written consent, and (iv) the Surviving Corporation shall have no obligation hereunder in the event a federal or state banking agency or a court of competent jurisdiction shall determine that indemnification of an Indemnified Party in the manner contemplated hereby is prohibited by applicable Law.

(c)                Prior to the Effective Time the Company shall obtain, or shall cause the Bank to obtain, and after the Effective Time the Surviving Corporation shall maintain, a “tail” policy under the Company Parties’ existing directors’ and officers’ liability insurance policy providing coverage for a period of six years immediately after the Effective Time for Persons who are immediately prior to the Effective Time covered by the Company Parties’ existing directors’ and officers’ liability insurance policy (the “Tail Insurance”), which Tail Insurance shall provide for at least the same coverage and coverage amounts as, and contain terms and conditions not materially less advantageous than, those currently provided for by the Company Parties’ existing directors’ and officers’ liability insurance policy; provided, however, that, without the prior written consent of BancShares, the Company Parties shall not expend for such Tail Insurance (for said six-year period) an amount in excess of 250% of the most recent annual premium paid by the Company Parties for their existing directors’ and officers’ liability insurance policy.

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(d)                In the event the Surviving Corporation or any of its successors or assigns shall consolidate with or merge with or into any other Person and shall not be the continuing or surviving entity of such consolidation or merger, or shall transfer all or substantially all of its properties and assets to any other Person, then, and in each such case, proper provision shall be made so that the successors or assigns of the Surviving Corporation assume the obligations of the Surviving Corporation set forth in this Section 7.9.

(e)                Any indemnification payments made pursuant to this Section 7.9 are subject to and conditioned upon their compliance with Section 18(k) of the FDIA (12 U.S.C. § 1828(k)) and the regulations promulgated thereunder by the FDIC (12 C.F.R. Part 359).

Section 7.10            Estoppel Letters.  The Company shall use commercially reasonable best efforts to obtain and deliver to BancShares prior to or at the Closing a customary estoppel letter, dated as of the Closing Date, executed by the lessor of each parcel of Leased Real Property, the form and substance of such estoppel letters to be satisfactory to BancShares in its reasonable discretion.

Section 7.11            Proxy Statement.

(a)                As soon as reasonably practicable after the date of this Agreement, the Company will prepare and file with the SEC the Proxy Statement, which shall comply with all of the requirements of the Exchange Act and the Securities Act (and the rules and regulations thereunder) applicable thereto. The Company shall mail the Proxy Statement to the holders of Company Common Stock in advance of the Company Meeting. Except to the extent that the board of directors of the Company shall have effected a Company Change of Recommendation as permitted by this Agreement, the Proxy Statement shall include the Company Board Recommendation. Subject to a Company Change of Recommendation as permitted by this Agreement, the Company shall use reasonable best efforts to: (i) solicit from the holders of Company Common Stock proxies in favor of the adoption of this Agreement and approval of the Merger; and (ii) take all other actions necessary or advisable to secure the vote or consent of the holders of Company Common Stock required by applicable Law. The Company shall keep BancShares, FCB, and Merger Sub updated with respect to proxy solicitation results as requested by BancShares, FCB, or Merger Sub. Once the Company Meeting has been called and noticed, the Company shall not postpone or adjourn the Company Meeting without the consent of BancShares (other than: (A) in order to obtain a quorum of its shareholders; or (B) to allow reasonable additional time after the filing and mailing of any supplemental or amended disclosures to the Proxy Statement for compliance with applicable legal requirements). The Company shall have responsibility for preparing and filing the Proxy Statement, provided that the Company shall afford BancShares and its legal, financial, and accounting advisors a reasonable opportunity to review and provide comments on (i) the Proxy Statement before it is filed with the SEC and (ii) all amendments and supplements to the Proxy Statement and all responses to requests for additional information and replies to comments relating to the Proxy Statement before the same are filed with or submitted to the SEC. The Company, to the extent permitted by Law, shall deliver to BancShares copies of all material filings, correspondence, orders, and documents with, to, or from Governmental Entities, and shall promptly relay to the other Parties the substance of any material oral communications with, to, or from Governmental Entities, in each case pertaining or relating to the Proxy Statement or any documents or materials related thereto.

(b)                The Parties shall cooperate in the preparation of the Proxy Statement for the purpose of submitting this Agreement and the transactions contemplated hereby to the shareholders of the Company for approval. Without limiting the generality of the foregoing, each of BancShares, FCB, and Merger Sub will furnish to the Company the information relating to it required by the Exchange Act and the rules and regulations promulgated thereunder to be set forth in the Proxy Statement. The Company shall use its reasonable best efforts to cause the Proxy Statement, at the date that it (and any amendment or supplement thereto) is first published, sent or given to the shareholders of the Company, to comply as to form and substance, in all material respects, with all applicable requirements of the Exchange Act and the rules and regulations thereunder. Each Party covenants and agrees that, in the event such Party becomes aware of any information furnished by it or any of its Subsidiaries that would cause any of the statements in the Proxy Statement, or any other document filed with any Governmental Entity in connection with the transactions contemplated by this Agreement, to be false or misleading with respect to any material fact, or to omit to state any material fact necessary to make the statements therein not false or misleading, such Party will promptly inform the other Parties thereof in writing and the Company shall take all necessary steps to correct the Proxy Statement, or other document, as applicable, including by preparing and mailing to shareholders an amendment or supplement to the Proxy Statement.

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Section 7.12            Exemption from Section 16(b) Liability. BancShares and the Company agree that, in order to most effectively compensate and retain those officers and directors of the Company subject to the reporting requirements of Section 16(a) of the Exchange Act, both prior to and after the Effective Time, it is desirable that such individuals not be subject to a risk of liability under Section 16(b) of the Exchange Act to the fullest extent permitted by applicable Law in connection with the conversion or exchange of shares of Company Common Stock and Company Equity Awards in connection with the transactions contemplated by this Agreement, and for that compensatory and retentive purpose agree to the provisions of this Section 7.12. The board of directors of the Company, or a committee of non-employee directors thereof (as such term is defined for purposes of Rule 16b-3(d) under the Exchange Act), shall prior to the Effective Time take all such action as may be reasonably required to cause to be exempt from liability pursuant to Rule 16b-3 under the Exchange Act, to the fullest extent permitted by applicable Law, any dispositions of shares of Company Common Stock or Company Equity Awards that are treated as dispositions under such rule and result from the transactions contemplated by this Agreement by each officer or director of the Company who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company immediately prior to the Effective Time.

Section 7.13            Takeover Laws. Neither BancShares or the Company nor their respective boards of directors shall take any action that would cause any Takeover Law to become applicable to this Agreement, the Mergers, the Bank Merger, or any of the other transactions contemplated hereby, and each shall take all necessary steps to exempt (or ensure the continued exemption of) this Agreement, the Mergers, the Bank Merger, and the other transactions contemplated hereby from any applicable Takeover Law now or hereafter in effect. If any Takeover Law should become, or should purport to be, applicable to the transactions contemplated by this Agreement, each Party and its respective board of directors will grant such approvals and take such other actions as are necessary so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of any Takeover Law on any of the transactions contemplated by this Agreement, including, if necessary, challenging the validity or applicability of any such Takeover Law.

Section 7.14            Litigation and Claims. Each of BancShares and the Company shall promptly notify the other Party in writing of any action, arbitration, hearing, investigation, litigation, suit, or other proceeding instituted, initiated, or commenced, or to the Knowledge of such Party threatened to be instituted, initiated, or commenced, against such Party or any of its directors, Subsidiaries, or Affiliates relating to the transactions contemplated by this Agreement. Each of BancShares and the Company shall give the other Party the opportunity to participate in (but not control), at its own expense, the defense or settlement of any shareholder litigation against such Party or any of its directors, Subsidiaries, or Affiliates relating to the transactions contemplated by this Agreement, and no such settlement shall be agreed to without such other Party’s prior written consent (which consent shall not to be unreasonably withheld or delayed).

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Section 7.15            Operating Functions. To the extent permitted by applicable Law, and as reasonably requested by BancShares, the Company shall, and will cause the Bank to, cooperate with BancShares and FCB from the date of this Agreement and to and including the Effective Time in connection with planning for the efficient and orderly combination of BancShares and the Company and FCB and the Bank and the operation of the Surviving Corporation and Surviving Bank, and in preparing for the consolidation of appropriate operating functions, customer accounts and data, and the conversion of the data processing and related electronic information technology systems of the Company Parties to those used by BancShares and FCB, effective as of the Effective Time or such later date as determined by BancShares. The Company and the Bank each agree to request consents or approvals of their vendors, service providers and other third parties that are necessary to give the BancShares Parties access to, or to permit the Company and the Bank to provide information to the BancShares Parties, regarding, the business and operations and any contracts of the Company and the Bank and their data processing systems, subject to FCB’s agreement to enter into customary confidentiality, non-disclosure and similar agreements with such service providers.

Section 7.16            Trust Preferred Securities. Prior to the Effective Time, each of BancShares and the Company shall take all actions reasonably necessary for BancShares to, as of the Effective Time, acquire from and succeed to all rights, title, and interests of the Company in the TPS Trust, including the issued and outstanding common securities of the TPS Trust, and assume the Company’s covenants, agreements, and obligations under and relating to the Trust Preferred Securities and the Trust Debentures, in each case in accordance with and subject to the terms and conditions of the TPS Documents.

Section 7.17            Periodic Financial and Other Information. Following the date of this Agreement and from time to time as indicated below, to and including the Effective Time, the Company and the Bank will, upon BancShares’ or FCB’s reasonable request, promptly provide copies of written materials in the Company’s or the Bank’s possession regarding their respective financial conditions, results of operations, capital, liquidity, Loans, deposits, interest rate risk reports, credit metrics, meeting minutes (following their approval by the Board of Directors), credit memoranda, prospects, businesses, assets, Loan portfolio, investments, properties, employees, or operations as the Company has historically collected or produced in the ordinary course of business; provided, that the Company and the Bank shall not be obligated to provide to BancShares or FCB copies of any such materials pertaining to BancShares or FCB or the transactions contemplated by this Agreement; and, provided further, that the Company and the Bank shall not be obligated to provide to BancShares or FCB any confidential supervisory information or materials that it is prohibited by its Governmental Authorities from disclosing to third parties.

Section 7.18            Payment of SmartFinancial Termination Fee. Substantially simultaneously with the execution of this Agreement, on behalf of the Company, BancShares shall pay in full the SmartFinancial Termination Fee to SmartFinancial pursuant to Section 9.3(c) of the SmartFinancial Merger Agreement.

ARTICLE VIII
CONDITIONS TO CONSUMMATION OF MERGER

Section 8.1               Conditions to Each Party’s Obligation. The respective obligation of each Party to consummate the Merger and the other transactions contemplated by this Agreement is subject to the satisfaction or, to the extent permitted by applicable Law, written waiver by such Party prior to the Closing of each of the following conditions (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions):

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(a)                Shareholder Approvals.  This Agreement shall have been duly approved by the shareholders of the Company in accordance with the Company’s articles of incorporation and bylaws and applicable Law.

(b)                Governmental Approvals. All approvals, consents, and waivers of or from Governmental Entities (including without limitation the Regulatory Approvals) required to consummate the transactions contemplated by this Agreement (including without limitation the Merger, the Second Step Merger, and the Bank Merger) shall have been obtained and shall be in full force and effect, and all statutory waiting periods in respect thereof shall have expired.

(c)                No Injunction; Illegality.  There shall not be in effect any order, decree, or injunction of any Governmental Entity that enjoins or prohibits the consummation of the Merger, the Second Step Merger, or the Bank Merger, and no Governmental Entity shall have instituted any action, suit, or proceeding for the purpose of enjoining or prohibiting the consummation of the Merger, the Second Step Merger, or the Bank Merger. No Law shall have been enacted, entered, promulgated, or enforced by any Governmental Entity which prohibits or makes illegal the consummation of the Merger, the Second Step Merger, or the Bank Merger.

Section 8.2               Conditions to Obligation of the Company. The obligation of the Company to consummate the Merger and the other transactions contemplated by this Agreement is also subject to the satisfaction or, to the extent permitted by applicable Law, written waiver by the Company prior to the Closing of each of the following conditions (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions):

(a)                Representations and Warranties of BancShares Parties.  The representations and warranties of BancShares, FCB, and Merger Sub contained in Section 5.2(n) (Broker Fees) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except that representations and warranties that by their terms speak specifically as of the date of this Agreement or another date shall be true and correct only as of such date). The representations and warranties of BancShares, FCB, and Merger Sub contained in Section 5.2(a) (Organization and Qualification) and Section 5.2(c) (Authority) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except that representations and warranties that by their terms speak specifically as of the date of this Agreement or another date shall be true and correct only as of such date). All other representations and warranties of BancShares, FCB, and Merger Sub contained in ARTICLE V shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except that representations and warranties that by their terms speak specifically as of the date of this Agreement or another date shall be true and correct only as of such date), except where the failure of such representations and warranties to be so true and correct has not had or resulted in, and would not reasonably be expected to have or result in, individually or in the aggregate, a Material Adverse Effect on BancShares; provided that, for purposes of this sentence only, those representations and warranties containing or subject to a materiality or Material Adverse Effect qualifier shall be read without, and shall be deemed not to include or be subject to, any such qualifier.

(b)                Performance of Obligations of BancShares Parties.  The BancShares Parties shall have performed and complied with, in all material respects, all obligations and covenants required to be performed and complied with by them under this Agreement prior to or at the Closing.

(c)                Officers’ Certificate.  The Company shall have received a certificate, dated as of the Closing Date, signed by the chief executive officer and the chief financial officer of BancShares, and otherwise in form and substance reasonably satisfactory to the Company, to the effect that the conditions set forth in  Section 8.2(a) and Section 8.2(b) have been satisfied.

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Section 8.3               Conditions to Obligations of the BancShares Parties. The obligation of each of BancShares, FCB, and Merger Sub to consummate the Merger and the other transactions contemplated by this Agreement is also subject to the satisfaction or, to the extent permitted by applicable Law, written waiver by BancShares, FCB, and Merger Sub prior to the Closing of each of the following conditions (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions):

(a)                Representations and Warranties of the Company.  The representations and warranties of the Company contained in Section 4.2(c) (Capitalization), Section 4.2(k)(i) (Absence of Certain Changes or Events), Section 4.2(v) (Fairness Opinion), and Section 4.2(w) (Broker Fees) shall be true and correct in all respects (other than, in the case of Section 4.2(c) (Capitalization) only, inaccuracies which, individually and in the aggregate, are de minimis in both amount and impact) as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except that representations and warranties that by their terms speak specifically as of the date of this Agreement or another date shall be true and correct only as of such date). The representations and warranties of the Company contained in Section 4.2(a) (Organization and Qualification) and Section 4.2(d) (Authority) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except that representations and warranties that by their terms speak specifically as of the date of this Agreement or another date shall be true and correct only as of such date). All other representations and warranties of the Company contained in ARTICLE IV shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except that representations and warranties that by their terms speak specifically as of the date of this Agreement or another date shall be true and correct only as of such date), except where the failure of such representations and warranties to be so true and correct has not had or resulted in, and would not reasonably be expected to have or result in, individually or in the aggregate, a Material Adverse Effect on the Company; provided that, for purposes of this sentence only, those representations and warranties containing or subject to a materiality or Material Adverse Effect qualifier shall be read without, and shall be deemed not to include or be subject to, any such qualifier.

(b)                Performance of Obligations of the Company.  The Company shall have performed and complied with, in all material respects, all obligations and covenants required to be performed and complied with by the Company under this Agreement prior to or at the Closing.

(c)                Officers’ Certificate.  The BancShares Parties shall have received a certificate, dated as of the Closing Date, signed by the chief executive officer and the chief financial officer of the Company, and otherwise in form and substance reasonably satisfactory to the BancShares Parties, to the effect that the conditions set forth in  Section 8.3(a) and Section 8.3(b) have been satisfied.

(d)                Tax Benefits Plan. The Company shall have taken all action necessary to terminate the Tax Benefits Plan effective immediately prior to the Effective Time or otherwise amend the Tax Benefits Plan such that no rights provided for in such plan are exercisable in connection with or following the transactions contemplated by this Agreement.

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ARTICLE IX
TERMINATION

Section 9.1               Termination. This Agreement may be terminated, and the transactions contemplated hereby may be abandoned, at any time prior to the Effective Time or as otherwise indicated:

(a)                By mutual written agreement of BancShares, FCB, Merger Sub, and the Company.

(b)                By (i) the BancShares Parties (provided that none of BancShares, FCB, or Merger Sub is then in material breach of any representation, warranty, covenant, or agreement contained herein), in the event of a breach by the Company of any representation, warranty, covenant, or agreement contained in this Agreement, or (ii) the Company (provided that the Company is not then in material breach of any representation, warranty, covenant, or agreement contained herein), in the event of a breach by BancShares, FCB, or Merger Sub of any representation, warranty, covenant, or agreement contained in this Agreement, in either case which breach (x) individually or in the aggregate with all other such breaches would, if occurring or continuing on the Closing Date, result in the failure of any of the conditions set forth in ARTICLE VIII and (y) has not been cured by the earlier of March 31, 2020 (the “Outside Date”), and the date which is 30 days after the date written notice is given to the breaching Party of such breach.

(c)                By either the BancShares Parties or the Company, in the event the shareholders of the Company fail to approve, by the requisite vote, this Agreement and the transactions contemplated hereby at the Company Meeting, provided that the Company shall only be entitled to exercise its right of termination under this Section 9.1(c) if the Company has complied in all material respects with, and there has been no material breach or violation by the Company of, its obligations and covenants set forth in Section 7.7.

(d)                By either the BancShares Parties or the Company, in the event any approval, consent, or waiver of or from any Governmental Entity required to consummate the transactions contemplated by this Agreement (including without limitation the Merger, the Second Step Merger, or the Bank Merger) shall have been denied by final and non-appealable action of such Governmental Entity or any application or request therefor shall have been permanently withdrawn at the request of a Governmental Entity; provided, however, that the BancShares Parties shall not be entitled to exercise their right of termination under this Section 9.1(d) if such denial or withdrawal shall be due to the failure of the BancShares Parties to perform or observe their obligations and covenants set forth in this Agreement, and that the Company shall not be entitled to exercise its right of termination under this Section 9.1(d) if such denial or withdrawal shall be due to the failure of the Company to perform or observe its obligations and covenants set forth in this Agreement.

(e)                By either the BancShares Parties or the Company, in the event any court or other Governmental Entity of competent jurisdiction shall have issued a final, non-appealable order enjoining or otherwise prohibiting the consummation of any of the transactions contemplated by this Agreement; provided, however, that the BancShares Parties shall not be entitled to exercise their right of termination under this Section 9.1(e) if such action of such court or other Governmental Entity shall be due to the failure of the BancShares Parties to perform or observe their obligations and covenants set forth in this Agreement, and that the Company shall not be entitled to exercise its right of termination under this Section 9.1(e) if such action of such court or other Governmental Entity shall be due to the failure of the Company to perform or observe its obligations and covenants set forth in this Agreement.

(f)                 By either the BancShares Parties or the Company, in the event the Merger is not consummated by the Outside Date, unless (i) in the event of termination by the BancShares Parties, the failure to consummate the Merger by such date shall be due to the failure of the BancShares Parties to perform or observe their obligations and covenants set forth in this Agreement, and (ii) in the event of termination by the Company, the failure to consummate the Merger by such date shall be due to the failure of the Company to perform or observe its obligations and covenants set forth in this Agreement.

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(g)                By the BancShares Parties, in the event that prior to the approval of this Agreement by the shareholders of the Company in accordance with the Company’s articles of incorporation and bylaws and applicable Law (i) the Company materially breaches Section 7.1 or Section 7.7 of this Agreement or (ii) the board of directors of the Company does not publicly recommend in the Proxy Statement the approval of this Agreement and the transactions contemplated hereby by the shareholders of the Company or, after having made such recommendation, subsequently makes a Company Change of Recommendation.

(h)                By the BancShares Parties, in the event a tender offer or exchange offer for 20% or more of any class or series of outstanding shares of Company Stock is commenced (other than by BancShares or its Subsidiaries) and the Company’s board of directors recommends that the shareholders of the Company tender their shares in such tender offer or exchange offer or otherwise fails to recommend that such shareholders reject such tender offer or exchange offer within the 10 Business Day period specified in Rule 14e-2(a) under the Exchange Act.

(i)                 By the Company, at any time prior to the approval of this Agreement by the shareholders of the Company in accordance with the Company’s articles of incorporation and bylaws and applicable Law, for the purpose of entering into an agreement with respect to a Superior Proposal, provided that there has been no material breach by the Company of Section 7.1 or Section 7.7 of this Agreement.

Section 9.2               Effect of Termination. In the event of the termination of this Agreement in accordance with this ARTICLE IX, this Agreement shall, subject to Section 9.3, become null and void and have no further force or effect and the Parties shall have no further or continuing liability or obligations under this Agreement, except that (a) Section 7.3(d), Section 7.6, this Section 9.2, Section 9.3, and ARTICLE X of this Agreement shall survive any termination of this Agreement and (b) notwithstanding anything to the contrary contained in this Agreement, no Party shall be relieved of or released from any liability or damages arising out of such Party’s fraud or willful or intentional breach of any provision of this Agreement.

Section 9.3               Termination Fees.

(a)                BancShares Termination Fees.

(i)                  In the event that this Agreement is terminated, other than (A) pursuant to Section 9.1(b)(ii), Section 9.1(c), Section 9.1(d), Section 9.1(e), or Section 9.1(f), or (B) under any circumstances where the BancShares Termination Fee or the Company Termination Fee is payable, the Company shall promptly, but in no event later than two Business Days after the date of such termination of this Agreement, pay to BancShares an amount equal to the SmartFinancial Termination Fee.

(ii)                In the event this Agreement is terminated by the BancShares Parties pursuant to Section 9.1(g) or Section 9.1(h), the Company shall pay BancShares a termination fee of $8,000,000 (the “BancShares Termination Fee”) not later than two Business Days after the date of such termination of this Agreement.

(iii)              In the event this Agreement is terminated by the Company pursuant to Section 9.1(i), the Company shall pay BancShares the BancShares Termination Fee not later than two Business Days after the date of such termination of this Agreement.

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(iv)               In the event that this Agreement is terminated pursuant to Section 9.1(c) and prior to the date that this Agreement was terminated the Company materially breached Section 7.1 or Section 7.7, then the Company shall pay BancShares the BancShares Termination Fee not later than two Business Days after the date of such termination of this Agreement.

(v)                In the event that this Agreement is terminated pursuant to Section 9.1(c) and (A) Section 9.3(a)(iv) is inapplicable, (B) at any time after the date of this Agreement and at or before the Company Meeting (including at or before any adjournment or postponement thereof) an Acquisition Proposal shall have been received by or communicated or otherwise made known to the Company or any of its Subsidiaries, which has not been withdrawn prior to the date of the termination of this Agreement, and (C) within 12 months of the date of termination of this Agreement, the Company enters into a definitive agreement regarding any Acquisition Proposal (whether or not the same Acquisition Proposal as that referred to above), then the Company shall pay to BancShares an amount equal to (x) if such Acquisition Proposal provides for aggregate consideration that is greater than or equal to the aggregate Merger Consideration provided for hereunder (with such determination being made as of the date of such definitive agreement), the BancShares Termination Fee, or (y) if such Acquisition Proposal does not provide for aggregate consideration that is greater than or equal to the aggregate Merger Consideration as contemplated by clause (x), the SmartFinancial Termination Fee, not later than two Business Days after the date the Company enters into a definitive agreement regarding an Acquisition Proposal.

(vi)               Any termination fee and other amounts payable in accordance with this Section 9.3(a) shall be paid by wire transfer of immediately available funds to an account designated by BancShares. The Company acknowledges that the agreements contained in this Section 9.3(a) are an integral part of the transactions contemplated by this Agreement and that absent such agreements BancShares would not have entered into this Agreement. In the event the Company fails to timely make payment of any amounts due and payable by the Company under this Section 9.3(a), the Company shall pay or reimburse BancShares all costs and expenses (including reasonable attorneys’ fees and expenses and court costs) incurred by BancShares in connection with any action, including the filing of any lawsuit, taken to collect payment of such amounts, together with interest on the amount of any such amounts unpaid at the prime lending rate prevailing during such period as published in The Wall Street Journal, calculated on a daily basis from the date such amounts were required to be paid until the date of actual payment. The SmartFinancial Termination Fee, the BancShares Termination Fee, and other amounts payable pursuant to this Section 9.3(a) constitute liquidated damages and not a penalty and, except in the case of fraud or willful or intentional breach of this Agreement, shall be the sole monetary remedy of BancShares in the event this Agreement is terminated under the circumstances described in Section 9.3(a) pursuant to which the SmartFinancial Termination Fee or the BancShares Termination Fee is payable. In no event shall the Company be obligated (i) to pay the SmartFinancial Termination Fee to BancShares more than once or the BancShares Termination Fee to BancShares more than once, or (ii) to pay both the SmartFinancial Termination Fee and the BancShares Termination Fee.

(b)                Company Termination Fee.

(i)                  In the event that (A) this Agreement is terminated pursuant to Section 9.1(d) or (B) (1) BancShares materially breached any of its obligations under Section 7.4, and (2) this Agreement is terminated by the Company pursuant to Section 9.1(e) or Section 9.1(f) if, as of the time of such termination, all conditions in ARTICLE VIII have been satisfied or waived other than the conditions set forth in Section 8.1(b) or other than the conditions that by their nature can only be satisfied at the Closing, BancShares shall pay the Company a termination fee of $8,800,000 (the “Company Termination Fee”) not later than two Business Days after the date of such termination of this Agreement.

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(ii)                Any termination fee and other amounts payable in accordance with this Section 9.3(b) shall be paid by wire transfer of immediately available funds to an account designated by the Company. BancShares acknowledges that the agreements contained in this Section 9.3(b) are an integral part of the transactions contemplated by this Agreement and that absent such agreements the Company would not have entered into this Agreement. In the event BancShares fails to timely make payment of any amounts due and payable by BancShares under this Section 9.3(b), BancShares shall pay or reimburse the Company all costs and expenses (including reasonable attorneys’ fees and expenses and court costs) incurred by the Company in connection with any action, including the filing of any lawsuit, taken to collect payment of such amounts, together with interest on the amount of any such amounts unpaid at the prime lending rate prevailing during such period as published in The Wall Street Journal, calculated on a daily basis from the date such amounts were required to be paid until the date of actual payment.

(iii)              Notwithstanding anything herein to the contrary, the Company Termination Fee and other amounts payable pursuant to this Section 9.3(b) constitute liquidated damages and not a penalty and, except in the case of fraud or willful or intentional breach of this Agreement, shall be the sole monetary remedy of the Company in the event this Agreement is terminated under the circumstances described in Section 9.3(b) pursuant to which the Company Termination Fee is payable.

ARTICLE X
MISCELLANEOUS

Section 10.1            Survival. None of the representations, warranties, covenants, or agreements contained in this Agreement shall survive the Effective Time (other than those covenants and agreements contained herein that by their express terms are to be observed or performed after the Effective Time) or the termination of this Agreement (other than Section 7.3(d), Section 7.6, Section 9.2, Section 9.3, and this ARTICLE X, each of which shall survive any such termination). Notwithstanding the foregoing or anything else in this Agreement to the contrary, none of the representations, warranties, covenants, or agreements contained in this Agreement shall be deemed to be terminated or extinguished so as to deprive any Party hereto or any of its Affiliates of any defense, at law or in equity, which otherwise would be available against the claims of any Person, including without limitation any shareholder or former shareholder.

Section 10.2            Interpretation.  When reference is made in this Agreement to an Article, Section, Exhibit, or Schedule, such reference shall be to an Article or Section of or Exhibit or Schedule to this Agreement, unless otherwise indicated. The headings appearing in this Agreement have been inserted for purposes of convenience of reference only and shall not affect the meaning of, or be given any force or effect in the construction or interpretation of, this Agreement. Whenever the words “include,” “includes,” and “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not actually followed by such words. Any singular term used in this Agreement shall be deemed to include the plural, and any plural term the singular. Any gender reference in this Agreement shall be deemed to include all genders. All references in this Agreement to a specific statute shall be deemed to refer to all regulations and authoritative guidance issued thereunder, and all references in this Agreement to a statute, regulation, or other guidance shall also be deemed to refer to any superseding statute, regulation or guidance. Any document or item will be deemed “delivered,” “provided,” or “made available” to a Party within the meaning of this Agreement if such document or item is (a) made available to such Party specifically for review in person by another Party or its representatives, (b) contained and accessible to such Party for a continuous period of at least 72 hours immediately prior to the Parties’ execution of this Agreement (if to be delivered, provided, or made available prior to the date hereof) or the Closing Date (if to be delivered, provided, or made available prior to Closing) in the electronic data room hosted by Hunton Andrews Kurth LLP established by the Company in connection with the transactions contemplated hereby (to which BancShares and its designated representatives had access rights during such period), or (c) filed by a party with the SEC and publicly available in the Electronic Data Gathering, Analysis and Retrieval database of the SEC at least 72 hours immediately prior to the Parties’ execution of this Agreement (if to be delivered, provided, or made available prior to the date hereof) or the Closing Date (if to be delivered, provided, or made available prior to Closing). Nothing in this Agreement shall require or be deemed to require any Party to disclose or make available to any other Party “confidential supervisory information” the disclosure of which is prohibited by applicable Law. All references to “dollars” or “$” in this Agreement are to United States dollars. Whenever the words “as of the date hereof” are used in this Agreement, such date shall be deemed the date of this Agreement. The Parties have participated jointly in the negotiation and drafting of this Agreement, and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

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Section 10.3            Amendment; Waiver.  This Agreement may be amended, modified, or supplemented at any time, either before or after approval of this Agreement by the Company’s shareholders, by, but only by, a written instrument executed by each of the Parties; provided, however, that, after the approval of this Agreement by the Company’s shareholders, there may not be, without further approval of such shareholders, any amendment, modification, or supplement of or to this Agreement that requires further approval of or by such shareholders under applicable Law. Prior to the Effective Time, any provision of this Agreement may be waived by the Party or Parties entitled to the benefits thereof, provided that any such waiver shall be in writing and executed by the Party or Parties granting such waiver.

Section 10.4            Counterparts.  This Agreement may be executed in multiple counterparts, each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same instrument. A facsimile or other electronic copy of a signature page to this Agreement shall be deemed to be, and shall have the same force and effect as, an original signature page.

Section 10.5            Governing Law.  This Agreement shall be governed by, and construed, interpreted, and enforced in accordance with, the laws of the State of North Carolina, without regard to conflict of laws principles.

Section 10.6            Expenses. Except as expressly otherwise provided in this Agreement, each Party shall be responsible for and pay all costs and expenses incurred by it in connection with this Agreement and the transactions contemplated hereby; provided, however, that the costs and expenses of printing and mailing the Proxy Statement and all filing and other fees paid to the SEC or any other Governmental Entity in connection with the Merger, the Second Step Merger, or the Bank Merger shall be borne equally by BancShares and the Company.

Section 10.7            Notices. All notices, requests, consents, and other communications required or permitted under or related to this Agreement shall be in writing and shall be deemed given, delivered, and effective (a) when delivered, if delivered personally, (b) on the third Business Day after mailing, if mailed by first class United States Mail, postage prepaid and return receipt requested, or (c) on the first Business Day after mailing, if sent by a nationally recognized overnight delivery service, in each case to the Parties at the following addresses (or such other addresses as the Parties may designate from time to time by notice given in accordance with this Section 10.7):

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If to BancShares, FCB, or Merger Sub:

First Citizens BancShares, Inc.

First-Citizens Bank & Trust Company

FC Merger Subsidiary VII, Inc.

Attention: Craig L. Nix

4300 Six Forks Road

Raleigh, North Carolina 27609

with a copy (which shall not constitute notice) to:

Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P.

Attention: Gerald F. Roach

Geoffrey W. Adams

150 Fayetteville Street, Suite 2300

Raleigh, North Carolina 27601

If to the Company:	with a copy (which shall not constitute notice) to:

Entegra Financial Corp.	Hunton Andrews Kurth LLP
Attention: Roger Plemens	Attention: Peter Weinstock
14 One Center Court	Eric Markus
Franklin, North Carolina 28734	Fountain Place
1445 Ross Avenue, Suite 3700
Dallas, Texas 75202

Section 10.8            Entire Agreement; Third Party Beneficiaries. This Agreement, including and together with the Exhibits and Schedules hereto and the Disclosure Memoranda, and the Confidentiality Agreement (but only to the extent the Confidentiality Agreement is not inconsistent with this Agreement) represent the entire understanding of the Parties with respect to the transactions contemplated hereby and supersede any and all prior agreements, understandings, and arrangements, whether written or oral, between or among the Parties with respect to such subject matter. This Agreement is made solely for the benefit of the Parties hereto and their respective successors and permitted assigns, and no other Person shall acquire or have any rights under or by virtue of this Agreement, except that the Indemnified Parties (and their heirs and legal and personal representatives) are intended third-party beneficiaries of this Agreement to the extent, but only to the extent, provided in Section 7.9.

Section 10.9            Severability. In the event any term or provision of this Agreement is held to be invalid, illegal, or unenforceable for any reason or in any respect, (a) such invalidity, illegality, or unenforceability shall in no event affect, prejudice, or disturb the validity, legality, or enforceability of the remainder of this Agreement, which shall be and remain in full force and effect enforceable in accordance with its terms, and (b) the Parties shall use their reasonable best efforts to substitute for such invalid, illegal, or unenforceable term or provision an alternative term or provision which, insofar as practicable, implements the original purposes and intent of this Agreement.

Section 10.10        Assignment. No Party may assign or delegate this Agreement or any of its rights, interests, duties, or obligations hereunder without the prior written consent of each of the other Parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns.

Section 10.11        Specific Performance. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the Parties shall be entitled to specific performance of the terms of this Agreement, including an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any action or proceeding brought in accordance with Section 10.12, this being in addition to any other remedy to which they are entitled at law or in equity. Each Party hereby further waives any defense in any action for specific performance that a remedy at law would be adequate and any requirement under any Law to post security or a bond as a prerequisite to obtaining equitable relief.

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Section 10.12        Submission to Jurisdiction. EACH PARTY KNOWINGLY AND VOLUNTARILY HEREBY (A) IRREVOCABLY SUBMITS TO THE SOLE AND EXCLUSIVE JURISDICTION OF THE STATE COURT OF THE STATE OF NORTH CAROLINA LOCATED IN RALEIGH, WAKE COUNTY, NORTH CAROLINA AND THE UNITED STATES DISTRICT COURT FOR THE EASTERN DISTRICT OF NORTH CAROLINA, RALEIGH DIVISION (THE “CHOSEN COURTS”), FOR PURPOSES AND IN RESPECT OF ANY CLAIM, ACTION, SUIT, OR PROCEEDING UNDER, ARISING OUT OF, OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, (B) IRREVOCABLY WAIVES AND AGREES NOT TO ASSERT AS A DEFENSE IN OR TO ANY SUCH CLAIM, ACTION, SUIT, OR PROCEEDING THAT SUCH PARTY IS NOT SUBJECT TO THE JURISDICTION OF THE CHOSEN COURTS, THAT SUCH CLAIM, ACTION, SUIT, OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN THE CHOSEN COURTS OR THAT THE VENUE THEREOF MAY NOT BE APPROPRIATE, OR THAT THIS AGREEMENT MAY NOT BE CONSTRUED, INTERPRETED, OR ENFORCED IN OR BY THE CHOSEN COURTS, AND (C) IRREVOCABLY AGREES THAT ALL CLAIMS A PART OF OR WITH RESPECT TO ANY SUCH CLAIM, ACTION, SUIT, OR PROCEEDING SHALL BE HEARD AND DETERMINED BY THE CHOSEN COURTS. THE PARTIES HEREBY GRANT THE CHOSEN COURTS JURISDICTION OVER THE PERSONS OF THE PARTIES AND, TO THE EXTENT PERMITTED BY LAW, OVER THE SUBJECT MATTER OF ANY SUCH CLAIM, ACTION, SUIT, OR PROCEEDING.

Section 10.13        Jury Trial Waiver. EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, AND IRREVOCABLY WAIVES ANY AND ALL RIGHTS SUCH PARTY MAY HAVE TO A TRIAL BY JURY in respect of any claim, action, suit, or proceeding under, arising out of, or related to this Agreement or the transactions contemplated hereby.

(Signature Pages Follow)

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IN WITNESS WHEREOF, the Parties have caused this Agreement and Plan of Merger to be executed by their duly authorized officers as of the date first above written.

FIRST CITIZENS BANCSHARES, INC.

By:  ___________________________________

Craig L. Nix

Chief Financial Officer

FC MERGER SUBSIDIARY VII, INC.

By:  ___________________________________

Craig L. Nix

Chief Financial Officer

(Signature Page to Agreement and Plan of Merger)

FIRST-CITIZENS BANK & TRUST COMPANY

By:  /s/ CRAIG L. NIX

Craig L. Nix

Chief Financial Officer

(Signature Page to Agreement and Plan of Merger)

ENTEGRA FINANCIAL CORP.

By:  /s/ ROGER D. PLEMENS

Roger D. Plemens

President and Chief Executive Officer

(Signature Page to Agreement and Plan of Merger)